    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 14, 1994

                                                   REGISTRATION NOS. 33-55047
                                                                     33-55047-01
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 3

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

            TRANSAMERICA DELAWARE, L.P.                         TRANSAMERICA CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER) (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)
                     DELAWARE                                           DELAWARE
          (STATE OR OTHER JURISDICTION OF                    (STATE OR OTHER JURISDICTION OF
          INCORPORATION OR ORGANIZATION)                     INCORPORATION OR ORGANIZATION)
                    94-3208365                                         94-0932740
       (I.R.S. EMPLOYER IDENTIFICATION NO.)               (I.R.S. EMPLOYER IDENTIFICATION NO.)
          C/O CHRISTOPHER M. MCLAIN, ESQ.                      CHRISTOPHER M. MCLAIN, ESQ.
             TRANSAMERICA CORPORATION                           TRANSAMERICA CORPORATION
               600 MONTGOMERY STREET                              600 MONTGOMERY STREET
          SAN FRANCISCO, CALIFORNIA 94111                    SAN FRANCISCO, CALIFORNIA 94111
                  (415) 983-4000                                     (415) 983-4000
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE        (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
   NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S       NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S
PRINCIPAL EXECUTIVE OFFICES AND AGENT FOR SERVICE) PRINCIPAL EXECUTIVE OFFICES AND AGENT FOR SERVICE)

                            ------------------------
                           COPY OF CORRESPONDENCE TO:

               DANIEL A. NEFF, ESQ.                               PETER H. DARROW, ESQ.
          WACHTELL, LIPTON, ROSEN & KATZ                   CLEARY, GOTTLIEB, STEEN & HAMILTON
                51 WEST 52ND STREET                                 ONE LIBERTY PLAZA
             NEW YORK, NEW YORK 10019                           NEW YORK, NEW YORK 10006
                  (212) 403-1000                                     (212) 225-2000

                            ------------------------
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
                            ------------------------
     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     This Registration Statement contains two forms of Prospectus Supplement to the Prospectus included herein: the first form is to be used in connection with one or more offerings by Transamerica Delaware, L.P. of fixed rate Cumulative Monthly Income Preferred Securities, and the second form is to be used in connection with one or more offerings by Transamerica Delaware, L.P. of adjustable rate Cumulative Monthly Income Preferred Securities.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION, DATED OCTOBER 14, 1994



           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED OCTOBER   , 1994



                        6,000,000 PREFERRED SECURITIES
                            TRANSAMERICA DELAWARE
              % CUMULATIVE MONTHLY INCOME PREFERRED SECURITIES,
[LOGO]                        SERIES A ("MIPS"*)


              (LIQUIDATION PREFERENCE $25 PER PREFERRED SECURITY)
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY

                            TRANSAMERICA CORPORATION
                             ---------------------

    The     % Cumulative Monthly Income Preferred Securities, Series A (the
"Series A Preferred Securities"), representing the limited partner interests offered hereby, are being issued by Transamerica Delaware, L.P., a limited partnership formed under the laws of the State of Delaware ("Transamerica Delaware"). Transamerica Corporation, a Delaware corporation ("Transamerica"), is the sole general partner in Transamerica Delaware. Transamerica Delaware exists for the sole purpose of issuing its partnership interests and investing the proceeds thereof in debt securities of Transamerica. The limited partner interests represented by the Series A Preferred Securities will have a preference with respect to cash distributions and amounts payable on liquidation over the general partner's interest in Transamerica Delaware.
                                                        (Continued on next page)
                             ---------------------

    SEE "INVESTMENT CONSIDERATIONS" FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE SERIES A PREFERRED SECURITIES, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS ON THE SERIES A PREFERRED SECURITIES AND SERIES A JUNIOR SUBORDINATED DEBENTURES MAY BE DEFERRED AND THE RELATED FEDERAL INCOME TAX CONSEQUENCES.
                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS
         SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------

                                                                                                       PROCEEDS TO
                                                                  INITIAL PUBLIC     UNDERWRITING     TRANSAMERICA
                                                                  OFFERING PRICE     COMMISSION(1)   DELAWARE(2)(3)
                                                                  ---------------   ---------------  ---------------
Per Series A Preferred Security.................................     $                    (2)           $
Total...........................................................     $                    (2)           $

- ---------------
(1) Transamerica Delaware and Transamerica have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting".

(2) In view of the fact that the proceeds of the sale of the Series A Preferred Securities ultimately will be invested in Series A Junior Subordinated Debentures (as hereinafter defined), the Underwriting Agreement provides that Transamerica will pay to the Underwriters, as compensation ("Underwriters' Compensation") for their arranging the investment therein of
    such proceeds, $        per Series A Preferred Security; provided, that such
    compensation will be $        per Series A Preferred Security sold to
    certain institutions. Accordingly, the maximum aggregate amount of
    Underwriters' Compensation will be $        , but the actual amount of
    Underwriters' Compensation will be less than such amount to the extent that Series A Preferred Securities are sold to such institutions. See "Underwriting".


(3) Expenses of the offering, which are payable by Transamerica, are estimated to be $1,120,000.


                             ---------------------

    The Series A Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Series A Preferred Securities will be made only in book-entry form through the facilities of The Depository Trust Company on or
about            , 1994.
- ---------------
* An application has been filed by Goldman, Sachs & Co. with the United States Patent and Trademark Office for the registration of the MIPS servicemark.

GOLDMAN, SACHS & CO.

     SMITH BARNEY INC.


          DEAN WITTER REYNOLDS INC.


               DONALDSON, LUFKIN & JENRETTE


                    SECURITIES CORPORATION


                         MORGAN STANLEY & CO.


                              INCORPORATED


                                   PAINEWEBBER INCORPORATED


                                        PRUDENTIAL SECURITIES INCORPORATED


                                             SALOMON BROTHERS INC

                             ---------------------
          The date of this Prospectus Supplement is            , 1994.

(Continued from front cover)

    Cash distributions on the Series A Preferred Securities will be cumulative
from the date of original issuance at an annual rate of     % of the liquidation
preference of $25 per Series A Preferred Security, and will be payable monthly in arrears on the last day of each calendar month of each year, commencing
           , 1994 ("dividends"), if and to the extent determined to be payable ("declared") by Transamerica in its capacity as general partner of Transamerica Delaware (the "General Partner"). The payment of dividends (if and to the extent declared) and payments on liquidation of Transamerica Delaware and the redemption of Series A Preferred Securities, as set forth below, are guaranteed by Transamerica to the extent described herein and in the accompanying Prospectus (the "Guarantee"). See "Description of the Guarantee" in the accompanying Prospectus. The proceeds of the offering of the Series A Preferred Securities will be used by Transamerica Delaware to purchase from Transamerica
its     % Junior Subordinated Deferrable Interest Debentures, Series A, Due 2024
(the "Series A Junior Subordinated Debentures"). Transamerica has the right from time to time to defer the payment of interest on the Series A Junior Subordinated Debentures for one or more Extension Periods (as hereinafter defined) at the end of each of which all accrued and unpaid interest is required to be paid in full. If Transamerica does not make interest payments on the Series A Junior Subordinated Debentures, it is expected that Transamerica Delaware will not declare or pay dividends on the Series A Preferred Securities. The Guarantee is a full and unconditional guarantee from the time of issuance of the Series A Preferred Securities, but does not apply to any payment of dividends unless and until such dividends are declared.

    The Series A Preferred Securities are redeemable at the option of Transamerica Delaware, in whole or in part, from time to time, on or after
      , 1999, at $25 per Series A Preferred Security plus accrued and unpaid dividends thereon to the date fixed for redemption, payable in cash (the "Redemption Price"). See "Description of the Series A Preferred
Securities -- Optional Redemption". The Series A Preferred Securities have no maturity date, although they are mandatorily redeemable upon the maturity or earlier redemption or repurchase of the Series A Junior Subordinated Debentures. See "Description of the Series A Preferred Securities -- Mandatory Redemption."

    In addition, upon the occurrence of certain special events arising from a change in law or a change in legal interpretation or other specified circumstances, the Series A Preferred Securities are redeemable in whole at the Redemption Price at the option of Transamerica, in its capacity as the General Partner, or the General Partner may dissolve Transamerica Delaware and cause to be distributed to the holders of the Series A Preferred Securities, on a pro rata basis, the Series A Junior Subordinated Debentures in lieu of any cash distribution. If the Series A Junior Subordinated Debentures are distributed to the holders of the Series A Preferred Securities, Transamerica will use its best efforts to have the Series A Junior Subordinated Debentures listed on the New York Stock Exchange or on such other exchange as the Series A Preferred Securities are then listed. The obligations of Transamerica under the Series A Junior Subordinated Debentures are subordinate and junior in right of payment to Senior Indebtedness (as defined in the accompanying Prospectus) of Transamerica.
At            , 1994, Senior Indebtedness of Transamerica (on an unconsolidated
basis) aggregated approximately $         million. Because Transamerica is a
holding company, the Series A Junior Subordinated Debentures are also effectively subordinated to all existing and future liabilities, including trade payables, of Transamerica's subsidiaries, except to the extent that Transamerica is a creditor of the subsidiaries recognized as such. See "Description of the Series A Preferred Securities -- Special Event Redemption or Distribution" and "Description of the Series A Junior Subordinated Debentures".

    In the event of the dissolution of Transamerica Delaware, the holders of the Series A Preferred Securities will be entitled to receive for each Series A Preferred Security a liquidation preference of $25 plus accrued and unpaid dividends thereon to the date of payment, subject to certain limitations, unless, in connection with such dissolution, Series A Junior Subordinated Debentures are distributed to the holders of the Series A Preferred Securities. See "Description of the Series A Preferred Securities -- Liquidation Distribution Upon Dissolution".


    Application has been made to list the Series A Preferred Securities on the New York Stock Exchange. See "Underwriting".



    Prospective purchasers are urged to read the accompanying Prospectus for certain additional material information regarding the Series A Preferred Securities, the Series A Junior Subordinated Debentures and the Guarantee.

                            ------------------------

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.
                            ------------------------

    FOR NORTH CAROLINA PURCHASERS: THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT.

                             TRANSAMERICA DELAWARE

     Transamerica Delaware is a limited partnership that was formed under the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act") on August 9, 1994. The initial partners in Transamerica Delaware are Transamerica, as general partner, and Transamerica LP Holdings Corp., a Delaware corporation and a wholly-owned subsidiary of Transamerica ("Transamerica Holdings"), as limited partner. Upon the issuance of the Series A Preferred Securities, which securities represent limited partner interests in Transamerica Delaware, Transamerica Holdings will remain as a limited partner, but will have no interest in the profits and dividends or in the assets of Transamerica Delaware. The General Partner will agree to contribute capital to the extent required to maintain its capital at an amount equal to at least 3% of the total capital contributions to Transamerica Delaware. Transamerica and Transamerica Holdings entered into an agreement of limited partnership dated as of August 9, 1994. Such agreement of limited partnership will be amended and restated in its entirety (as so amended and restated, the "Limited Partnership Agreement"), substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part.

     Transamerica Delaware is managed by the General Partner and exists for the sole purpose of issuing its partnership interests and investing the proceeds thereof in junior subordinated debentures of Transamerica ("Junior Subordinated Debentures"). The rights of the holders of the Series A Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Limited Partnership Agreement (including the action of the General Partner specifying the terms of the Series A Preferred Securities (the "Action") taken in accordance with the Limited Partnership Agreement) and the Partnership Act. See "Description of the Series A Preferred Securities".


     The business address of Transamerica Delaware is c/o Transamerica Corporation, 600 Montgomery Street, San Francisco, California 94111, telephone number (415) 983-4000.


                            TRANSAMERICA CORPORATION

     Transamerica Corporation is a diversified financial services company, whose core businesses include consumer lending, commercial lending, leasing, real estate services, life insurance and asset management. Transamerica was incorporated in Delaware in 1928. At June 30, 1994, Transamerica had consolidated assets of $39.0 billion and total shareholders' equity of $3.1 billion. For the year ended December 31, 1993, Transamerica had revenues of $4.8 billion and net income of $377 million.

     Because Transamerica is a holding company, the Series A Junior Subordinated Debentures are effectively subordinated to all existing and future liabilities, including trade payables, of Transamerica's subsidiaries, except to the extent that Transamerica is a creditor of the subsidiaries recognized as such.

     The principal executive offices of Transamerica are located at 600 Montgomery Street, San Francisco, California 94111. Transamerica's telephone number is (415) 983-4000.

                           INVESTMENT CONSIDERATIONS

     Prospective purchasers of Series A Preferred Securities should review carefully the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should consider particularly the following matters:

     SUBORDINATION OF GUARANTEE AND SERIES A JUNIOR SUBORDINATED DEBENTURES; DEPENDENCE ON TRANSAMERICA. Transamerica's obligations under the Guarantee are subordinate and junior in right of payment to all other liabilities of Transamerica except those made pari passu (that is, equal in priority) by their terms. The obligations of Transamerica under the Series A Junior Subordinated Debentures described under "Description of the Series A Junior Subordinated Debentures" are subordinate and junior in right of payment to Senior Indebtedness of Transamerica. At August 31, 1994, Senior Indebtedness of Transamerica (on an unconsolidated basis) aggregated approximately $730 million. Because Transamerica is a holding company, the Series A Junior Subordinated Debentures are also effectively subordinated to all existing and future liabilities, including trade payables, of Transamerica's subsidiaries, except to the extent that Transamerica is a creditor of the subsidiaries recognized as such. At June 30, 1994, Transamerica's subsidiaries had outstanding $8.0 billion of indebtedness, $23.4 billion of life insurance policy liabilities and approximately $3.7 billion of other liabilities. There are no terms in the Series A Preferred Securities, the Series A Junior Subordinated Debentures or the Guarantee that limit Transamerica's ability to incur additional indebtedness, including indebtedness that ranks senior to the Series A Junior Subordinated Debentures and the Guarantee or the ability of its subsidiaries to incur additional indebtedness. See "Description of the Guarantee -- Status of the Guarantee" and "Description of the Junior Subordinated
Debentures -- Subordination" in the accompanying Prospectus.

     Transamerica Delaware's ability to pay dividends on the Series A Preferred Securities is solely dependent upon Transamerica making interest payments on the Series A Junior Subordinated Debentures as and when required. In the event that Transamerica were for any reason to be unable to make payments on the Series A Junior Subordinated Debentures as and when required, there is a substantial likelihood that Transamerica, in its capacity as Guarantor, would be unable to make payments on the Guarantee as and when required. Transamerica's obligations under the Guarantee are unsecured and, on a liquidation or winding up of Transamerica, its obligations under the Guarantee will rank junior to all of its other liabilities except those made pari passu by their terms.

     OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX IMPACT OF
EXTENSION. Transamerica has the right under the Indenture (as defined herein) to extend the interest payment period from time to time on the Series A Junior Subordinated Debentures to a period not exceeding 60 consecutive months (an "Extension Period"), and, as a consequence, monthly dividends on the Series A Preferred Securities would be deferred (but would continue to accrue with interest thereon) by Transamerica Delaware during any such Extension Period. In the event that Transamerica exercises this right, Transamerica may not during such Extension Period declare or pay dividends on, or purchase or acquire, any of its common stock. Prior to the termination of any such Extension Period, Transamerica may further extend such Extension Period, provided that such Extension Period together with all such previous and further extensions thereof may not exceed 60 consecutive months. Upon the termination of any Extension Period and the payment of all amounts then due, Transamerica may select a new Extension Period, subject to the above requirements. The entire principal amount of the Series A Junior Subordinated Debentures will become due and payable, together with any accrued and unpaid interest thereon, including Additional
Interest (as hereinafter defined), if any, on             , 2024. See
"Description of the Series A Preferred Securities -- Dividends" and "Description of the Series A Junior Subordinated Debentures -- Option to Extend Interest Payment Period".

     Should an Extension Period occur, Transamerica Delaware will continue to accrue income for United States federal income tax purposes which will be allocated, but not distributed by way of cash dividends, to holders of record of Series A Preferred Securities. As a result, such a holder will include such interest in such holder's gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash from Transamerica Delaware related to such income if such a holder disposes of his or her Series A Preferred Securities prior to the record date for payment of dividends. See "United States Taxation -- Potential Extension of Interest Payment Period".

     SPECIAL EVENT REDEMPTION OR DISTRIBUTION. Upon the occurrence of a Special Event (as hereinafter defined), which may occur at any time, the General Partner shall elect to either (i) redeem the Series A Preferred Securities in whole or
(ii) dissolve Transamerica Delaware and cause the Series A Junior Subordinated Debentures to be distributed to the holders of the Series A Preferred Securities in connection with the liquidation of Transamerica Delaware. In the case of a Special Event which is a Tax Event (as hereinafter defined), however, the General Partner may, as an alternative to electing to redeem the Series A Preferred Securities or dissolving Transamerica Delaware, elect to cause the Series A Preferred Securities to remain outstanding. There can be no assurance as to the market prices for the Series A Preferred Securities or the Series A Junior Subordinated Debentures which may be distributed in exchange for Series A Preferred Securities were a dissolution and liquidation of Transamerica Delaware to occur. Accordingly, the Series A Preferred Securities which an investor may purchase, or the Series A Junior Subordinated Debentures which the investor may receive, may trade at a discount to the price which the investor paid to purchase the Series A Preferred Securities offered hereby. See "Description of the Series A Preferred Securities -- Special Event Redemption or Distribution" and "Description of the Series A Junior Subordinated Debentures -- General".

     Under current United States federal income tax law and interpretation, a distribution of the Series A Junior Subordinated Debentures upon a Special Event would not be a taxable event to holders of the Series A Preferred Securities. Under a change in law, a change in legal interpretation or the other circumstances giving rise to a Special Event, however, the dissolution could be a taxable event to holders of the Series A Preferred Securities. See "United States Taxation -- Receipt of Series A Junior Subordinated Debentures Upon Liquidation of Transamerica Delaware".

                      SUMMARY CONSOLIDATED FINANCIAL DATA

     This summary is qualified in its entirety by the detailed information and financial statements included in the documents incorporated by reference herein, including that for interim periods. The information furnished for the six months ended June 30, 1994 and 1993 reflects all adjustments and accruals which are, in the opinion of the management of Transamerica, necessary for a fair statement of the results for such periods. The results of operations in the interim statements are not necessarily indicative of the results that may be expected for the full year. See "Incorporation of Certain Documents by Reference" in the accompanying Prospectus.

                                                                                                         SIX MONTHS
                                                                                                            ENDED
                                                        YEARS ENDED DECEMBER 31,                          JUNE 30,
                                        ---------------------------------------------------------   ---------------------
                                          1989        1990        1991        1992        1993        1993        1994
                                        ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                                              (IN MILLIONS, EXCEPT PER SHARE DATA)
Revenues..............................  $ 4,476.1   $ 4,097.7   $ 4,175.2   $ 4,550.9   $ 4,813.3   $ 2,362.5   $ 2,598.4
Net income:
  Income from continuing operations...      251.3       190.5         5.7       334.0       447.5       210.3       209.4
  Income (loss) from discontinued
    operations........................       80.9        75.8        79.1       (90.8)      (47.0)        5.4        (0.7)
  Extraordinary loss on early
    extinguishment of debt............                                                      (23.1)
  Cumulative effect of change in
    accounting for post employment
    benefits other than pensions......                              (34.7)
                                        ---------   ---------   ---------   ---------   ---------   ---------   ---------
Net income............................  $   332.2   $   266.3   $    50.1   $   243.2   $   377.4   $   215.7   $   208.7
                                        =========   =========   =========   =========   =========   =========   =========
Earnings per common share
Net Income:
    Income from continuing
      operations......................  $    3.11   $    2.30   $   (0.08)  $    4.00   $    5.40   $    2.50   $    2.63
    Income (loss) from discontinued
      operations......................       1.07        0.99        1.03       (1.17)      (0.60)       0.07       (0.01)
    Extraordinary loss on early
      extinguishment of debt..........                                                      (0.29)
    Cumulative effect of change in
      accounting for post employment
      benefits other than pensions....                              (0.45)
                                        ---------   ---------   ---------   ---------   ---------   ---------   ---------
    Net income........................  $    4.18   $    3.29   $    0.50   $    2.83   $    4.51   $    2.57   $    2.62
                                        =========   =========   =========   =========   =========   =========   =========
Average number of common shares
  outstanding.........................       75.5        76.2        76.7        78.1        78.5        79.3        75.0
Balance sheet data (at period end):
Total assets..........................  $27,357.1   $29,260.9   $31,133.6   $33,290.9   $36,050.5   $35,101.6   $38,956.5
Notes and loans payable:
  Short-term and current portion of
    long-term debt....................    1,038.2       869.1       715.4     1,062.6     2,023.0     1,277.6     1,647.0
  Long-term debt......................    6,897.2     6,602.5     6,975.6     6,510.5     5,681.0     6,293.1     7,111.3
Shareholders' equity(1)...............    2,928.7     3,016.7     3,025.8     3,300.1     3,363.5     3,415.9     3,106.1
Book value per common share...........  $   35.63   $   36.56   $   36.28   $   36.31   $   38.46   $   38.02   $   38.09

- ---------------
(1) In the first quarter of 1994 Transamerica adopted Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, which resulted in all of Transamerica's investments in debt securities being reported at fair value. As of June 30, 1994 the net unrealized gain from investments marked to fair value included in shareholders' equity has been reduced by $14.9 million as a result of adopting this new accounting standard. There is no effect on the income statement from the adoption of this new accounting standard, and prior periods have not been restated.

                         CAPITALIZATION OF TRANSAMERICA

     The following table sets forth the consolidated short-term obligations and capitalization of Transamerica as of June 30, 1994, and as adjusted to reflect the application of the estimated net proceeds from the sale of the Series A Preferred Securities. See "Use of Proceeds".


                                                                           JUNE 30, 1994
                                                                     -------------------------
                                                                      ACTUAL       AS ADJUSTED
                                                                     ---------     -----------
                                                                          (IN MILLIONS)
Short-term obligations, including current maturities...............  $ 1,647.0      $ 1,647.0
Long-term debt (1).................................................    7,111.3        7,111.3
Life insurance policy liabilities..................................   23,410.3       23,410.3
Other liabilities..................................................    3,681.9        3,681.9
Minority interest in equity of subsidiaries........................                     150.0
Shareholders' equity:
  Preferred stock, par value $100 per share; 1,200,000 shares authorized;
     8.50% Preferred Stock, Series D ($500 liquidation preference)
       400,000 shares issued.......................................      200.0          200.0(2)
     Dutch Auction Rate Transferable Securities
     Preferred Stock ("DARTS"), Series A-1
       750 shares issued...........................................       75.0           75.0
     DARTS, Series B-1
       750 shares issued...........................................       75.0           75.0
     DARTS, Series C-1
       750 shares issued...........................................       75.0           75.0
  Common stock, par value $1.00 per share; 150,000,000 shares authorized; 70,393,675 shares outstanding, after deducting
     9,344,787 shares in treasury..................................       70.4           70.4
  Additional paid-in capital.......................................      152.1          152.1
  Retained earnings................................................    2,421.8        2,421.8
  Net unrealized gain from investments marked to fair value........       72.7           72.7
  Foreign currency translation adjustments.........................      (35.9)         (35.9)
                                                                     ---------     -----------
          Total shareholders' equity...............................    3,106.1        3,106.1
                                                                     ---------     -----------
          Total capitalization (excluding life insurance policy
            liabilities, other liabilities and short-term
            obligations)...........................................  $10,217.4      $10,367.4
                                                                     =========     ==========


- ---------------
(1) Senior Indebtedness of Transamerica, for purposes of the subordination provisions of the Series A Junior Subordinated Debentures, includes only indebtedness of Transamerica on an unconsolidated basis. As of August 31, 1994, such Senior Indebtedness aggregated approximately $730 million. Because Transamerica is a holding company, the Series A Junior Subordinated Debentures are also effectively subordinated to all other long-term debt and short-term obligations set forth in the above table, as well as other liabilities of Transamerica's subsidiaries.


(2) On October 14, 1994, Transamerica commenced a tender offer to purchase depositary shares representing up to 320,000 shares of its 8.50% Preferred Stock, Series D ("Series D Preferred Stock"), on the terms and subject to the conditions set forth in Transamerica's Offer to Purchase dated October 14, 1994 and the related Letter of Transmittal. The purchase of such depositary shares pursuant to the offer will reduce the aggregate liquidation preference of Series D Preferred Stock which is outstanding. If depositary shares representing the maximum of 320,000 shares of Series D Preferred Stock are purchased in such offer, $40 million aggregate liquidation preference of Series D Preferred Stock would remain outstanding following the offer.

                                USE OF PROCEEDS

     The proceeds from the sale of the Series A Preferred Securities will be invested in the Series A Junior Subordinated Debentures issued pursuant to the Indenture described herein, and ultimately will be used by Transamerica for general corporate purposes, which may include the repayment or repurchase of its securities.

                DESCRIPTION OF THE SERIES A PREFERRED SECURITIES

GENERAL

     All of the partnership interests in Transamerica Delaware are owned directly or indirectly by Transamerica. The Limited Partnership Agreement (including the Action) authorizes and creates the Series A Preferred Securities, which represent limited partner interests in Transamerica Delaware ("Preferred Securities"). Other Preferred Securities may be issued from time to time in one or more series as described in the accompanying Prospectus. The limited partner interests represented by the Series A Preferred Securities will have a preference with respect to dividends and amounts payable on redemption or liquidation over the General Partner's interest in Transamerica Delaware. The Limited Partnership Agreement does not permit the issuance of any Preferred Securities ranking, as to participation in profits and dividends and in the assets of Transamerica Delaware, senior or junior to the Series A Preferred Securities or the incurrence of any indebtedness by Transamerica Delaware. The summary of certain material terms and provisions of the Series A Preferred Securities set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Limited Partnership Agreement (including the Action) which has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part, and the Partnership Act.

DIVIDENDS

     The dividends payable on each Series A Preferred Security will be fixed at
a rate per annum of   % of the stated liquidation preference of $25 per
Preferred Security. Dividends in arrears for more than one month will bear
interest thereon at the rate per annum of   % thereof. The term "dividends" as
used herein includes any such interest payable unless otherwise stated. The amount of dividends payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

     Dividends on the Series A Preferred Securities will be cumulative, will accrue from the date of initial issuance and will be payable monthly in arrears,
on the last day of each calendar month of each year, commencing             ,
1994, when, as and if determined to be so payable by Transamerica, in its capacity as General Partner, except as otherwise described below. Transamerica has the right under the Indenture (as hereinafter defined) to extend the interest payment period from time to time on the Series A Junior Subordinated Debentures to a period not exceeding 60 consecutive months and, as a consequence, monthly dividends on the Series A Preferred Securities would be deferred (but would continue to accrue with interest thereon) by Transamerica Delaware during any such Extension Period. In the event that Transamerica exercises this right, Transamerica may not declare or pay dividends on, or purchase or acquire, any of its common stock during such Extension Period. Prior to the termination of any such Extension Period, Transamerica may further extend such Extension Period, provided that such Extension Period together with all such previous and further extensions thereof may not exceed 60 consecutive months. Upon the termination of any Extension Period and the payment of all amounts then due, Transamerica may select a new Extension Period, subject to the above requirements. See "Description of the Series A Junior Subordinated Debentures -- Interest" and "-- Option to Extend Interest Payment Period".


     It is anticipated that Transamerica Delaware's earnings available for distribution to the holders of the Series A Preferred Securities will be limited to payments under the Series A Junior Subordinated Debentures in which Transamerica Delaware will invest the proceeds from the issuance and sale of the Series A Preferred Securities and the General Partnership Payment (as hereinafter defined). See "Description of the Series A Junior Subordinated Debentures". If Transamerica does not make interest payments on the Series A Junior Subordinated Debentures, it is expected that Transamerica Delaware will not declare or pay dividends on the Series A Preferred Securities. Under the Limited Partnership Agreement, if and to the extent Transamerica does make interest payments on the Series A Junior Subordinated Debentures, Transamerica Delaware is obligated, to the extent funds are legally available therefor, to declare dividends on the Series A Preferred Securities. The payment of dividends (if and to the extent declared) is guaranteed by Transamerica as and to the extent set forth under "Description of the Guarantee" in the accompanying Prospectus. The Guarantee is a full and unconditional guarantee from the time of issuance of the Series A Preferred Securities, but does not apply to any payment of dividends unless and until such dividends are declared.


     Dividends on the Series A Preferred Securities will be payable to the holders thereof as they appear on the books and records of Transamerica Delaware on the relevant record dates, which, as long as the Series A Preferred Securities remain in book-entry-only form, will be one Business Day (as hereinafter defined) prior to the relevant payment dates. Subject to any applicable laws and regulations and the provisions of the Limited Partnership Agreement, each such payment will be made as described under "Book-Entry-Only Issuance -- The Depository Trust Company" below. In the event the Series A Preferred Securities shall not continue to remain in book-entry-only form, the General Partner shall have the right to select relevant record dates, which shall be more than one Business Day prior to the relevant payment dates. In the event that any date on which dividends are payable on the Series A Preferred Securities is not a Business Day, then payment of the dividend payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a day on which banking institutions in The City of New York are authorized or required by law to close.

CERTAIN RESTRICTIONS ON TRANSAMERICA DELAWARE

     If dividends have not been paid in full on the Series A Preferred Securities, Transamerica Delaware shall not:

          (i) declare, pay, or set aside for payment, any dividends on any other series of Preferred Securities, unless the amounts of any dividends declared and paid on any other series of Preferred Securities and on the Series A Preferred Securities are on a pro rata basis on the dates such dividends are paid on such other series of Preferred Securities, so that

             (x) the aggregate amount of dividends paid on the Series A Preferred Securities bears to the aggregate amount of dividends paid on such other series of Preferred Securities the same ratio as

             (y) the aggregate of all accrued and unpaid dividends in respect of the Series A Preferred Securities bears to the aggregate of all accrued and unpaid dividends in respect of such other series of Preferred Securities; or

          (ii) redeem, purchase or otherwise acquire any other Preferred Securities;

until, in each case, such time as all accrued and unpaid dividends on the Series A Preferred Securities shall have been paid in full for all dividend periods terminating on or prior to, in the case of clause (i), such payment and, in the case of clause (ii), the date of such redemption, purchase or acquisition.

     As of the date of this Prospectus Supplement, there are no series of Preferred Securities outstanding.

OPTIONAL REDEMPTION

     The Series A Preferred Securities are redeemable, at the option of Transamerica Delaware, in whole or in part, from time to time, on or after
            , 1999, upon not less than 30 nor more than 60 days' notice, at the Redemption Price. If Transamerica Delaware redeems Series A Preferred Securities in accordance with the terms thereof, the Series A Junior Subordinated Debentures will become due and payable in a principal amount equal to the aggregate stated liquidation preference of the Series A Preferred Securities so redeemed, together with any accrued and unpaid interest on such principal amount of Series A Junior Subordinated Debentures. See "Description of Series A Junior Subordinated Debentures -- Mandatory Prepayment". In the event that fewer than all the outstanding Series A Preferred Securities are to be so redeemed, the Series A Preferred Securities to be redeemed will be selected as described under "Book-Entry-Only Issuance -- The Depository Trust Company" below. If a partial redemption would result in the delisting of the Series A Preferred Securities, Transamerica Delaware may only redeem the Series A Preferred Securities in whole.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

     If a Tax Event or an Investment Company Event (each as hereinafter defined, and each a "Special Event") shall occur and be continuing, the General Partner shall elect to either (i) redeem the Series A Preferred Securities in whole (and not in part), upon not less than 30 or more than 60 days' notice at the Redemption Price, within 90 days following the occurrence of such Special Event; provided that, if and as long as at the time there is available to the General Partner the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable such measure that has no adverse effect on Transamerica Delaware or Transamerica, the General Partner will pursue such measure in lieu of redemption, or (ii) dissolve Transamerica Delaware and, after satisfaction of creditors as required by the Partnership Act, cause Series A Junior Subordinated Debentures to be distributed to the holders of the Series A Preferred Securities in liquidation of Transamerica Delaware, within 90 days following the occurrence of such Special Event. In the case of a Tax Event, the General Partner may, as an alternative to electing to redeem the Series A Preferred Securities or dissolving Transamerica Delaware, elect to cause the Series A Preferred Securities to remain outstanding.

     "Tax Event" means that Transamerica shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that on or after the date of this Prospectus Supplement, as a result of
(a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or effective or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after the date of this Prospectus Supplement, there is more than an insubstantial risk that (i) Transamerica Delaware is subject to federal income tax with respect to interest accrued or received on the Series A Junior Subordinated Debentures, (ii) Transamerica Delaware is subject to more than a de minimis amount of taxes, duties or other governmental charges, or (iii) interest payable by Transamerica to Transamerica Delaware on the Series A Junior Subordinated Debentures will not be deductible by Transamerica for federal income tax purposes.

     "Investment Company Event" means the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law") to the effect that Transamerica Delaware is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which Change in 1940 Act Law becomes effective on or after the date of this Prospectus Supplement; provided that no Investment Company Event shall be deemed to have occurred if the General Partner obtains a written opinion of nationally recognized independent counsel to the Partnership experienced in practice under the

1940 Act to the effect that the General Partner has successfully issued an additional or supplemental irrevocable and unconditional guarantee or taken such other actions as may be necessary so that, in the opinion of such counsel, notwithstanding such Change in 1940 Act Law, Transamerica Delaware is not required to be registered as an "investment company" within the meaning of the 1940 Act. In case of any uncertainty regarding an Investment Company Event, the good faith determination of the General Partner (based on the advice of counsel) shall be conclusive.

     After the date fixed for any distribution of Series A Junior Subordinated Debentures, upon dissolution of Transamerica Delaware, (i) the Series A Preferred Securities will no longer be deemed to be outstanding, (ii) The Depository Trust Company (the "Depository" or "DTC") or its nominee, as the record holder of the Series A Preferred Securities, will receive a registered global certificate or certificates representing the Series A Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Series A Preferred Securities not held by DTC or its nominee will be deemed to represent Series A Junior Subordinated Debentures having a principal amount equal to the stated liquidation preference of such Series A Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid dividends on such Series A Preferred Securities until such certificates are presented to Transamerica or its agent for transfer or reissuance.

     There can be no assurance as to the market prices for the Series A Preferred Securities or the Series A Junior Subordinated Debentures which may be distributed in exchange for Series A Preferred Securities were a dissolution and liquidation of Transamerica Delaware to occur. Accordingly, the Series A Preferred Securities which an investor may purchase, or the Series A Junior Subordinated Debentures which the investor may receive, may trade at a discount to the price which the investor paid to purchase the Series A Preferred Securities offered hereby.

MANDATORY REDEMPTION


     Upon the repayment of the Series A Junior Subordinated Debentures, whether at maturity or upon redemption, repurchase or otherwise, the proceeds from such repayment will be applied first to redeem the Series A Preferred Securities, in whole, upon not less than 30 nor more than 60 days' notice, at the Redemption Price.


REDEMPTION PROCEDURES

     Transamerica Delaware may not redeem fewer than all the outstanding Series A Preferred Securities unless all accrued and unpaid dividends have been paid on all Series A Preferred Securities for all monthly dividend periods terminating on or prior to the date of redemption.

     If Transamerica Delaware gives a notice of redemption in respect of Series A Preferred Securities (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, Transamerica Delaware will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Series A Preferred Securities. See "Book-Entry-Only Issuance -- The Depository Trust Company". If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of holders of such Series A Preferred Securities so called for redemption will cease, except the right of the holders of such Series A Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price. In the event that any date fixed for redemption of Series A Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. In the event that payment of the Redemption Price in respect of Series A Preferred Securities is improperly withheld or refused and not paid either by Transamerica Delaware or by Transamerica pursuant to the Guarantee described under "Description of the Guarantee" in the accompanying Prospectus, dividends on such Series A Preferred Securities will continue to accrue, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

     Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), Transamerica or any of its subsidiaries, including Transamerica Delaware, may at any time and from time to time purchase outstanding Series A Preferred Securities by tender, in the open market or by private agreement. If Transamerica Delaware purchases and cancels any Series A Preferred Securities, the Series A Junior Subordinated Debentures may be repaid in a principal amount equal to the aggregate stated liquidation preference of the Series A Preferred Securities so purchased, together with any accrued and unpaid interest on such principal amount of Series A Junior Subordinated Debentures. See "Description of Series A Junior Subordinated
Debentures -- Optional Prepayment".

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     In the event of any voluntary or involuntary dissolution, winding-up or termination of Transamerica Delaware, the holders of the Series A Preferred Securities at the time will be entitled to receive out of the assets of Transamerica Delaware available for distribution to partners after satisfaction of liabilities of creditors as required by the Partnership Act, before any distribution of assets is made to the General Partner, but together with the holders of every other series of Preferred Securities outstanding, an amount equal to, in the case of holders of Series A Preferred Securities, the aggregate of the stated liquidation preference of $25 per Series A Preferred Security plus accrued and unpaid dividends thereon to the date of payment (such amount being the "Liquidation Distribution"), unless, in connection with such dissolution, winding-up or termination, Series A Junior Subordinated Debentures in an aggregate principal amount equal to the stated liquidation preference of such Series A Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid dividends on such Series A Preferred Securities, shall be distributed on a pro rata basis to the holders of the Series A Preferred Securities.

     If, upon any such dissolution, the Liquidation Distribution can be paid only in part because Transamerica Delaware has insufficient assets available to pay in full the aggregate Liquidation Distribution and the aggregate maximum liquidation distributions on any other series of Preferred Securities, then the amounts payable directly by Transamerica Delaware on the Series A Preferred Securities and on such other series of Preferred Securities shall be paid in cash or in kind on a pro rata basis, so that

          (x) the aggregate amount paid in respect of the Liquidation Distribution bears to the aggregate amount paid as liquidation distributions on the other series of Preferred Securities the same ratio as

          (y) the aggregate Liquidation Distribution bears to the aggregate maximum liquidation distributions on the other series of Preferred Securities.

     Pursuant to the Limited Partnership Agreement, Transamerica Delaware shall be dissolved and its affairs shall be wound up: (i) on December 31, 2093, the expiration of the term of Transamerica Delaware, (ii) upon the bankruptcy of the General Partner, (iii) upon the assignment by the General Partner of its entire interest in Transamerica Delaware when the assignee is not admitted to Transamerica Delaware as a general partner of Transamerica Delaware in accordance with the Limited Partnership Agreement, or the filing of a certificate of dissolution or its equivalent with respect to the General Partner, or the revocation of the General Partner's charter and the expiration of 90 days after the date of notice to the General Partner of revocation without a reinstatement of its charter, or if any other event occurs that causes the General Partner to cease to be a general partner of Transamerica Delaware under the Partnership Act, unless the business of Transamerica

Delaware is continued in accordance with the Partnership Act, (iv) in accordance with the provisions of the Series A Preferred Securities, (v) upon the entry of a decree of judicial dissolution or (vi) upon the written consent of all partners of Transamerica Delaware.

MERGER, CONSOLIDATION OR AMALGAMATION OF TRANSAMERICA DELAWARE


     Transamerica Delaware may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body, except as described below. Transamerica Delaware may, without the consent of the holders of the Series A Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by a limited partnership, limited liability company or trust organized as such under the laws of any state of the United States of America provided that (i) such successor entity either (x) expressly assumes all of the obligations of Transamerica Delaware under the Series A Preferred Securities or (y) substitutes for the Series A Preferred Securities other securities having substantially the same terms as the Series A Preferred Securities (the "Successor Securities") so long as the Successor Securities are not junior to any other equity securities of the successor entity, with respect to participation in the profits and dividends, and in the assets, of the successor entity, (ii) Transamerica expressly acknowledges such successor entity as the holder of the Series A Junior Subordinated Debentures, (iii) the Series A Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Series A Preferred Securities are then listed, (iv) such merger, consolidation, amalgamation or replacement does not cause the Series A Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the powers, preferences and other special rights of the holders of the Series A Preferred Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose substantially identical to that of Transamerica Delaware, (vii) prior to such merger, consolidation, amalgamation or replacement, Transamerica has received an opinion of nationally recognized independent counsel to Transamerica Delaware experienced in such matters to the effect that (x) such successor entity will be treated as a partnership for federal income tax purposes, (y) following such merger, consolidation, amalgamation or replacement, Transamerica and such successor entity will be in compliance with the 1940 Act without registering thereunder as an investment company and (z) such merger, consolidation, amalgamation or replacement will not adversely affect the limited liability of the holders of the Series A Preferred Securities and (viii) Transamerica guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee.


VOTING RIGHTS

     Except as provided below and under "Description of the Guarantee -- Amendments and Assignment" in the accompanying Prospectus and as otherwise required by law and the Limited Partnership Agreement, the holders of the Series A Preferred Securities will have no voting rights.

     If (i) arrearages on dividends on the Series A Preferred Securities shall exist for 18 consecutive monthly dividend periods; (ii) an Event of Default (as defined in the Indenture) occurs and is continuing on the Series A Junior Subordinated Debentures; or (iii) Transamerica is in default on any of its payment obligations under the Guarantee (as described under "Description of the Guarantee -- Certain Covenants of Transamerica" in the accompanying Prospectus), then the holders of the Series A Preferred Securities, together with the holders of any other series of Preferred Securities having the right to vote for the appointment of a special representative of Transamerica Delaware and the limited partners (a "Special Representative") in such event, acting as a single class, will be entitled by the vote of a majority in aggregate liquidation preference of such holders to appoint and authorize a Special Representative to enforce Transamerica Delaware's creditor rights under the Series A Junior Subordinated Debentures, to enforce the rights of the holders of the Series A Preferred Securities under the Guarantee and to enforce the rights of the holders of the Series A Preferred Securities to receive dividends (if and to the extent declared) on the Series A Preferred Securities. The Special Representative shall not, by virtue of acting in such capacity, be admitted as a general partner in Transamerica Delaware or otherwise be deemed to be a general partner in Transamerica Delaware and shall have no liability for the debts, obligations or liabilities of Transamerica Delaware. Not later than 30 days after such right to appoint a Special Representative arises, the General Partner will convene a meeting for the purpose of appointing a Special Representative. If the General Partner fails to convene such meeting within such 30-day period, the holders of 10% in liquidation preference of the outstanding Preferred Securities will be entitled to convene such meeting. The provisions of the Limited Partnership Agreement relating to the convening and conduct of the meetings of the partners will apply with respect to any such meeting. In the event that, at any such meeting, holders of less than a majority in aggregate liquidation preference of Preferred Securities entitled to vote for the appointment of a Special Representative vote for such appointment, no Special Representative shall be appointed. Any Special Representative appointed shall cease to be a Special Representative of Transamerica Delaware and the limited partners if Transamerica Delaware (or Transamerica pursuant to the Guarantee) shall have paid in full all accrued and unpaid dividends on the Preferred Securities or such default or breach, as the case may be, shall have been cured, and Transamerica, in its capacity as the General Partner, shall continue the business of Transamerica Delaware without dissolution. Notwithstanding the appointment of any such Special Representative, Transamerica shall continue as General Partner and shall retain all rights under the Indenture, including the right to extend the interest payment period from time to time to a period not exceeding 60 consecutive months as provided under "Description of the Series A Junior Subordinated Debentures -- Option to Extend Interest Payment Period", and any such extension would not constitute a default under the Indenture or enable a holder of Series A Preferred Securities to require the payment of a dividend that has not theretofore been declared.

     If any proposed amendment to the Limited Partnership Agreement provides for, or the General Partner otherwise proposes to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Series A Preferred Securities, whether by way of amendment to the Limited Partnership Agreement or otherwise (including, without limitation, the authorization or issuance of any limited partner interests in Transamerica Delaware ranking, as to participation in the profits or dividends or in the assets of Transamerica Delaware, senior to the Series A Preferred Securities), or (ii) the dissolution, winding-up or termination of Transamerica Delaware, other than (x) in connection with the distribution of Series A Junior Subordinated Debentures upon the occurrence of a Special Event or (y) as described under "Merger, Consolidation or Amalgamation of Transamerica Delaware" above, then the holders of outstanding Series A Preferred Securities will be entitled to vote on such amendment or proposal of the General Partner (but not on any other amendment or proposal) as a class with all other holders of series of Preferred Securities similarly affected, and such amendment or proposal shall not be effective except with the approval of the holders of 66 2/3% in liquidation preference of such outstanding Preferred Securities having a right to vote on the matter; provided, however, that no such approval shall be required if the dissolution, winding-up or termination of Transamerica Delaware is proposed or initiated upon the initiation of proceedings, or after proceedings have been initiated, for the dissolution, winding-up, liquidation or termination of Transamerica.

     The rights attached to the Series A Preferred Securities will be deemed not to be adversely affected by the creation or issue of, and no vote will be required for the creation or issue of, any further limited partner interests of Transamerica Delaware ranking pari passu with the Series A Preferred Securities with regard to participation in the profits or dividends or in the assets of Transamerica Delaware. Holders of Series A Preferred Securities have no preemptive rights.

     So long as any Series A Junior Subordinated Debentures are held by Transamerica Delaware, the General Partner shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or executing any trust or power conferred on the Trustee with respect to such series, (ii) waive any past default that is waivable under Section 6.06 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Series A Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Series A Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of at least 66 2/3% in liquidation preference of all series of Preferred Securities who would be affected thereby if their Preferred Securities were to be exchanged for Junior Subordinated Debentures, acting as a single class; provided, however, that where a consent under the Indenture would require the consent of each holder affected thereby, no such consent shall be given by the General Partner without the prior consent of each holder of all series of Preferred Securities who would be so affected thereby. The General Partner shall not revoke any action previously authorized or approved by a vote of any series of Preferred Securities. The General Partner shall notify all holders of the Series A Preferred Securities of any notice of default received from the Trustee with respect to the Series A Junior Subordinated Debentures.


     Any required approval of holders of Series A Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the partners in Transamerica Delaware or pursuant to written consent. Transamerica Delaware will cause a notice of any meeting at which holders of Series A Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Series A Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought and
(iii) instructions for the delivery of proxies or consents.

     No vote or consent of the holders of Series A Preferred Securities will be required for Transamerica Delaware to redeem and cancel Series A Preferred Securities in accordance with the Limited Partnership Agreement.

     Notwithstanding that holders of Series A Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Series A Preferred Securities and any other series of Preferred Securities that are entitled to vote or consent with such Series A Preferred Securities as a single class at such time that are owned by Transamerica or by any entity more than 50% of which is owned by Transamerica, either directly or indirectly, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

     Holders of the Series A Preferred Securities will have no rights to remove or replace the General Partner.

BOOK-ENTRY-ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

     DTC will act as securities depository for the Series A Preferred Securities. The Series A Preferred Securities will be issued only as fully registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully registered global Series A Preferred Security certificates will be issued, representing in the aggregate the total number of Series A Preferred Securities, and will be deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc. (the "New York Stock Exchange"), the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

     Purchases of Series A Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Series A Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Series A Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Series A Preferred Securities. Transfers of ownership interests in the Series A Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Series A Preferred Securities, except in the event that use of the book-entry system for the Series A Preferred Securities is discontinued.

     DTC has no knowledge of the actual Beneficial Owners of the Series A Preferred Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Series A Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. If less than all of the Series A Preferred Securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such series to be redeemed.

     Although voting with respect to the Series A Preferred Securities is limited, in those instances in which a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to Series A Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to Transamerica Delaware as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Series A Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Dividend payments on the Series A Preferred Securities will be made by Transamerica Delaware to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and not of DTC, Transamerica Delaware or Transamerica, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of dividends to DTC is the responsibility of Transamerica Delaware, disbursement of such payments to

Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     DTC may discontinue providing its services as securities depository with respect to the Series A Preferred Securities at any time by giving reasonable notice to Transamerica Delaware. Under such circumstances, in the event that a successor securities depository is not obtained, Series A Preferred Security certificates are required to be printed and delivered. Additionally, Transamerica Delaware (with the consent of Transamerica) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). In that event, certificates for the Series A Preferred Securities will be printed and delivered. In each of the above circumstances, the General Partner will appoint a paying agent with respect to the Series A Preferred Securities.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Transamerica Delaware and Transamerica believe to be reliable, but Transamerica Delaware and Transamerica take no responsibility for the accuracy thereof.

REGISTRAR AND TRANSFER AGENT

     In the event the book-entry system for the Series A Preferred Securities is discontinued, it is anticipated that The First National Bank of Chicago, or one of its affiliates, will act as registrar and transfer agent for the Series A Preferred Securities.

     Registration of transfers of Series A Preferred Securities will be effected without charge by or on behalf of Transamerica Delaware, but upon payment (with the giving of such indemnity as Transamerica Delaware or Transamerica may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

     Transamerica Delaware will not be required to register or cause to be registered the transfer of Series A Preferred Securities after such Series A Preferred Securities have been called for redemption.

MISCELLANEOUS

     Application has been made to list the Series A Preferred Securities on the New York Stock Exchange. See "Underwriting."

     The General Partner is authorized and directed to conduct its affairs and to operate Transamerica Delaware in such a way that Transamerica Delaware will not be deemed to be an "investment company" required to be registered under the 1940 Act or taxed as a corporation for federal income tax purposes and so that the Series A Junior Subordinated Debentures will be treated as indebtedness of Transamerica for federal income tax purposes. In this connection, the General Partner is authorized to take any action, not inconsistent with applicable law, the certificate of limited partnership of Transamerica Delaware or the Limited Partnership Agreement, that the General Partner determines in its discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect the interests of the holders of the Series A Preferred Securities.

           DESCRIPTION OF THE SERIES A JUNIOR SUBORDINATED DEBENTURES

     Set forth below is a description of specific terms of the Series A Junior Subordinated Debentures in which Transamerica Delaware will invest (i) the proceeds of the issuance and sale of the Series A Preferred Securities and (ii) the General Partner's capital contribution with respect to the Series A Preferred Securities (the "General Partnership Payment"). This description supplements the description of the general terms and provisions of the Junior Subordinated Debentures set forth in the accompanying Prospectus under the caption "Description of the Junior Subordinated Debentures". The following description does not purport to be complete and is qualified in its entirety by reference to the description in the accompanying Prospectus and the Indenture,
dated as of        , 1994, between Transamerica and The First National Bank of
Chicago, as Trustee (the "Indenture") which has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part.

     Under certain circumstances involving the dissolution of Transamerica Delaware following the occurrence of a Special Event, Series A Junior Subordinated Debentures may be distributed to the holders of the Series A Preferred Securities in liquidation of Transamerica Delaware. See "Description of the Series A Preferred Securities -- Special Event Redemption or Distribution".

GENERAL

     The Series A Junior Subordinated Debentures will be issued as a series of Junior Subordinated Debentures under the Indenture. The Series A Junior Subordinated Debentures will be limited in aggregate principal amount to
approximately $     million, such amount being the sum of the aggregate stated
liquidation preference of the Series A Preferred Securities and the General Partnership Payment.

     The entire principal amount of the Series A Junior Subordinated Debentures will become due and payable, together with any accrued and unpaid interest thereon, including Additional Interest (as hereinafter defined), if any, on
            , 2024.

     The Series A Junior Subordinated Debentures, if distributed to holders of Series A Preferred Securities in dissolution will initially be so issued as a Global Security (as defined below). As described herein, under certain limited circumstances Series A Junior Subordinated Debentures may be issued in certificated form in exchange for a Global Security. See "Book-Entry and Settlement" below. In the event that Series A Junior Subordinated Debentures are issued in certificated form, such Series A Junior Subordinated Debentures will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

     Payments on Series A Junior Subordinated Debentures issued as a Global Security will be made to DTC, as the depository for the Series A Junior Subordinated Debentures. In the event Series A Junior Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Series A Junior Subordinated Debentures will be registrable, and Series A Junior Subordinated Debentures will be exchangeable for Series A Junior Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate trust office of the Trustee in The City of New York; provided that payment of interest may be made at the option of Transamerica by check mailed to the address of the persons entitled thereto.

     If the Series A Junior Subordinated Debentures are distributed to the holders of Series A Preferred Securities upon the dissolution of Transamerica Delaware, Transamerica will use its best efforts to list the Series A Junior Subordinated Debentures on the New York Stock Exchange or on such other exchange as the Series A Preferred Securities are then listed.

MANDATORY PREPAYMENT

     If Transamerica Delaware redeems Series A Preferred Securities in accordance with the terms thereof, the Series A Junior Subordinated Debentures will become due and payable in a principal amount equal to the aggregate stated liquidation preference of the Series A Preferred Securities so redeemed, together with any accrued and unpaid interest thereon, including Additional Interest, if any. Any payment pursuant to this provision shall be made prior to 12:00 noon, New York City time, on the date of such redemption or at such other time on such earlier date as the parties thereto shall agree. The Series A Junior Subordinated Debentures are not entitled to the benefit of any sinking fund or, except as set forth above, any other provision for mandatory prepayment.

OPTIONAL REDEMPTION

     If there shall be no Series A Preferred Securities outstanding, Transamerica shall have the right to redeem the Series A Junior Subordinated
Debentures, in whole or in part, from time to time, on or after             ,
1999, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest, including Additional Interest, if any, to the redemption date. If Transamerica or Transamerica Delaware purchases Series A Preferred Securities by tender, in the open market or by private agreement, Transamerica shall have the right to redeem Series A Junior Subordinated Debentures, in an amount not to exceed the aggregate stated liquidation preference of the Series A Preferred Securities so purchased, together with any accrued and unpaid interest thereon, including Additional Interest, if any, to the redemption date.

INTEREST

     Each Series A Junior Subordinated Debenture will bear interest at the rate
of      % per annum from the original date of issuance, payable monthly in arrears on the last day of each calendar month of each year (each, an "Interest
Payment Date"), commencing             , 1994, to the person in whose name such
Series A Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event the Series A Junior Subordinated Debentures shall not continue to remain in book-entry-only form, Transamerica shall have the right to select record dates that shall be more than one Business Day prior to the Interest Payment Date.

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series A Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     Transamerica shall have the right at any time during the term of the Series A Junior Subordinated Debentures to extend the interest payment period from time to time to a period not exceeding 60 consecutive months (the "Extension Period"), at the end of which Extension Period Transamerica shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Series A Junior Subordinated Debentures to the extent permitted by applicable law); provided that, during any such Extension Period, Transamerica shall not declare or pay any dividend on, or purchase, acquire or make a liquidation payment with respect to, any of its common stock. Prior to the termination of any such Extension Period, Transamerica may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof may not exceed 60 consecutive months. Upon the termination of any Extension Period and the payment of all amounts then due, Transamerica may select a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The failure by Transamerica to make interest payments during an Extension Period would not constitute a default or an event of default under Transamerica's currently outstanding indebtedness. If Transamerica Delaware shall be the sole holder of the Series A Junior Subordinated Debentures, Transamerica shall give Transamerica Delaware notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date the dividends on the Series A Preferred Securities are payable or (ii) the date Transamerica Delaware is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Series A Preferred Securities of the record date or the date such dividend is payable, but in any event not less than one Business Day prior to such record date. Transamerica shall cause Transamerica Delaware to give notice of Transamerica's selection of such Extension Period to the holders of the Series A Preferred Securities. If Transamerica Delaware shall not be the sole holder of the Series A Junior Subordinated Debentures, Transamerica shall give the holders of the Series A Junior Subordinated Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date Transamerica is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Series A Junior Subordinated Debentures of the record or payment date of such related interest payment, but in any event not less than two Business Days prior to such record date.

ADDITIONAL INTEREST

     If at any time Transamerica Delaware shall be required to pay any interest on dividends in arrears in respect of the Series A Preferred Securities pursuant to the terms thereof, then Transamerica will pay as interest to Transamerica Delaware as the holder of the Series A Junior Subordinated Debentures ("Additional Interest") an amount equal to such interest on dividends in arrears.

SET-OFF

     Notwithstanding anything to the contrary in the Indenture, Transamerica shall have the right to set-off any payment it is otherwise required to make thereunder with and to the extent Transamerica has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

EVENTS OF DEFAULT

     In the case that any Event of Default (as defined in the Indenture and as described in the accompanying Prospectus) shall occur and be continuing, Transamerica Delaware will have the right to declare the principal of and the interest on the Series A Junior Subordinated Debentures (including any Additional Interest) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Series A Junior Subordinated Debentures. See "Enforcement of Certain Rights by Special Representative" below for a discussion of certain rights available to holders of the Series A Preferred Securities upon the occurrence of an Event of Default.

ENFORCEMENT OF CERTAIN RIGHTS BY SPECIAL REPRESENTATIVE

     If (i) arrearages on dividends on the Series A Preferred Securities shall exist for 18 consecutive monthly dividend periods; (ii) an Event of Default occurs and is continuing on the Series A Junior Subordinated Debentures; or
(iii) Transamerica is in default on any of its payment obligations under the Guarantee, under the terms of the Series A Preferred Securities, the holders of outstanding Series A Preferred Securities will have the rights referred to under "Description of the Series A Preferred Securities -- Voting Rights", including the right to appoint a Special Representative, which Special Representative shall be authorized to exercise Transamerica Delaware's right to accelerate the principal amount of the Series A Junior Subordinated Debentures upon an Event of Default and to enforce Transamerica Delaware's other creditor rights under the Series A Junior Subordinated Debentures. Notwithstanding the appointment of any such Special Representative, Transamerica shall continue as General Partner and shall retain all rights under the Indenture, including the right to extend the interest payment period from time to time to a period not exceeding 60 consecutive months, and any such extension shall not constitute a default under the Indenture, or enable a holder of Series A Preferred Securities to require the payment of a dividend that has not theretofore been declared.

BOOK-ENTRY AND SETTLEMENT

     If distributed to holders of Series A Preferred Securities in connection with the dissolution of Transamerica Delaware as a result of the occurrence of a Special Event, the Series A Junior Subordinated Debentures will be issued in the form of one or more global certificates (each, a "Global Security") registered in the name of the nominee of DTC. Except under the limited circumstances described below, Series A Junior Subordinated Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Series A Junior Subordinated Debentures in definitive form. The Global Securities described above may not be transferred except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depository or its nominee.

     Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Series A Junior Subordinated Debentures in definitive form and will not be considered the Holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Series A Junior Subordinated Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of DTC or its nominee or to a successor depository or its nominee. Accordingly, each beneficial owner must rely on the procedures of DTC and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a Holder under the Indenture.

     The Depository. DTC will act as security depository for the Series A Junior Subordinated Debentures. For a description of DTC and the specific terms of the depository arrangements, see "Description of the Series A Preferred Securities -- Book-Entry-Only Issuance -- The Depository Trust Company". As of the date of this Prospectus Supplement, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Series A Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC.

     Neither Transamerica, the Trustee, any paying agent nor any other agent of Transamerica or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Series A Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Discontinuance of the Depository's Services. A Global Security shall be exchangeable for Series A Junior Subordinated Debentures registered in the names of persons other than DTC or its nominee only if (i) DTC notifies Transamerica that it is unwilling or unable to continue as a depository for such Global Security and no successor depository shall have been appointed, or if any time DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered to act as such depository, (ii) Transamerica in its sole discretion determines that such Global Security shall be so exchangeable or (iii) there shall have occurred an Event of Default with respect to such Series A Junior Subordinated Debentures. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Series A Junior Subordinated Debentures registered in such names as the Depository shall direct. It is expected that such instructions will be based upon directions received by the Depository from its Participants with respect to ownership of beneficial interests in such Global Security.

MISCELLANEOUS

     For restrictions on certain actions of the General Partner with respect to Series A Junior Subordinated Debentures held by Transamerica Delaware, see "Description of the Series A Preferred Securities -- Voting Rights".

          RELATIONSHIP BETWEEN THE SERIES A PREFERRED SECURITIES, THE
           SERIES A JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

     As long as payments of interest and other payments are made when due on the Series A Junior Subordinated Debentures, such payments will be sufficient to cover dividends (if and to the extent declared) and other payments due on the Series A Preferred Securities primarily because (i) the aggregate principal amount of Series A Junior Subordinated Debentures will be equal to the sum of the aggregate stated liquidation preference of the Series A Preferred Securities and the General Partnership Payment; (ii) the interest rate and interest and other payment dates on the Series A Junior Subordinated Debentures will match the dividend rate and dividend and other payment dates for the Series A Preferred Securities; (iii) the Limited Partnership Agreement provides that Transamerica, as General Partner, shall pay for all, and Transamerica Delaware shall not be obligated to pay, directly or indirectly, for any, costs and expenses of Transamerica Delaware, including any income taxes, duties and other governmental charges, and all costs and expenses with respect thereto, to which Transamerica Delaware may become subject, except for United States withholding taxes; and (iv) the Limited Partnership Agreement further provides that the General Partner shall not cause or permit Transamerica Delaware, among other things, to engage in any activity that is not consistent with the limited purposes of Transamerica Delaware.


     Payments of dividends (if and to the extent declared) and other payments due on the Series A Preferred Securities are guaranteed by Transamerica as and to the extent set forth under "Description of the Guarantee" in the accompanying Prospectus. If Transamerica does not make interest payments on the Series A Junior Subordinated Debentures purchased by Transamerica Delaware, it is expected that Transamerica Delaware will not declare or pay dividends on the Series A Preferred Securities. Under the Limited Partnership Agreement, if and to the extent Transamerica does make interest payments on the Series A Junior Subordinated Debentures, Transamerica Delaware is obligated, to the extent funds are legally available therefor, to declare dividends on the Series A Preferred Securities. The Guarantee is a full and unconditional guarantee from the time of issuance of the Series A Preferred Securities, but does not apply to any payment of dividends unless and until such dividends are declared.


     If Transamerica fails to make interest or other payments on the Series A Junior Subordinated Debentures when due, the Limited Partnership Agreement provides a mechanism whereby the holders of the Series A Preferred Securities may appoint a Special Representative to enforce the rights of Transamerica Delaware under the Series A Junior Subordinated Debentures. The Limited Partnership Agreement also provides, and Transamerica, under the Guarantee, acknowledges, that a Special Representative may be appointed to enforce the Guarantee if Transamerica is in default on any of its payment obligations under the Guarantee. In addition, if the General Partner or the Special Representative fails to enforce the Guarantee, a holder of a Series A Preferred Security may, after a period of 30 days has elapsed from such holder's written request to the General Partner or the Special Representative, as the case may be, to enforce the Guarantee, institute a legal proceeding directly against Transamerica to enforce its rights under the Guarantee without first instituting a legal proceeding against Transamerica Delaware or any other person or entity.

     If a Special Event shall occur and be continuing, the General Partner may elect to dissolve Transamerica Delaware, and to cause Series A Junior Subordinated Debentures to be distributed in exchange for the outstanding Series A Preferred Securities. The Series A Preferred Securities represent limited partner interests in Transamerica Delaware, a limited partnership which exists for the sole purpose of issuing its partnership interests and investing the proceeds thereof in debt securities of Transamerica, while the Series A Junior Subordinated Debentures represent indebtedness of Transamerica, a diversified financial services company (see "Transamerica Corporation"). A principal difference between the rights of a holder of Series A Preferred Securities and a holder of Series A Junior Subordinated Debentures is that the Series A Junior Subordinated Debentures will accrue, and (subject to the permissible extension of the interest period) a holder thereof will be entitled to receive, interest on the principal amount of Series A Junior Subordinated Debentures held, while a holder of Series A Preferred Securities is only entitled to receive dividends if and to the extent declared by the General Partner.

     Upon any voluntary or involuntary dissolution, winding-up or termination of Transamerica Delaware, the holders of Series A Preferred Securities will be entitled to receive, out of assets legally available for distribution to partners, the Liquidation Distribution in cash or Series A Junior Subordinated Debentures and will be entitled to the benefits of the Guarantee with respect to any such distribution. See "Description of the Series A Preferred
Securities -- Liquidation Distribution Upon Dissolution". Upon any voluntary or involuntary liquidation or bankruptcy of Transamerica, the holders of Series A Junior Subordinated Debentures would be subordinated creditors of Transamerica, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal, premium, if any, and interest, before any stockholders of Transamerica receive payments or distributions.

     A default or event of default under any Senior Indebtedness would not constitute a default or event of default under the Series A Junior Subordinated Debentures. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Series A Junior Subordinated Debentures provide that no payments may be made in respect of the Series A Junior Subordinated Debentures. Failure to make required payments on the Series A Junior Subordinated Debentures would constitute an event of default under the Indenture.

                             UNITED STATES TAXATION

GENERAL

     This section is a summary of certain United States federal income tax considerations that may be relevant to prospective purchasers of Series A Preferred Securities and represents the opinion of Wachtell, Lipton, Rosen & Katz, special counsel to Transamerica and Transamerica Delaware, insofar as it relates to matters of law and legal conclusions. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Subsequent changes may cause tax consequences to vary substantially from the consequences described below.

     No attempt has been made in the following discussion to comment on all United States federal income tax matters affecting purchasers of Series A Preferred Securities. Moreover, the discussion generally focuses on holders of Series A Preferred Securities who are individual citizens or residents of the United States and who hold the Series A Preferred Securities as capital assets. This discussion has only limited application to corporations, estates, trusts or non-resident aliens. Accordingly, each prospective purchaser of Series A Preferred Securities should consult, and should depend on, the purchaser's own tax advisor in analyzing the federal, state, local and foreign tax consequences of the purchase, ownership or disposition of Series A Preferred Securities.

OPINION OF COUNSEL

     In the opinion of Wachtell, Lipton, Rosen & Katz, (i) Transamerica Delaware will be a partnership for federal income tax purposes; and (ii) the Series A Junior Subordinated Debentures will be classified as indebtedness of Transamerica. Several recent pronouncements of the Internal Revenue Service (the "IRS"), however, evidence increasing concern by the IRS over arrangements similar in some respects to those involving Transamerica Delaware, the Series A Preferred Securities, and the Series A Junior Subordinated Debentures. While these pronouncements are not considered to apply to the arrangements described herein, it is possible that future pronouncements or other developments could adversely affect such arrangements. It should be noted in this connection that Transamerica has the right to redeem the Series A Preferred Securities or dissolve Transamerica Delaware upon the occurrence of a Tax Event (as defined under "Description of the Series A Preferred Securities -- Special Event Redemption or Distribution").

INCOME FROM SERIES A PREFERRED SECURITIES

     Each holder of Series A Preferred Securities (a "Preferred Securityholder") will be required to include in gross income the Preferred Securityholder's distributive share of the net income of Transamerica Delaware. Such income should not exceed the dividends received on such Series A Preferred Securities, except in limited circumstances as described below under "Potential Extension of Interest Payment Period". No portion of such income will be eligible for the dividends received deduction.

     Transamerica Delaware does not currently intend to make an election under
Section 754 of the Code. As a result, a subsequent purchaser of Series A Preferred Securities in the secondary market will not be permitted or required to adjust the tax basis in its allocable share of Transamerica Delaware's assets so as to reflect any difference between its purchase price for the Preferred Securities and the underlying tax basis of Transamerica Delaware in its assets. As a result, a Preferred Securityholder may be allocated a larger or smaller amount of Transamerica Delaware's income than would otherwise be appropriate based upon such Preferred Securityholder's purchase price for the Preferred Security.

     Under Section 708 of the Code, Transamerica Delaware will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interest in Transamerica Delaware is sold or exchanged within a 12-month period. If such a termination occurs, there will be a closing of Transamerica Delaware's taxable year for all partners and Transamerica Delaware will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to a new partnership. Those assets might have a basis higher or lower than their basis in the hands of Transamerica Delaware prior to termination, which might alter the tax consequences to Preferred Securityholders.

DISPOSITION OF SERIES A PREFERRED SECURITIES

     Gain or loss will be recognized on a sale of Series A Preferred Securities, including a redemption for cash, equal to the difference between the amount realized and the Preferred Securityholder's tax basis for the Series A Preferred Securities sold. Gain or loss recognized by a Preferred Securityholder on the sale or exchange of a Series A Preferred Security held for more than one year generally will be taxable as long-term capital gain or loss.

RECEIPT OF SERIES A JUNIOR SUBORDINATED DEBENTURES
UPON LIQUIDATION OF TRANSAMERICA DELAWARE

     Under certain circumstances, as described under the caption "Description of the Series A Preferred Securities -- Special Event Redemption or Distribution", Series A Junior Subordinated Debentures may be distributed to the Preferred Securityholders in liquidation of Transamerica Delaware. Under current United States federal income tax law, such a distribution would be treated as a non-taxable exchange to each Preferred Securityholder and would result in the Preferred Securityholder receiving an aggregate tax basis in the Series A Junior Subordinated Debentures equal to such Preferred Securityholder's aggregate tax basis in its Series A Preferred Securities. A Preferred Securityholder's holding period in the Series A Junior Subordinated Debentures so received in liquidation of Transamerica Delaware would include the period for which the Series A Preferred Securities were held by such Preferred Securityholder. As a result, in certain circumstances the Series A Junior Subordinated Debentures received in liquidation might bear "market discount", "amortizable bond premium", or "acquisition premium" which might alter the tax treatment of such Debentures in the hands of the Preferred Securityholder as compared with the consequences of holding Series A Preferred Securities. Under a change in law, a change in legal interpretation or the other circumstances giving rise to a Special Event, however, the dissolution could be a taxable event to Preferred Securityholders.

TRANSAMERICA DELAWARE INFORMATION RETURNS AND AUDIT PROCEDURES

     Transamerica, as the General Partner in Transamerica Delaware, will furnish each Preferred Securityholder with a Schedule K-1 each year setting forth such Preferred Securityholder's allocable share of income for the prior calendar year. Transamerica is required to furnish such Schedule K-1 as soon as practicable following the end of the year, but in any event prior to March 31 of the following year.

     Any person who holds Series A Preferred Securities as a nominee for another person is required to furnish to Transamerica Delaware (a) the name, address and taxpayer identification number of each of the beneficial owner and the nominee;
(b) information as to whether the beneficial owner is (i) a person that is not a United States person, (ii) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or
(iii) a tax-exempt entity; (c) the amount and description of Series A Preferred Securities held, acquired or transferred for the beneficial owner; and (d) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are United States persons and certain information on Series A Preferred Securities they acquire, hold or transfer for their own accounts. A penalty of $50 per failure (up to a maximum of $100,000 per calendar year) is imposed by the Code for failure to report such information to Transamerica Delaware. The nominee is required to supply the beneficial owners of the Series A Preferred Securities with the information furnished to Transamerica Delaware.

POTENTIAL EXTENSION OF INTEREST PAYMENT PERIOD

     Under the Indenture, Transamerica has the right to extend from time to time the interest payment period on the Series A Junior Subordinated Debentures to a period not exceeding 60 consecutive months. In the event that the interest payment period is extended, Transamerica Delaware will continue to accrue income equal to the amount of the interest payment due at the end of the Extension Period, on an economic basis over the length of the Extension Period.

     Accrued income will be allocated, but not distributed, to holders of record on the Business Day preceding the last day of each calendar month. As a result, holders of record during an Extension Period will include interest in their gross income in advance of the receipt of cash, and any such holders who dispose of Series A Preferred Securities prior to the record date for the payment of dividends following such Extension Period will include interest in their gross income but will not receive any cash related thereto from Transamerica Delaware. The tax basis of a Series A Preferred Security will be increased by the amount of any interest that is included in income without a receipt of cash, and will be decreased again when and if such cash is subsequently received from Transamerica Delaware.

UNITED STATES ALIEN HOLDERS

     For purposes of this discussion, a "United States Alien Holder" is any holder who or which is (i) a nonresident alien individual or (ii) a foreign corporation, partnership or estate or trust, in either case not subject to United States federal income tax on a net income basis in respect of a Series A Preferred Security.

     Under current United States federal income tax law, subject to the discussion below with respect to backup withholding:

          (i) payments by Transamerica Delaware or any of its paying agents to any holder of a Series A Preferred Security who or which is a United States Alien Holder should not be subject to United States federal withholding tax provided that (a) the beneficial owner of the Series A Preferred Security does not actually or constructively own 10% or more of the total combined voting power of all classes of capital stock of Transamerica entitled to vote, (b) the beneficial owner of the Series A Preferred Security is not a controlled foreign corporation that is related to Transamerica through stock ownership and (c) either (x) the beneficial owner of the Series A Preferred Security certifies to Transamerica Delaware or its agent, under penalties of perjury, that it is a United States Alien Holder and provides its name and address or (y) the holder of the Series A Preferred Security is a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution"), and such holder certifies to Transamerica Delaware or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes Transamerica Delaware or its agent with a copy thereof; and

          (ii) a United States Alien Holder of a Series A Preferred Security generally will not be subject to United States federal withholding tax on any gain realized on the sale or exchange of a Series A Preferred Security unless such holder is present in the United States for 183 days or more in the taxable year of sale and either has a "tax home" in the United States or certain other requirements are met.

     In the event that the Series A Preferred Securities were characterized as stock or other equity of Transamerica, payments to a holder characterized as dividends could be subject to a 30% withholding tax or such lesser amount as may be provided under an applicable treaty.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     In general, information reporting requirements will apply to payments to noncorporate United States holders of the proceeds of the sale of Series A Preferred Securities within the United States and "backup withholding" at a rate of 31% will apply to such payments if the United States holder fails to provide an accurate taxpayer identification number.

     Payments of the proceeds from the sale by a United States Alien Holder of Series A Preferred Securities made to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding, except that, if the broker is a United States person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, information reporting may apply to such payments. Payments of the proceeds from the sale of Series A Preferred Securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding.

                                  UNDERWRITING


     Subject to the terms and conditions of the Underwriting Agreement, Transamerica Delaware has agreed to sell to each of the Underwriters named below, and each of the Underwriters, for whom Goldman, Sachs & Co., Smith Barney Inc., Dean Witter Reynolds Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Morgan Stanley & Co. Incorporated, PaineWebber Incorporated, Prudential Securities Incorporated and Salomon Brothers Inc are acting as Representatives, has severally agreed to purchase from Transamerica Delaware, the respective number of Series A Preferred Securities set forth opposite its name below:



                                                                           NUMBER OF
                                                                           PREFERRED
                   UNDERWRITER                                            SECURITIES
                   -----------                                            ---------
        Goldman, Sachs & Co..............................................
        Smith Barney Inc. ...............................................
        Dean Witter Reynolds Inc. .......................................
        Donaldson, Lufkin & Jenrette Securities Corporation..............
        Morgan Stanley & Co. Incorporated................................
        PaineWebber Incorporated.........................................
        Prudential Securities Incorporated...............................
        Salomon Brothers Inc.............................................
                                                                           ---------
                  Total..................................................
                                                                           =========


     The Underwriters propose to offer the Series A Preferred Securities in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement, and in part to certain securities
dealers at such price less a concession of $          per Series A Preferred
Security. The Underwriters may allow, and such dealers may reallow, a concession
not in excess of $          per Series A Preferred Security to certain brokers
and dealers. After the Series A Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representatives.

     In view of the fact that the proceeds of the sale of the Series A Preferred Securities ultimately will be used to purchase the Series A Junior Subordinated Debentures, the Underwriting Agreement provides that Transamerica will pay as compensation ("Underwriters' Compensation"), for the Underwriters' arranging the investment therein of such proceeds, an amount in
funds of $          per Series A Preferred Security ($          per Series A
Preferred Security sold to certain institutions) for the accounts of the several Underwriters.

     Transamerica and Transamerica Delaware have agreed, during the period beginning from the date of the Underwriting Agreement and continuing to and including the later of (i) the termination of trading restrictions for the Series A Preferred Securities, as notified to Transamerica by the Representatives and (ii) the latest time of delivery for such Series A Preferred Securities, not to offer, sell, contract to sell or otherwise dispose of, except in accordance with the Underwriting Agreement, any Preferred Securities, any preferred stock or any other securities of Transamerica or Transamerica Delaware that are substantially similar to the Series A Preferred Securities, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Preferred Securities, preferred stock or substantially similar securities of Transamerica or Transamerica Delaware, without the prior written consent of the Representatives.

     Application has been made to list the Series A Preferred Securities on the New York Stock Exchange. Prior to this offering, there has been no public market for the Series A Preferred Securities. In order to meet one of the requirements for listing the Series A Preferred Securities on the New York Stock Exchange, the Underwriters will undertake to sell lots of 100 or more Series A Preferred Securities to a minimum of 400 beneficial holders. Trading of the Series A Preferred Securities on the New York Stock Exchange is expected to commence within a seven-day period commencement of trading on the New York Stock Exchange, but are not obligated to do so and may discontinue market making at any time without notice.

     Transamerica Delaware and Transamerica have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     Certain of the Underwriters engage in transactions with, and from time to time have performed services for, Transamerica and its subsidiaries in the ordinary course of business.

                                 LEGAL MATTERS

     Certain matters of Delaware law relating to the validity of the Series A Preferred Securities, the validity of the Limited Partnership Agreement and the formation of Transamerica Delaware are being passed upon by Richards, Layton & Finger, P.A., special Delaware counsel to Transamerica and Transamerica Delaware. The validity of the Indenture, the Guarantee and the Series A Junior Subordinated Debentures will be passed upon on behalf of Transamerica Delaware and Transamerica by Christopher M. McLain, Esq., Senior Vice President and General Counsel of Transamerica, and on behalf of the Underwriters by Cleary, Gottlieb, Steen & Hamilton, counsel to the Underwriters. Statements as to United States taxation in the Prospectus Supplement in the second paragraph under the caption "Investment Considerations -- Special Event Redemption or Distribution", and under the caption "United States Taxation", have been passed upon for Transamerica and Transamerica Delaware by Wachtell, Lipton, Rosen & Katz, special tax counsel to Transamerica and Transamerica Delaware, and are stated herein on their authority.

- ----------------------------------------------------------
- ----------------------------------------------------------

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.
                             ---------------------

             TABLE OF CONTENTS

           PROSPECTUS SUPPLEMENT


                                           PAGE
                                           ----
Transamerica Delaware....................   S-3
Transamerica Corporation.................   S-3
Investment Considerations................   S-4
Summary Consolidated Financial Data......   S-6
Capitalization of Transamerica...........   S-7
Use of Proceeds..........................   S-8
Description of the Series A Preferred
  Securities.............................   S-9
Description of the Series A Junior
  Subordinated Debentures................  S-19
Relationship between the Series A
  Preferred Securities, the Series A
  Junior Subordinated Debentures and the
  Guarantee..............................  S-23
United States Taxation...................  S-25
Underwriting.............................  S-29
Legal Matters............................  S-30

              PROSPECTUS

Available Information....................     2
Incorporation of Certain Documents by
  Reference..............................     3
Transamerica Delaware....................     3
Transamerica Corporation.................     3
Consolidated Ratios of Earnings to Fixed
  Charges and Earnings to Combined Fixed
  Charges and Preferred Stock Dividends
  of Transamerica........................     4
Use of Proceeds..........................     4
Description of the Preferred
  Securities.............................     5
Description of the Guarantee.............     6
Description of the Junior Subordinated
  Debentures.............................     8
Plan of Distribution.....................    13
Experts..................................    14
Legal Opinions...........................    14


- ----------------------------------------------------------
- ----------------------------------------------------------

- ----------------------------------------------------------
- ----------------------------------------------------------


                         6,000,000 PREFERRED SECURITIES


                             TRANSAMERICA DELAWARE

                              % CUMULATIVE MONTHLY INCOME

                         PREFERRED SECURITIES, SERIES A

                            GUARANTEED TO THE EXTENT

                              SET FORTH HEREIN BY

                            TRANSAMERICA CORPORATION
                               ------------------

                                     [LOGO]

                               ------------------

                              GOLDMAN, SACHS & CO.

                               SMITH BARNEY INC.


                           DEAN WITTER REYNOLDS INC.


                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION


                              MORGAN STANLEY & CO.
                                 INCORPORATED


                            PAINEWEBBER INCORPORATED


                       PRUDENTIAL SECURITIES INCORPORATED


                              SALOMON BROTHERS INC


                      REPRESENTATIVES OF THE UNDERWRITERS

           ----------------------------------------------------------
           ----------------------------------------------------------

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION, DATED OCTOBER 14, 1994


           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED OCTOBER   , 1994


                            6,000,000 PREFERRED SECURITIES


                             TRANSAMERICA DELAWARE
           CUMULATIVE ADJUSTABLE RATE MONTHLY INCOME PREFERRED SECURITIES,
                               SERIES A ("MIPS"*)
              (LIQUIDATION PREFERENCE $25 PER PREFERRED SECURITY)
[LOGO]            GUARANTEED TO THE EXTENT SET FORTH HEREIN BY

                            TRANSAMERICA CORPORATION
                             ---------------------

     The Cumulative Adjustable Rate Monthly Income Preferred Securities, Series A (the "Series A Preferred Securities"), representing the limited partner interests offered hereby are being issued by Transamerica Delaware, L.P., a limited partnership formed under the laws of the State of Delaware ("Transamerica Delaware"). Transamerica Corporation, a Delaware corporation ("Transamerica"), is the sole general partner in Transamerica Delaware. Transamerica Delaware exists for the sole purpose of issuing its partnership interests and investing the proceeds thereof in debt securities of Transamerica. The limited partner interests represented by the Series A Preferred Securities will have a preference with respect to cash distributions and amounts payable on liquidation over the general partner's interest in Transamerica Delaware.
                                                        (Continued on next page)
                             ---------------------

     SEE "INVESTMENT CONSIDERATIONS" FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE SERIES A PREFERRED SECURITIES, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS ON THE SERIES A PREFERRED SECURITIES AND SERIES A JUNIOR SUBORDINATED DEBENTURES MAY BE DEFERRED AND THE RELATED FEDERAL INCOME TAX CONSEQUENCES.
                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
    PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR
     THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE
       CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------

                                                                                                 PROCEEDS TO
                                                         INITIAL PUBLIC      UNDERWRITING        TRANSAMERICA
                                                         OFFERING PRICE      COMMISSION(1)      DELAWARE(2)(3)
                                                         --------------      -------------      --------------
Per Series A Preferred Security.......................      $                     (2)              $
Total.................................................      $                     (2)              $

- ---------------
(1) Transamerica Delaware and Transamerica have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting".

(2) In view of the fact that the proceeds of the sale of the Series A Preferred Securities ultimately will be invested in Series A Junior Subordinated Debentures (as hereinafter defined), the Underwriting Agreement provides that Transamerica will pay to the Underwriters, as compensation ("Underwriters' Compensation") for their arranging the investment therein of
    such proceeds, $        per Series A Preferred Security; provided, that such
    compensation will be $        per Series A Preferred Security sold to
    certain institutions. Accordingly, the maximum aggregate amount of
    Underwriters' Compensation will be $        , but the actual amount of
    Underwriters' Compensation will be less than such amount to the extent that Series A Preferred Securities are sold to such institutions. See "Underwriting".


(3) Expenses of the offering, which are payable by Transamerica, are estimated to be $1,120,000.

                             ---------------------

     The Series A Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Series A Preferred Securities will be made only in book-entry form through the facilities of The Depository Trust Company on or
about             , 1994.
- ---------------
* An application has been filed by Goldman, Sachs & Co. with the United States Patent and Trademark Office for the registration of the MIPS servicemark.


GOLDMAN, SACHS & CO.


     SMITH BARNEY INC.


          DEAN WITTER REYNOLDS INC.


               DONALDSON, LUFKIN & JENRETTE


                    SECURITIES CORPORATION


                         MORGAN STANLEY & CO.


                              INCORPORATED


                                   PAINEWEBBER INCORPORATED


                                        PRUDENTIAL SECURITIES INCORPORATED


                                             SALOMON BROTHERS INC

                             ---------------------
         The date of this Prospectus Supplement is             , 1994.

(Continued from front cover)

    Cash distributions on the Series A Preferred Securities will be cumulative from the date of original issuance and will be payable monthly in arrears on the
last day of each calendar month of each year, commencing            , 1994
("dividends"), if and to the extent determined to be payable ("declared") by Transamerica in its capacity as general partner of Transamerica Delaware (the "General Partner"). The dividend rate will be adjusted quarterly. The rate for
the initial period from the date of initial issuance to            , 1994 will
be     % per annum, which is equivalent to $         per Series A Preferred
Security per annum. Thereafter, dividends on the Series A Preferred Securities will be payable at the "Applicable Rate" from time to time in effect. The
Applicable Rate for any quarter will be equal to     % of the highest of the
"Treasury Bill Rate", the "Ten Year Constant Maturity Rate" and the "Thirty Year Constant Maturity Rate" (each as defined herein) determined in advance of such
quarter, but not less than     % per annum nor greater than     % per annum. See
"Description of the Series A Preferred Securities -- Dividends".

    The payment of dividends (if and to the extent declared) and payments on liquidation of Transamerica Delaware and the redemption of Series A Preferred Securities, as set forth below, are guaranteed by Transamerica to the extent described herein and in the accompanying Prospectus (the "Guarantee"). See "Description of the Guarantee" in the accompanying Prospectus. The proceeds of the offering of the Series A Preferred Securities will be used by Transamerica Delaware to purchase from Transamerica its Adjustable Rate Junior Subordinated Deferrable Interest Debentures, Series A, Due 2024 (the "Series A Junior Subordinated Debentures"). Transamerica has the right from time to time to defer the payment of interest on the Series A Junior Subordinated Debentures for one or more Extension Periods (as hereinafter defined) at the end of each of which all accrued and unpaid interest is required to be paid in full. If Transamerica does not make interest payments on the Series A Junior Subordinated Debentures, it is expected that Transamerica Delaware will not declare or pay dividends on the Series A Preferred Securities. The Guarantee is a full and unconditional guarantee from the time of issuance of the Series A Preferred Securities, but does not apply to any payment of dividends unless and until such dividends are declared.

    The Series A Preferred Securities are redeemable at the option of Transamerica Delaware, in whole or in part, from time to time, on or after
           , 1999, at $25 per Series A Preferred Security plus accrued and unpaid dividends thereon to the date fixed for redemption, payable in cash (the "Redemption Price"). See "Description of the Series A Preferred
Securities -- Optional Redemption". The Series A Preferred Securities have no maturity date, although they are mandatorily redeemable upon the maturity or earlier redemption or repurchase of the Series A Junior Subordinated Debentures. See "Description of the Series A Preferred Securities -- Mandatory Redemption."

    In addition, upon the occurrence of certain special events arising from a change in law or a change in legal interpretation or other specified circumstances, the Series A Preferred Securities are redeemable in whole at the Redemption Price at the option of Transamerica, in its capacity as the General Partner, or the General Partner may dissolve Transamerica Delaware and cause to be distributed to the holders of the Series A Preferred Securities, on a pro rata basis, the Series A Junior Subordinated Debentures in lieu of any cash distribution. If the Series A Junior Subordinated Debentures are distributed to the holders of the Series A Preferred Securities, Transamerica will use its best efforts to have the Series A Junior Subordinated Debentures listed on the New York Stock Exchange or on such other exchange as the Series A Preferred Securities are then listed. The obligations of Transamerica under the Series A Junior Subordinated Debentures are subordinate and junior in right of payment to Senior Indebtedness (as defined in the accompanying Prospectus) of Transamerica.
At          , 1994, Senior Indebtedness of Transamerica (on an unconsolidated
basis) aggregated approximately $   million. Because Transamerica is a holding
company, the Series A Junior Subordinated Debentures are also effectively subordinated to all existing and future liabilities, including trade payables, of Transamerica's subsidiaries, except to the extent that Transamerica is a creditor of the subsidiaries recognized as such. See "Description of the Series A Preferred Securities -- Special Event Redemption or Distribution" and "Description of the Series A Junior Subordinated Debentures".
                            ------------------------

    In the event of the dissolution of Transamerica Delaware, the holders of the Series A Preferred Securities will be entitled to receive for each Series A Preferred Security a liquidation preference of $25 plus accrued and unpaid dividends thereon to the date of payment, subject to certain limitations, unless, in connection with such dissolution, Series A Junior Subordinated Debentures are distributed to the holders of the Series A Preferred Securities. See "Description of the Series A Preferred Securities -- Liquidation Distribution Upon Dissolution".

    Application has been made to list the Series A Preferred Securities on the New York Stock Exchange. See "Underwriting."

    Prospective purchasers are urged to read the accompanying Prospectus for certain additional material information regarding the Series A Preferred Securities, the Series A Junior Subordinated Debentures and the Guarantee.

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.
                            ------------------------

    FOR NORTH CAROLINA PURCHASERS: THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT.

                             TRANSAMERICA DELAWARE

     Transamerica Delaware is a limited partnership that was formed under the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act") on August 9, 1994. The initial partners in Transamerica Delaware are Transamerica, as general partner, and Transamerica LP Holdings Corp., a Delaware corporation and a wholly-owned subsidiary of Transamerica ("Transamerica Holdings"), as limited partner. Upon the issuance of the Series A Preferred Securities, which securities represent limited partner interests in Transamerica Delaware, Transamerica Holdings will remain as a limited partner, but will have no interest in the profits and dividends or in the assets of Transamerica Delaware. The General Partner will agree to contribute capital to the extent required to maintain its capital at an amount equal to at least 3% of the total capital contributions to Transamerica Delaware. Transamerica and Transamerica Holdings entered into an agreement of limited partnership dated as of August 9, 1994. Such agreement of limited partnership will be amended and restated in its entirety (as so amended and restated, the "Limited Partnership Agreement"), substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part.

     Transamerica Delaware is managed by the General Partner and exists for the sole purpose of issuing its partnership interests and investing the proceeds thereof in junior subordinated debentures of Transamerica ("Junior Subordinated Debentures"). The rights of the holders of the Series A Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Limited Partnership Agreement (including the action of the General Partner specifying the terms of the Series A Preferred Securities (the "Action") taken in accordance with the Limited Partnership Agreement) and the Partnership Act. See "Description of the Series A Preferred Securities".


     The business address of Transamerica Delaware is c/o Transamerica Corporation, 600 Montgomery Street, San Francisco, California 94111, telephone number (415) 983-4000.


                            TRANSAMERICA CORPORATION

     Transamerica Corporation is a diversified financial services company, whose core businesses include consumer lending, commercial lending, leasing, real estate services, life insurance and asset management. Transamerica was incorporated in Delaware in 1928. At June 30, 1994, Transamerica had consolidated assets of $39.0 billion and total shareholders' equity of $3.1 billion. For the year ended December 31, 1993, Transamerica had revenues of $4.8 billion and net income of $377 million.

     Because Transamerica is a holding company, the Series A Junior Subordinated Debentures are effectively subordinated to all existing and future liabilities, including trade payables, of Transamerica's subsidiaries, except to the extent that Transamerica is a creditor of the subsidiaries recognized as such.

     The principal executive offices of Transamerica are located at 600 Montgomery Street, San Francisco, California 94111. Transamerica's telephone number is (415) 983-4000.

                           INVESTMENT CONSIDERATIONS

     Prospective purchasers of Series A Preferred Securities should review carefully the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should consider particularly the following matters:

     SUBORDINATION OF GUARANTEE AND SERIES A JUNIOR SUBORDINATED DEBENTURES; DEPENDENCE ON TRANSAMERICA. Transamerica's obligations under the Guarantee are subordinate and junior in right of payment to all other liabilities of Transamerica except those made pari passu (that is, equal in priority) by their terms. The obligations of Transamerica under the Series A Junior Subordinated Debentures described under "Description of the Series A Junior Subordinated Debentures" are subordinate and junior in right of payment to Senior Indebtedness of Transamerica. At August 31, 1994, Senior Indebtedness of Transamerica (on an unconsolidated basis) aggregated approximately $730 million. Because Transamerica is a holding company, the Series A Junior Subordinated Debentures are also effectively subordinated to all existing and future liabilities, including trade payables, of Transamerica's subsidiaries, except to the extent that Transamerica is a creditor of the subsidiaries recognized as such. At June 30, 1994, Transamerica's subsidiaries had outstanding $8.0 billion of indebtedness, $23.4 billion of life insurance policy liabilities and approximately $3.7 billion of other liabilities. There are no terms in the Series A Preferred Securities, the Series A Junior Subordinated Debentures or the Guarantee that limit Transamerica's ability to incur additional indebtedness, including indebtedness that ranks senior to the Series A Junior Subordinated Debentures and the Guarantee or the ability of its subsidiaries to incur additional indebtedness. See "Description of the Guarantee -- Status of the Guarantee" and "Description of the Junior Subordinated
Debentures -- Subordination" in the accompanying Prospectus.

     Transamerica Delaware's ability to pay dividends on the Series A Preferred Securities is solely dependent upon Transamerica making interest payments on the Series A Junior Subordinated Debentures as and when required. In the event that Transamerica were for any reason to be unable to make payments on the Series A Junior Subordinated Debentures as and when required, there is a substantial likelihood that Transamerica, in its capacity as Guarantor, would be unable to make payments on the Guarantee as and when required. Transamerica's obligations under the Guarantee are unsecured and, on a liquidation or winding up of Transamerica, its obligations under the Guarantee will rank junior to all of its other liabilities except those made pari passu by their terms.

     OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX IMPACT OF
EXTENSION. Transamerica has the right under the Indenture (as defined herein) to extend the interest payment period from time to time on the Series A Junior Subordinated Debentures to a period not exceeding 60 consecutive months (an "Extension Period"), and, as a consequence, monthly dividends on the Series A Preferred Securities would be deferred (but would continue to accrue with interest thereon) by Transamerica Delaware during any such Extension Period. In the event that Transamerica exercises this right, Transamerica may not during such Extension Period declare or pay dividends on, or purchase or acquire, any of its common stock. Prior to the termination of any such Extension Period, Transamerica may further extend such Extension Period, provided that such Extension Period together with all such previous and further extensions thereof may not exceed 60 consecutive months. Upon the termination of any Extension Period and the payment of all amounts then due, Transamerica may select a new Extension Period, subject to the above requirements. The entire principal amount of the Series A Junior Subordinated Debentures will become due and payable, together with any accrued and unpaid interest thereon, including Additional
Interest (as hereinafter defined), if any, on             , 2024. See
"Description of the Series A Preferred Securities -- Dividends" and "Description of the Series A Junior Subordinated Debentures -- Option to Extend Interest Payment Period".

     Should an Extension Period occur, Transamerica Delaware will continue to accrue income for United States federal income tax purposes which will be allocated, but not distributed by way of cash dividends, to holders of record of Series A Preferred Securities. As a result, such a holder will include such interest in such holder's gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash from Transamerica Delaware related to such income if such a holder disposes of his or her Series A Preferred Securities prior to the record date for payment of dividends. See "United States Taxation -- Potential Extension of Interest Payment Period".

     SPECIAL EVENT REDEMPTION OR DISTRIBUTION. Upon the occurrence of a Special Event (as hereinafter defined), which may occur at any time, the General Partner shall elect to either (i) redeem the Series A Preferred Securities in whole or
(ii) dissolve Transamerica Delaware and cause the Series A Junior Subordinated Debentures to be distributed to the holders of the Series A Preferred Securities in connection with the liquidation of Transamerica Delaware. In the case of a Special Event which is a Tax Event (as hereinafter defined), however, the General Partner may, as an alternative to electing to redeem the Series A Preferred Securities or dissolving Transamerica Delaware, elect to cause the Series A Preferred Securities to remain outstanding. There can be no assurance as to the market prices for the Series A Preferred Securities or the Series A Junior Subordinated Debentures which may be distributed in exchange for Series A Preferred Securities were a dissolution and liquidation of Transamerica Delaware to occur. Accordingly, the Series A Preferred Securities which an investor may purchase, or the Series A Junior Subordinated Debentures which the investor may receive, may trade at a discount to the price which the investor paid to purchase the Series A Preferred Securities offered hereby. See "Description of the Series A Preferred Securities -- Special Event Redemption or Distribution" and "Description of the Series A Junior Subordinated Debentures -- General".

     Under current United States federal income tax law and interpretation, a distribution of the Series A Junior Subordinated Debentures upon a Special Event would not be a taxable event to holders of the Series A Preferred Securities. Under a change in law, a change in legal interpretation or the other circumstances giving rise to a Special Event, however, the dissolution could be a taxable event to holders of the Series A Preferred Securities. See "United States Taxation -- Receipt of Series A Junior Subordinated Debentures Upon Liquidation of Transamerica Delaware".

                      SUMMARY CONSOLIDATED FINANCIAL DATA

     This summary is qualified in its entirety by the detailed information and financial statements included in the documents incorporated by reference herein, including that for interim periods. The information furnished for the six months ended June 30, 1994 and 1993 reflects all adjustments and accruals which are, in the opinion of the management of Transamerica, necessary for a fair statement of the results for such periods. The results of operations in the interim statements are not necessarily indicative of the results that may be expected for the full year. See "Incorporation of Certain Documents by Reference" in the accompanying Prospectus.

                                                                                                         SIX MONTHS
                                                                                                            ENDED
                                                        YEARS ENDED DECEMBER 31,                          JUNE 30,
                                        ---------------------------------------------------------   ---------------------
                                          1989        1990        1991        1992        1993        1993        1994
                                        ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                                              (IN MILLIONS, EXCEPT PER SHARE DATA)
Revenues..............................  $ 4,476.1   $ 4,097.7   $ 4,175.2   $ 4,550.9   $ 4,813.3   $ 2,362.5   $ 2,598.4
Net income:
  Income from continuing operations...      251.3       190.5         5.7       334.0       447.5       210.3       209.4
  Income (loss) from discontinued
    operations........................       80.9        75.8        79.1       (90.8)      (47.0)        5.4        (0.7)
  Extraordinary loss on early
    extinguishment of debt............                                                      (23.1)
  Cumulative effect of change in
    accounting for post employment
    benefits other than pensions......                              (34.7)
                                        ---------   ---------   ---------   ---------   ---------   ---------   ---------
Net income............................  $   332.2   $   266.3   $    50.1   $   243.2   $   377.4   $   215.7   $   208.7
                                        =========   =========   =========   =========   =========   =========   =========
Earnings per common share
  Net Income:
    Income from continuing
      operations......................  $    3.11   $    2.30   $   (0.08)  $    4.00   $    5.40   $    2.50   $    2.63
    Income (loss) from discontinued
      operations......................       1.07        0.99        1.03       (1.17)      (0.60)       0.07       (0.01)
    Extraordinary loss on early
      extinguishment of debt..........                                                      (0.29)
    Cumulative effect of change in
      accounting for post employment
      benefits other than pensions....                              (0.45)
                                        ---------   ---------   ---------   ---------   ---------   ---------   ---------
  Net income..........................  $    4.18   $    3.29   $    0.50   $    2.83   $    4.51   $    2.57   $    2.62
                                        =========   =========   =========   =========   =========   =========   =========
Average number of common shares
  outstanding.........................       75.5        76.2        76.7        78.1        78.5        79.3        75.0
Balance sheet data (at period end):
Total assets..........................  $27,357.1   $29,260.9   $31,133.6   $33,290.9   $36,050.5   $35,101.6   $38,956.5
Notes and loans payable:
  Short-term and current portion of
    long-term debt....................    1,038.2       869.1       715.4     1,062.6     2,023.0     1,277.6     1,647.0
  Long-term debt......................    6,897.2     6,602.5     6,975.6     6,510.5     5,681.0     6,293.1     7,111.3
Shareholders' equity(1)...............    2,928.7     3,016.7     3,025.8     3,300.1     3,363.5     3,415.9     3,106.1
Book value per common share...........  $   35.63   $   36.56   $   36.28   $   36.31   $   38.46   $   38.02   $   38.09

- ---------------
(1) In the first quarter of 1994 Transamerica adopted Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, which resulted in all of Transamerica's investments in debt securities being reported at fair value. As of June 30, 1994 the net unrealized gain from investments marked to fair value included in shareholders' equity has been reduced by $14.9 million as a result of adopting this new accounting standard. There is no effect on the income statement from the adoption of this new accounting standard, and prior periods have not been restated.

                         CAPITALIZATION OF TRANSAMERICA

     The following table sets forth the consolidated short-term obligations and capitalization of Transamerica as of June 30, 1994, and as adjusted to reflect the application of the estimated net proceeds from the sale of the Series A Preferred Securities. See "Use of Proceeds".


                                                                           JUNE 30, 1994
                                                                     -------------------------
                                                                      ACTUAL       AS ADJUSTED
                                                                     ---------     -----------
                                                                          (IN MILLIONS)
Short-term obligations, including current maturities...............  $ 1,647.0      $ 1,647.0
Long-term debt (1).................................................    7,111.3        7,111.3
Life insurance policy liabilities..................................   23,410.3       23,410.3
Other liabilities..................................................    3,681.9        3,681.9
Minority interest in equity of subsidiaries........................                     150.0
Shareholders' equity:
  Preferred stock, par value $100 per share; 1,200,000 shares authorized;
     8.50% Preferred Stock, Series D ($500 liquidation preference)
       400,000 shares issued.......................................      200.0          200.0(2)
     Dutch Auction Rate Transferable Securities
     Preferred Stock ("DARTS"), Series A-1
       750 shares issued...........................................       75.0           75.0
     DARTS, Series B-1
       750 shares issued...........................................       75.0           75.0
     DARTS, Series C-1
       750 shares issued...........................................       75.0           75.0
  Common stock, par value $1.00 per share; 150,000,000 shares authorized; 70,393,675 shares outstanding, after deducting
     9,344,787 shares in treasury..................................       70.4           70.4
  Additional paid-in capital.......................................      152.1          152.1
  Retained earnings................................................    2,421.8        2,421.8
  Net unrealized gain from investments marked to fair value........       72.7           72.7
  Foreign currency translation adjustments.........................      (35.9)         (35.9)
                                                                     ---------     -----------
          Total shareholders' equity...............................    3,106.1        3,106.1
                                                                     ---------     -----------
          Total capitalization (excluding life insurance policy
            liabilities, other liabilities and short-term
            obligations)...........................................  $10,217.4      $10,367.4
                                                                     =========     ==========


- ---------------
(1) Senior Indebtedness of Transamerica, for purposes of the subordination provisions of the Series A Junior Subordinated Debentures, includes only indebtedness of Transamerica on an unconsolidated basis. As of August 31, 1994, such Senior Indebtedness aggregated approximately $730 million. Because Transamerica is a holding company, the Series A Junior Subordinated Debentures are also effectively subordinated to all other long-term debt and short-term obligations set forth in the above table, as well as other liabilities of Transamerica's subsidiaries.


(2) On October 14, 1994, Transamerica commenced a tender offer to purchase depositary shares representing up to 320,000 shares of its 8.50% Preferred Stock, Series D ("Series D Preferred Stock"), on the terms and subject to the conditions set forth in Transamerica's Offer to Purchase dated October 14, 1994 and the related Letter of Transmittal. The purchase of such depositary shares pursuant to the offer will reduce the aggregate liquidation preference of Series D Preferred Stock which is outstanding. If depositary shares representing the maximum of 320,000 shares of Series D Preferred Stock are purchased in such offer, $40 million aggregate liquidation preference of Series D Preferred Stock would remain outstanding following the offer.

                                USE OF PROCEEDS

     The proceeds from the sale of the Series A Preferred Securities will be invested in the Series A Junior Subordinated Debentures issued pursuant to the Indenture described herein, and ultimately will be used by Transamerica for general corporate purposes, which may include the repayment or repurchase of its securities.

                DESCRIPTION OF THE SERIES A PREFERRED SECURITIES

GENERAL

     All of the partnership interests in Transamerica Delaware, are owned directly or indirectly by Transamerica. The Limited Partnership Agreement (including the Action) authorizes and creates the Series A Preferred Securities, which represent limited partner interests in Transamerica Delaware ("Preferred Securities"). Other Preferred Securities may be issued from time to time in one or more series as described in the accompanying Prospectus. The limited partner interests represented by the Series A Preferred Securities will have a preference with respect to dividends and amounts payable on redemption or liquidation over the General Partner's interest in Transamerica Delaware. The Limited Partnership Agreement does not permit the issuance of any Preferred Securities ranking, as to participation in profits and dividends and in the assets of Transamerica Delaware, senior or junior to the Series A Preferred Securities or the incurrence of any indebtedness by Transamerica Delaware. The summary of certain material terms and provisions of the Series A Preferred Securities set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Limited Partnership Agreement (including the Action) which has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part, and the Partnership Act.

DIVIDENDS

     Dividends on the Series A Preferred Securities will be cumulative, will accrue from the date of initial issuance and will be payable monthly in arrears,
on the last day of each calendar month of each year, commencing             ,
1994, when, as and if determined to be so payable by Transamerica, in its capacity as General Partner, except as otherwise described below. Dividends in arrears for more than one month will bear interest monthly at the rate per annum equal to the dividend rate for each month during the period of arrearage. The term "dividends" as used herein includes any such interest payable unless otherwise stated. The amount of dividends payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

     The dividend rate will be adjusted quarterly. The rate for the initial
period from the date of initial issuance to             , 1994 will be      %
per annum, which is equivalent to $          per Series A Preferred Security per
annum. Thereafter, dividends on the Series A Preferred Securities will be payable at the "Applicable Rate" (as defined below) from time to time in effect. Transamerica has the right under the Indenture (as hereinafter defined) to extend the interest payment period from time to time on the Series A Junior Subordinated Debentures to a period not exceeding 60 consecutive months and, as a consequence, monthly dividends on the Series A Preferred Securities would be deferred (but would continue to accrue with interest thereon) by Transamerica Delaware during any such Extension Period. In the event that Transamerica exercises this right, Transamerica may not declare or pay dividends on, or purchase or acquire, any of its common stock during such Extension Period. Prior to the termination of any such Extension Period, Transamerica may further extend such Extension Period, provided that such Extension Period together with all such previous and further extensions thereof may not exceed 60 consecutive months. Upon the termination of any Extension Period and the payment of all amounts then due, Transamerica may select a new Extension Period, subject to the above requirements. See "Description of the Series A Junior Subordinated Debentures -- Interest" and "-- Option to Extend Interest Payment Period".


     It is anticipated that Transamerica Delaware's earnings available for distribution to the holders of the Series A Preferred Securities will be limited to payments under the Series A Junior Subordinated Debentures in which Transamerica Delaware will invest the proceeds from the issuance and sale of the Series A Preferred Securities and the General Partnership Payment (as hereinafter defined). See "Description of the Series A Junior Subordinated Debentures". Under the Limited Partnership Agreement, if Transamerica does not make interest payments on the Series A Junior Subordinated Debentures, it is expected that Transamerica Delaware will not declare or pay dividends on the Series A Preferred Securities. Under the Limited Partnership Agreement, if and to the extent Transamerica does make interest payments on the Series A Junior Subordinated Debentures, Transamerica Delaware is obligated, to the extent funds are legally available therefor, to declare dividends on the Series A Preferred Securities. The payment of dividends (if and to the extent declared) is guaranteed by Transamerica as and to the extent set forth under "Description of the Guarantee" in the accompanying Prospectus. The Guarantee is a full and unconditional guarantee from the time of issuance of the Series A Preferred Securities, but does not apply to any payment of dividends unless and until such dividends are declared.


     Dividends on the Series A Preferred Securities will be payable to the holders thereof as they appear on the books and records of Transamerica Delaware on the relevant record dates, which, as long as the Series A Preferred Securities remain in book-entry-only form, will be one Business Day (as hereinafter defined) prior to the relevant payment dates. Subject to any applicable laws and regulations and the provisions of the Limited Partnership Agreement, each such payment will be made as described under "Book-Entry-Only Issuance -- The Depository Trust Company" below. In the event the Series A Preferred Securities shall not continue to remain in book-entry-only form, the General Partner shall have the right to select relevant record dates, which shall be more than one Business Day prior to the relevant payment dates. In the event that any date on which dividends are payable on the Series A Preferred Securities is not a Business Day, then payment of the dividend payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a day on which banking institutions in The City of New York are authorized or required by law to close.

     Except as provided below in this paragraph, the "Applicable Rate" for any
quarter (other than the initial period) will be equal to      % of the Effective
Rate (as defined below), but not less than      % per annum nor more than      %
per annum. The "Effective Rate" for any quarter will be equal to the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as defined below) for such quarter. The Applicable Rate will be rounded to the nearest five hundredth of a percent. In the event that Transamerica Delaware determines in good faith that for any reason:

          (i) any one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate cannot be determined for any quarter, then the Effective Rate for such quarter will be equal to the higher of whichever two of such rates can be so determined;

          (ii) only one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate can be determined for any quarter, then the Effective Rate for such quarter will be equal to whichever such rate can be so determined; or

          (iii) none of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate can be determined for any quarter, then the Effective Rate for the preceding quarter will be continued for such quarter.

     Except as described below in this paragraph, the "Treasury Bill Rate" for each quarter will be the arithmetic average of the two most recent weekly per annum secondary market discount rates (or the one weekly per annum secondary market discount rate, if only one such rate is published during the relevant Calendar Period (as defined below)) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board (as defined below) during the Calendar Period immediately preceding the last ten calendar days preceding the quarter for which the dividend rate on the Series A Preferred Securities is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum secondary market discount rate during any such Calendar Period, then the Treasury Bill Rate for such quarter will be the arithmetic average of the two most recent weekly per annum secondary market discount rates (or the one weekly per annum secondary market discount rate, if only one such rate is published during the relevant Calendar

Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by Transamerica Delaware. In the event that a per annum secondary market discount rate for three-month U.S. Treasury bills is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such quarter will be the arithmetic average of the two most recent weekly per annum secondary market discount rates (or the one weekly per annum secondary market discount rate, if only one such rate is published during the relevant Calendar Period) for all of the U.S. Treasury bills then having remaining maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board, or if the Federal Reserve Board does not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by Transamerica Delaware. In the event that Transamerica Delaware determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such quarter will be the arithmetic average of the per annum secondary market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each Business Day in New York City (or less frequently if daily quotations are not generally available) to Transamerica Delaware by at least three recognized dealers in U.S. Government securities selected by Transamerica Delaware. In the event that Transamerica Delaware determines in good faith that for any reason Transamerica Delaware cannot determine the Treasury Bill Rate for any quarter as provided above in this paragraph, the Treasury Bill Rate for such quarter will be the arithmetic average of the per annum secondary market discount rate based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to Transamerica Delaware by at least three recognized dealers in U.S. Government securities selected by Transamerica Delaware.

     Except as described below in this paragraph, the "Ten Year Constant Maturity Rate" for each quarter will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as defined below) (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the quarter for which the dividend rate on the Series A Preferred Securities is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such quarter will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by Transamerica Delaware. In the event that a per annum Ten Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such quarter will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as defined below)) then having remaining maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by Transamerica Delaware. In the event that Transamerica Delaware determines in good faith that for any reason Transamerica Delaware cannot determine the Ten Year Constant Maturity Rate for any quarter as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such quarter will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight or more than twelve years from the date of each such quotation, as chosen and quoted daily for each Business Day in New York City (or less frequently if daily quotations are not generally available) to Transamerica Delaware by at least three recognized dealers in U.S. Government securities selected by Transamerica Delaware.

     Except as described below in this paragraph, the "Thirty Year Constant Maturity Rate" for each quarter will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (as defined below) (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the quarter for which the dividend rate on the Series A Preferred Securities is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such quarter will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by Transamerica Delaware. In the event that a per annum Thirty Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such quarter will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having remaining maturities of not less than twenty-eight nor more than thirty-two years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by Transamerica Delaware. In the event that Transamerica Delaware determines in good faith that for any reason Transamerica Delaware cannot determine the Thirty Year Constant Maturity Rate for any quarter as provided above in this paragraph, then the Thirty Year Constant Maturity Rate for such quarter will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty-two years from the date of each such quotation, as chosen and quoted daily for each Business Day in New York City (or less frequently if daily quotations are not generally available) to Transamerica Delaware by at least three recognized dealers in U.S. Government securities selected by Transamerica Delaware.

     The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate will each be rounded to the nearest one hundredth of a percent.

     The Applicable Rate with respect to each quarter (other than the initial period) will be calculated as promptly as practicable by Transamerica Delaware according to the appropriate method described above. Transamerica Delaware will cause each Applicable Rate to be published in a newspaper of general circulation in New York City before the commencement of the quarter to which it applies and will cause notice of such Applicable Rate to be given to The Depository Trust Company (the "Depository" or "DTC"), New York, New York, the securities depository for the Series A Preferred Securities. See "Book-Entry-Only
Issuance -- The Depository Trust Company" below.

     As used above, the term "Calendar Period" means a period of fourteen calendar days; the term "Federal Reserve Board" means the Board of Governors of the Federal Reserve System; the term "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; the term "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities adjusted to constant maturities of ten years; and the term "Thirty Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities adjusted to constant maturities of thirty years.

CERTAIN RESTRICTIONS ON TRANSAMERICA DELAWARE

     If dividends have not been paid in full on the Series A Preferred Securities, Transamerica Delaware shall not:

          (i) declare, pay, or set aside for payment, any dividends on any other series of Preferred Securities, unless the amounts of any dividends declared and paid on any other series of Preferred Securities and on the Series A Preferred Securities are on a pro rata basis on the dates such dividends are paid on such other series of Preferred Securities, so that

             (x) the aggregate amount of dividends paid on the Series A Preferred Securities bears to the aggregate amount of dividends paid on such other series of Preferred Securities the same ratio as

             (y) the aggregate of all accrued and unpaid dividends in respect of the Series A Preferred Securities bears to the aggregate of all accrued and unpaid dividends in respect of such other series of Preferred Securities; or

          (ii) redeem, purchase or otherwise acquire any other Preferred Securities;

until, in each case, such time as all accrued and unpaid dividends on the Series A Preferred Securities shall have been paid in full for all dividend periods terminating on or prior to, in the case of clause (i), such payment and, in the case of clause (ii), the date of such redemption, purchase or acquisition.

     As of the date of this Prospectus Supplement, there are no series of Preferred Securities outstanding.

OPTIONAL REDEMPTION

     The Series A Preferred Securities are redeemable, at the option of Transamerica Delaware, in whole or in part, from time to time, on or after
          , 1999, upon not less than 30 nor more than 60 days' notice, at the Redemption Price. If Transamerica Delaware redeems Series A Preferred Securities in accordance with the terms thereof, the Series A Junior Subordinated Debentures will become due and payable in a principal amount equal to the aggregate stated liquidation preference of the Series A Preferred Securities so redeemed, together with any accrued and unpaid interest on such principal amount of Series A Junior Subordinated Debentures. See "Description of Series A Junior Subordinated Debentures -- Mandatory Prepayment". In the event that fewer than all the outstanding Series A Preferred Securities are to be so redeemed, the Series A Preferred Securities to be redeemed will be selected as described under "Book-Entry-Only Issuance -- The Depository Trust Company" below. If a partial redemption would result in the delisting of the Series A Preferred Securities, Transamerica Delaware may only redeem the Series A Preferred Securities in whole.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

     If a Tax Event or an Investment Company Event (each as hereinafter defined, and each a "Special Event") shall occur and be continuing, the General Partner shall elect to either (i) redeem the Series A Preferred Securities in whole (and not in part), upon not less than 30 or more than 60 days' notice at the Redemption Price, within 90 days following the occurrence of such Special Event; provided that, if and as long as at the time there is available to the General Partner the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable such measure that has no adverse effect on Transamerica Delaware or Transamerica, the General Partner will pursue such measure in lieu of redemption, or (ii) dissolve Transamerica Delaware and, after satisfaction of creditors as required by the Partnership Act, cause Series A Junior Subordinated Debentures to be distributed to the holders of the Series A Preferred Securities in liquidation of Transamerica Delaware, within 90 days following the occurrence of such Special Event. In the case of a Tax Event, the General Partner may, as an alternative to electing to redeem the Series A Preferred Securities or dissolving Transamerica Delaware, elect to cause the Series A Preferred Securities to remain outstanding.

     "Tax Event" means that Transamerica shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that on or after the date of this Prospectus Supplement, as a result of
(a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or effective or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after the date of this Prospectus Supplement, there is more than an insubstantial risk that (i) Transamerica Delaware is subject to federal income tax with respect to interest accrued or received on the Series A Junior Subordinated Debentures, (ii) Transamerica Delaware is subject to more than a de minimis amount of taxes, duties or other governmental charge, or (iii) interest payable by Transamerica to Transamerica Delaware on the Series A Junior Subordinated Debentures will not be deductible by Transamerica for federal income tax purposes.

     "Investment Company Event" means the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law") to the effect that Transamerica Delaware is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which Change in 1940 Act Law becomes effective on or after the date of this Prospectus Supplement; provided that no Investment Company Event shall be deemed to have occurred if the General Partner obtains a written opinion of nationally recognized independent counsel to the Partnership experienced in practice under the 1940 Act to the effect that the General Partner has successfully issued an additional or supplemental irrevocable and unconditional guarantee or taken such other steps as may be necessary so that, in the opinion of such counsel, notwithstanding such Change in 1940 Act Law, Transamerica Delaware is not required to be registered as an "investment company" within the meaning of the 1940 Act. In case of any uncertainty regarding an Investment Company Event, the good faith determination of the General Partner (based on the advice of counsel) shall be conclusive.

     After the date fixed for any distribution of Series A Junior Subordinated Debentures, upon dissolution of Transamerica Delaware, (i) the Series A Preferred Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the record holder of the Series A Preferred Securities, will receive a registered global certificate or certificates representing the Series A Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Series A Preferred Securities not held by DTC or its nominee will be deemed to represent

Series A Junior Subordinated Debentures having a principal amount equal to the stated liquidation preference of such Series A Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid dividends on such Series A Preferred Securities, until such certificates are presented to Transamerica or its agent for transfer or reissuance.

     There can be no assurance as to the market prices for the Series A Preferred Securities or the Series A Junior Subordinated Debentures which may be distributed in exchange for Series A Preferred Securities were a dissolution and liquidation of Transamerica Delaware to occur. Accordingly, the Series A Preferred Securities which an investor may purchase, or the Series A Junior Subordinated Debentures which the investor may receive, may trade at a discount to the price which the investor paid to purchase the Series A Preferred Securities offered hereby.

MANDATORY REDEMPTION


     Upon the repayment of the Series A Junior Subordinated Debentures, whether at maturity or upon redemption, repurchased or otherwise, the proceeds from such repayment will be applied first to redeem the Series A Preferred Securities, in whole, upon not less than 30 nor more than 60 days' notice, at the Redemption Price.


REDEMPTION PROCEDURES

     Transamerica Delaware may not redeem fewer than all the outstanding Series A Preferred Securities unless all accrued and unpaid dividends have been paid on all Series A Preferred Securities for all monthly dividend periods terminating on or prior to the date of redemption.

     If Transamerica Delaware gives a notice of redemption in respect of Series A Preferred Securities (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, Transamerica Delaware will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Series A Preferred Securities. See "Book-Entry-Only Issuance -- The Depository Trust Company". If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of holders of such Series A Preferred Securities so called for redemption will cease, except the right of the holders of such Series A Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price. In the event that any date fixed for redemption of Series A Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. In the event that payment of the Redemption Price in respect of Series A Preferred Securities is improperly withheld or refused and not paid either by Transamerica Delaware or by Transamerica pursuant to the Guarantee described under "Description of the Guarantee" in the accompanying Prospectus, dividends on such Series A Preferred Securities will continue to accrue at the then applicable rate, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

     Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), Transamerica or any of its subsidiaries, including Transamerica Delaware, may at any time and from time to time purchase outstanding Series A Preferred Securities by tender, in the open market or by private agreement. If Transamerica Delaware purchases and cancels any Series A Preferred Securities, the Series A Junior Subordinated Debentures may be repaid in a principal amount equal to the aggregate stated liquidation preference of the Series A Preferred Securities so purchased, together with any accrued and unpaid interest on such principal amount of

Series A Junior Subordinated Debentures. See "Description of Series A Junior Subordinated Debentures -- Optional Prepayment".

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     In the event of any voluntary or involuntary dissolution, winding-up or termination of Transamerica Delaware, the holders of the Series A Preferred Securities at the time will be entitled to receive out of the assets of Transamerica Delaware available for distribution to partners after satisfaction of liabilities of creditors as required by the Partnership Act, before any distribution of assets is made to the General Partner, but together with the holders of every other series of Preferred Securities outstanding, an amount equal to, in the case of holders of Series A Preferred Securities, the aggregate of the stated liquidation preference of $25 per Series A Preferred Security plus accrued and unpaid dividends thereon to the date of payment (such amount being the "Liquidation Distribution"), unless, in connection with such dissolution, winding-up or termination, Series A Junior Subordinated Debentures in an aggregate principal amount equal to the stated liquidation preference of such Series A Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid dividends on such Series A Preferred Securities, shall be distributed on a pro rata basis to the holders of the Series A Preferred Securities.

     If, upon any such dissolution, the Liquidation Distribution can be paid only in part because Transamerica Delaware has insufficient assets available to pay in full the aggregate Liquidation Distribution and the aggregate maximum liquidation distributions on any other series of Preferred Securities, then the amounts payable directly by Transamerica Delaware on the Series A Preferred Securities and on such other series of Preferred Securities shall be paid in cash or in kind on a pro rata basis, so that

          (x) the aggregate amount paid in respect of the Liquidation Distribution bears to the aggregate amount paid as liquidation distributions on the other series of Preferred Securities the same ratio as

          (y) the aggregate Liquidation Distribution bears to the aggregate maximum liquidation distributions on the other series of Preferred Securities.

     Pursuant to the Limited Partnership Agreement, Transamerica Delaware shall be dissolved and its affairs shall be wound up: (i) on December 31, 2093, the expiration of the term of Transamerica Delaware, (ii) upon the bankruptcy of the General Partner, (iii) upon the assignment by the General Partner of its entire interest in Transamerica Delaware when the assignee is not admitted to Transamerica Delaware as a general partner of Transamerica Delaware in accordance with the Limited Partnership Agreement, or the filing of a certificate of dissolution or its equivalent with respect to the General Partner, or the revocation of the General Partner's charter and the expiration of 90 days after the date of notice to the General Partner of revocation without a reinstatement of its charter, or if any other event occurs that causes the General Partner to cease to be a general partner of Transamerica Delaware under the Partnership Act, unless the business of Transamerica Delaware is continued in accordance with the Partnership Act, (iv) in accordance with the provisions of the Series A Preferred Securities, (v) upon the entry of a decree of judicial dissolution or (vi) upon the written consent of all partners of Transamerica Delaware.

MERGER, CONSOLIDATION OR AMALGAMATION OF TRANSAMERICA DELAWARE

     Transamerica Delaware may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body, except as described below. Transamerica Delaware may, without the consent of the holders of the Series A Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by a limited partnership, limited liability company or trust organized as such under the laws of any state of the United States of America provided that (i) such successor entity either (x) expressly assumes all of the obligations of Transamerica Delaware under the Series A

Preferred Securities or (y) substitutes for the Series A Preferred Securities other securities having substantially the same terms as the Series A Preferred Securities (the "Successor Securities") so long as the Successor Securities are not junior to any other equity securities of the successor entity, with respect to participation in the profits and dividends, and in the assets, of the successor entity, (ii) Transamerica expressly acknowledges such successor entity as the holder of the Series A Junior Subordinated Debentures, (iii) the Series A Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Series A Preferred Securities are then listed, (iv) such merger, consolidation, amalgamation or replacement does not cause the Series A Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the powers, preferences and other special rights of the holders of the Series A Preferred Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose substantially identical to that of Transamerica Delaware, (vii) prior to such merger, consolidation, amalgamation or replacement, Transamerica has received an opinion of nationally recognized independent counsel to Transamerica Delaware experienced in such matters to the effect that (x) such successor entity will be treated as a partnership for federal income tax purposes, (y) following such merger, consolidation, amalgamation or replacement, Transamerica and such successor entity will be in compliance with the 1940 Act without registering thereunder as an investment company and (z) such merger, consolidation, amalgamation or replacement will not adversely affect the limited liability of the holders of the Series A Preferred Securities and (viii) Transamerica guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee.


VOTING RIGHTS

     Except as provided below and under "Description of the Guarantee -- Amendments and Assignment" in the accompanying Prospectus and as otherwise required by law and the Limited Partnership Agreement, the holders of the Series A Preferred Securities will have no voting rights.

     If (i) arrearages on dividends on the Series A Preferred Securities shall exist for 18 consecutive monthly dividend periods; (ii) an Event of Default (as defined in the Indenture) occurs and is continuing on the Series A Junior Subordinated Debentures; or (iii) Transamerica is in default on any of its payment obligations under the Guarantee (as described under "Description of the Guarantee -- Certain Covenants of Transamerica" in the accompanying Prospectus), then the holders of the Series A Preferred Securities, together with the holders of any other series of Preferred Securities having the right to vote for the appointment of a special representative of Transamerica Delaware and the limited partners (a "Special Representative") in such event, acting as a single class, will be entitled by the vote of a majority in aggregate liquidation preference of such holders to appoint and authorize a Special Representative to enforce Transamerica Delaware's creditor rights under the Series A Junior Subordinated Debentures, to enforce the rights of the holders of the Series A Preferred Securities under the Guarantee and to enforce the rights of the holders of the Series A Preferred Securities to receive dividends (if and to the extent declared) on the Series A Preferred Securities. The Special Representative shall not, by virtue of acting in such capacity, be admitted as a general partner in Transamerica Delaware or otherwise be deemed to be a general partner in Transamerica Delaware and shall have no liability for the debts, obligations or liabilities of Transamerica Delaware. Not later than 30 days after such right to appoint a Special Representative arises, the General Partner will convene a meeting for the purpose of appointing a Special Representative. If the General Partner fails to convene such meeting within such 30-day period, the holders of 10% in liquidation preference of the outstanding Preferred Securities will be entitled to convene such meeting. The provisions of the Limited Partnership Agreement relating to the convening and conduct of the meetings of the partners will apply with respect to any such meeting. In the event that, at any such meeting, holders of less than a majority in aggregate liquidation preference of Preferred Securities entitled to vote for the appointment of a Special Representative vote for such appointment, no Special Representative shall be appointed. Any Special Representative appointed shall cease to be a Special Representative of Transamerica Delaware and the limited partners if Transamerica Delaware (or Transamerica pursuant to the Guarantee) shall have paid in full all accrued and unpaid dividends on the Preferred Securities or such default or breach, as the case may be, shall have been cured, and Transamerica, in its capacity as the General Partner, shall continue the business of Transamerica Delaware without dissolution. Notwithstanding the appointment of any such Special Representative, Transamerica shall continue as General Partner and shall retain all rights under the Indenture, including the right to extend the interest payment period from time to time to a period not exceeding 60 consecutive months as provided under "Description of the Series A Junior Subordinated Debentures -- Option to Extend Interest Payment Period", and any such extension would not constitute a default under the Indenture or enable a holder of Series A Preferred Securities to require the payment of a dividend that has not theretofore been declared.

     If any proposed amendment to the Limited Partnership Agreement provides for, or the General Partner otherwise proposes to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Series A Preferred Securities, whether by way of amendment to the Limited Partnership Agreement or otherwise (including, without limitation, the authorization or issuance of any limited partner interests in Transamerica Delaware ranking, as to participation in the profits or dividends or in the assets of Transamerica Delaware, senior to the Series A Preferred Securities), or (ii) the dissolution, winding-up or termination of Transamerica Delaware, other than (x) in connection with the distribution of Series A Junior Subordinated Debentures upon the occurrence of a Special Event or (y) as described under "Merger, Consolidation or Amalgamation of Transamerica Delaware" above, then the holders of outstanding Series A Preferred Securities will be entitled to vote on such amendment or proposal of the General Partner (but not on any other amendment or proposal) as a class with all other holders of series of Preferred Securities similarly affected, and such amendment or proposal shall not be effective except with the approval of the holders of 66 2/3% in liquidation preference of such outstanding Preferred Securities having a right to vote on the matter; provided, however, that no such approval shall be required if the dissolution, winding-up or termination of Transamerica Delaware is proposed or initiated upon the initiation of proceedings, or after proceedings have been initiated, for the dissolution, winding-up, liquidation or termination of Transamerica.

     The rights attached to the Series A Preferred Securities will be deemed not to be adversely affected by the creation or issue of, and no vote will be required for the creation or issue of, any further limited partner interests of Transamerica Delaware ranking pari passu with the Series A Preferred Securities with regard to participation in the profits or dividends or in the assets of Transamerica Delaware. Holders of Series A Preferred Securities have no preemptive rights.


     So long as any Series A Junior Subordinated Debentures are held by Transamerica Delaware, the General Partner shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or executing any trust or power conferred on the Trustee with respect to such series, (ii) waive any past default that is waivable under Section 6.06 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Series A Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Series A Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of at least 66 2/3% in liquidation preference of all series of Preferred Securities who would be affected thereby if their Preferred Securities were to be exchanged for Junior Subordinated Debentures, acting as a single class; provided, however, that where a consent under the Indenture would require the consent of each holder affected thereby, no such consent shall be given by the General Partner without the prior consent of each holder of all series of Preferred Securities who would be so affected thereby. The General Partner shall not revoke any action previously authorized or approved by a vote of any series of Preferred Securities. The General Partner shall notify all holders of the Series A Preferred Securities of any notice of default received from the Trustee with respect to the Series A Junior Subordinated Debentures.

     Any required approval of holders of Series A Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the partners in Transamerica Delaware or pursuant to written consent. Transamerica Delaware will cause a notice of any meeting at which holders of Series A Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Series A Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought and
(iii) instructions for the delivery of proxies or consents.

     No vote or consent of the holders of Series A Preferred Securities will be required for Transamerica Delaware to redeem and cancel Series A Preferred Securities in accordance with the Limited Partnership Agreement.

     Notwithstanding that holders of Series A Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Series A Preferred Securities and any other series of Preferred Securities that are entitled to vote or consent with such Series A Preferred Securities as a single class at such time that are owned by Transamerica or by any entity more than 50% of which is owned by Transamerica, either directly or indirectly, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

     Holders of the Series A Preferred Securities will have no rights to remove or replace the General Partner.

BOOK-ENTRY-ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

     DTC will act as securities depository for the Series A Preferred Securities. The Series A Preferred Securities will be issued only as fully registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully registered global Series A Preferred Security certificates will be issued, representing in the aggregate the total number of Series A Preferred Securities, and will be deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc. (the "New York Stock Exchange"), the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

     Purchases of Series A Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Series A Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Series A Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Series A Preferred Securities. Transfers of ownership interests in the Series A Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Series A Preferred Securities, except in the event that use of the book-entry system for the Series A Preferred Securities is discontinued.

     DTC has no knowledge of the actual Beneficial Owners of the Series A Preferred Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Series A Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. If less than all of the Series A Preferred Securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such series to be redeemed.

     Although voting with respect to the Series A Preferred Securities is limited, in those instances in which a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to Series A Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to Transamerica Delaware as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Series A Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Dividend payments on the Series A Preferred Securities will be made by Transamerica Delaware to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and not of DTC, Transamerica Delaware or Transamerica, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of dividends to DTC is the responsibility of Transamerica Delaware, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     DTC may discontinue providing its services as securities depository with respect to the Series A Preferred Securities at any time by giving reasonable notice to Transamerica Delaware. Under such circumstances, in the event that a successor securities depository is not obtained, Series A Preferred Security certificates are required to be printed and delivered. Additionally, Transamerica Delaware (with the consent of Transamerica) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). In that event, certificates for the Series A Preferred Securities will be printed and delivered. In each of the above circumstances, the General Partner will appoint a paying agent with respect to the Series A Preferred Securities.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Transamerica Delaware and Transamerica believe to be reliable, but Transamerica Delaware and Transamerica take no responsibility for the accuracy thereof.

REGISTRAR AND TRANSFER AGENT

     In the event the book-entry system for the Series A Preferred Securities is discontinued, it is anticipated that The First National Bank of Chicago, or one of its affiliates, will act as registrar and transfer agent for the Series A Preferred Securities.

     Registration of transfers of Series A Preferred Securities will be effected without charge by or on behalf of Transamerica Delaware, but upon payment (with the giving of such indemnity as Transamerica Delaware or Transamerica may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

     Transamerica Delaware will not be required to register or cause to be registered the transfer of Series A Preferred Securities after such Series A Preferred Securities have been called for redemption.

MISCELLANEOUS

     Application has been made to list the Series A Preferred Securities on the New York Stock Exchange. See "Underwriting."

     The General Partner is authorized and directed to conduct its affairs and to operate Transamerica Delaware in such a way that Transamerica Delaware will not be deemed to be an "investment company" required to be registered under the 1940 Act or taxed as a corporation for federal income tax purposes and so that the Series A Junior Subordinated Debentures will be treated as indebtedness of Transamerica for federal income tax purposes. In this connection, the General Partner is authorized to take any action, not inconsistent with applicable law, the certificate of limited partnership of Transamerica Delaware or the Limited Partnership Agreement, that the General Partner determines in its discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect the interests of the holders of the Series A Preferred Securities.

           DESCRIPTION OF THE SERIES A JUNIOR SUBORDINATED DEBENTURES

     Set forth below is a description of specific terms of the Series A Junior Subordinated Debentures in which Transamerica Delaware will invest (i) the proceeds of the issuance and sale of the Series A Preferred Securities and (ii) the General Partner's capital contribution with respect to the Series A Preferred Securities (the "General Partnership Payment"). This description supplements the description of the general terms and provisions of the Junior Subordinated Debentures set forth in the accompanying Prospectus under the caption "Description of the Junior Subordinated Debentures". The following description does not purport to be complete and is qualified in its entirety by reference to the description in the accompanying Prospectus and the Indenture,
dated as of           , 1994, between Transamerica and The First National Bank
of Chicago, as Trustee (the "Indenture") which has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part.

     Under certain circumstances involving the dissolution of Transamerica Delaware following the occurrence of a Special Event, Series A Junior Subordinated Debentures may be distributed to the holders of the Series A Preferred Securities in liquidation of Transamerica Delaware. See "Description of the Series A Preferred Securities -- Special Event Redemption or Distribution".

GENERAL

     The Series A Junior Subordinated Debentures will be issued as a series of Junior Subordinated Debentures under the Indenture. The Series A Junior Subordinated Debentures will be limited in aggregate principal amount to
approximately $     million, such amount being the sum of the aggregate stated
liquidation preference of the Series A Preferred Securities and the General Partnership Payment.

     The entire principal amount of the Series A Junior Subordinated Debentures will become due and payable, together with any accrued and unpaid interest thereon, including Additional Interest (as hereinafter defined), if any, on
          , 2024.

     The Series A Junior Subordinated Debentures, if distributed to holders of Series A Preferred Securities in dissolution, will initially be so issued as a Global Security (as defined below). As described herein, under certain limited circumstances Series A Junior Subordinated Debentures may be issued in certificated form in exchange for a Global Security. See "Book-Entry and Settlement" below. In the event that Series A Junior Subordinated Debentures are issued in certificated form, such Series A Junior Subordinated Debentures will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

     Payments on Series A Junior Subordinated Debentures issued as a Global Security will be made to DTC, as the depository for the Series A Junior Subordinated Debentures. In the event Series A Junior Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Series A Junior Subordinated Debentures will be registrable, and Series A Junior Subordinated Debentures will be exchangeable for Series A Junior Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate trust office of the Trustee in The City of New York; provided that payment of interest may be made at the option of Transamerica by check mailed to the address of the persons entitled thereto.

     If the Series A Junior Subordinated Debentures are distributed to the holders of Series A Preferred Securities upon the dissolution of Transamerica Delaware, Transamerica will use its best efforts to list the Series A Junior Subordinated Debentures on the New York Stock Exchange or on such other exchange as the Series A Preferred Securities are then listed.

MANDATORY PREPAYMENT

     If Transamerica Delaware redeems Series A Preferred Securities in accordance with the terms thereof, the Series A Junior Subordinated Debentures will become due and payable in a principal amount equal to the aggregate stated liquidation preference of the Series A Preferred Securities so redeemed, together with any accrued and unpaid interest thereon, including Additional Interest, if any. Any payment pursuant to this provision shall be made prior to 12:00 noon, New York City time, on the date of such redemption or at such other time on such earlier date as the parties thereto shall agree. The Series A Junior Subordinated Debentures are not entitled to the benefit of any sinking fund or, except as set forth above, any other provision for mandatory prepayment.

OPTIONAL REDEMPTION

     If there shall be no Series A Preferred Securities outstanding, Transamerica shall have the right to redeem the Series A Junior Subordinated
Debentures, in whole or in part, from time to time, on or after           ,
1999, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest, including Additional Interest, if any, to the redemption date. If Transamerica or Transamerica Delaware purchases Series A Preferred Securities by tender, in the open market or by private agreement, Transamerica shall have the right to redeem Series A Junior Subordinated Debentures, in an amount not to exceed the aggregate stated liquidation preference of the Series A Preferred

Securities so purchased, together with any accrued and unpaid interest thereon, including Additional Interest, if any, to the redemption date.

INTEREST

     Each Series A Junior Subordinated Debenture shall bear interest at an interest rate that will be adjusted quarterly. The rate for the initial period
from the date of initial issuance to             , 1994 will be      % per
annum. Thereafter, interest on the Series A Junior Subordinated Debentures will be payable at the "Applicable Rate" in effect from time to time. The Applicable
Rate for any quarter will be equal to      % of the highest of the "Treasury
Bill Rate", the "Ten Year Constant Maturity Rate" and the "Thirty Year Constant
Maturity Rate" determined in advance of such quarter; but not less than      %
per annum nor greater than % per annum. The "Treasury Bill Rate", the "Ten Year Constant Maturity Rate" and the "Thirty Year Constant Maturity Rate" with respect to any quarter shall be determined by Transamerica Delaware in the same manner as, and consistent with its determinations with respect to, quarters for the purposes of dividends payable on the Series A Preferred Securities. See "Description of the Series A Preferred Securities -- Dividends".

     Such interest is payable monthly in arrears on the last day of each calendar month of each year (each, an "Interest Payment Date"), commencing
          , 1994, to the person in whose name such Series A Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event the Series A Junior Subordinated Debentures shall not continue to remain in book-entry-only form, Transamerica shall have the right to select record dates which shall be more than one Business Day prior to the Interest Payment Date.

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series A Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     Transamerica shall have the right at any time during the term of the Series A Junior Subordinated Debentures to extend the interest payment period from time to time to a period not exceeding 60 consecutive months (the "Extension Period"), at the end of which Extension Period Transamerica shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Series A Junior Subordinated Debentures to the extent permitted by applicable law); provided that, during any such Extension Period, Transamerica shall not declare or pay any dividend on, or purchase, acquire or make a liquidation payment with respect to, any of its common stock. Prior to the termination of any such Extension Period, Transamerica may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof may not exceed 60 consecutive months. Upon the termination of any Extension Period and the payment of all amounts then due, Transamerica may select a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The failure by Transamerica to make interest payments during an Extension Period would not constitute a default or an event of default under Transamerica's currently outstanding indebtedness. If Transamerica Delaware shall be the sole holder of the Series A Junior Subordinated Debentures, Transamerica shall give Transamerica Delaware notice of its selection of such Extension Period one Business Day prior to the earlier of
(i) the date the dividends on the Series A Preferred Securities are payable or
(ii) the date Transamerica Delaware is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Series A Preferred Securities of the record date or the date such dividend is payable, but in any event not less than one Business Day prior to such record date. Transamerica shall cause Transamerica Delaware to give notice of Transamerica's selection of such Extension Period to the holders of the Series A Preferred Securities. If Transamerica Delaware shall not be the sole holder of the Series A Junior Subordinated Debentures, Transamerica shall give the holders of the Series A Junior Subordinated Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date Transamerica is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Series A Junior Subordinated Debentures of the record or payment date of such related interest payment, but in any event not less than two Business Days prior to such record date.

ADDITIONAL INTEREST

     If at any time Transamerica Delaware shall be required to pay any interest on dividends in arrears in respect of the Series A Preferred Securities pursuant to the terms thereof, then Transamerica will pay as interest to Transamerica Delaware as the holder of the Series A Junior Subordinated Debentures ("Additional Interest") an amount equal to such interest on dividends in arrears.

SET-OFF

     Notwithstanding anything to the contrary in the Indenture, Transamerica shall have the right to set-off any payment it is otherwise required to make thereunder with and to the extent Transamerica has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

EVENTS OF DEFAULT

     In the case that any Event of Default (as defined in the Indenture and as described in the accompanying Prospectus) shall occur and be continuing, Transamerica Delaware will have the right to declare the principal of and the interest on the Series A Junior Subordinated Debentures (including any Additional Interest) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Series A Junior Subordinated Debentures. See "Enforcement of Certain Rights by Special Representative" below for a discussion of certain rights available to holders of the Series A Preferred Securities upon the occurrence of an Event of Default.

ENFORCEMENT OF CERTAIN RIGHTS BY SPECIAL REPRESENTATIVE

     If (i) arrearages on dividends on the Series A Preferred Securities shall exist for 18 consecutive monthly dividend periods; (ii) an Event of Default occurs and is continuing on the Series A Junior Subordinated Debentures; or
(iii) Transamerica is in default on any of its payment or other obligations under the Guarantee, under the terms of the Series A Preferred Securities, the holders of outstanding Series A Preferred Securities will have the rights referred to under "Description of the Series A Preferred Securities -- Voting Rights", including the right to appoint a Special Representative, which Special Representative shall be authorized to exercise Transamerica Delaware's right to accelerate the principal amount of the Series A Junior Subordinated Debentures upon an Event of Default and to enforce Transamerica Delaware's other creditor rights under the Series A Junior Subordinated Debentures. Notwithstanding the appointment of any such Special Representative, Transamerica shall continue as General Partner and shall retain all rights under the Indenture, including the right to extend the interest payment period from time to time to a period not exceeding 60 consecutive months, and any such extension would not constitute a default under the Indenture or enable a holder of Series A Preferred Securities to require the payment of a dividend that has not theretofore been declared.

BOOK-ENTRY AND SETTLEMENT

     If distributed to holders of Series A Preferred Securities in connection with the dissolution of Transamerica Delaware as a result of the occurrence of a Special Event, the Series A Junior Subordinated Debentures will be issued in the form of one or more global certificates (each, a "Global Security") registered in the name of the nominee of DTC. Except under the limited circumstances described below, Series A Junior Subordinated Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Series A Junior Subordinated Debentures in definitive form. The Global Securities described above may not be transferred except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depository or its nominee.

     Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Series A Junior Subordinated Debentures in definitive form and will not be considered the Holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Series A Junior Subordinated Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of DTC or its nominee or to a successor depository or its nominee. Accordingly, each beneficial owner must rely on the procedures of DTC and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a Holder under the Indenture.

     The Depository. DTC will act as security depository for the Series A Junior Subordinated Debentures. For a description of DTC and the specific terms of the depository arrangements, see "Description of the Series A Preferred Securities -- Book-Entry-Only Issuance -- The Depository Trust Company". As of the date of this Prospectus Supplement, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Series A Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC.

     Neither Transamerica, the Trustee, any paying agent nor any other agent of Transamerica or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Series A Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Discontinuance of the Depository's Services. A Global Security shall be exchangeable for Series A Junior Subordinated Debentures registered in the names of persons other than DTC or its nominee only if (i) DTC notifies Transamerica that it is unwilling or unable to continue as a depository for such Global Security and no successor depository shall have been appointed, or if any time DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered to act as such depository, (ii) Transamerica in its sole discretion determines that such Global Security shall be so exchangeable or (iii) there shall have occurred an Event of Default with respect to such Series A Junior Subordinated Debentures. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Series A Junior Subordinated Debentures registered in such names as the Depository shall direct. It is expected that such instructions will be based upon directions received by the Depository from its Participants with respect to ownership of beneficial interests in such Global Security.

MISCELLANEOUS

     For restrictions on certain actions of the General Partner with respect to Series A Junior Subordinated Debentures held by Transamerica Delaware, see "Description of the Series A Preferred Securities -- Voting Rights".

            RELATIONSHIP BETWEEN THE SERIES A PREFERRED SECURITIES, THE SERIES A JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

     As long as payments of interest and other payments are made when due on the Series A Junior Subordinated Debentures, such payments will be sufficient to cover dividends (if and to the extent declared) and other payments due on the Series A Preferred Securities primarily because (i) the aggregate principal amount of Series A Junior Subordinated Debentures will be equal to the sum of the aggregate stated liquidation preference of the Series A Preferred Securities and the General Partnership Payment; (ii) the interest rate and interest and other payment dates on the Series A Junior Subordinated Debentures will match the dividend rate and dividend and other payment dates for the Series A Preferred Securities; (iii) the Limited Partnership Agreement provides that Transamerica, as General Partner, shall pay for all, and Transamerica Delaware shall not be obligated to pay, directly or indirectly, for any, costs and expenses of Transamerica Delaware, including any income taxes, duties and other governmental charges, and all costs and expenses with respect thereto, to which Transamerica Delaware may become subject, except for United States withholding taxes; and (iv) the Limited Partnership Agreement further provides that the General Partner shall not cause or permit Transamerica Delaware, among other things, to engage in any activity that is not consistent with the limited purposes of Transamerica Delaware.


     Payments of dividends (if and to the extent declared) and other payments due on the Series A Preferred Securities are guaranteed by Transamerica as and to the extent set forth under "Description of the Guarantee" in the accompanying Prospectus. If Transamerica does not make interest payments on the Series A Junior Subordinated Debentures purchased by Transamerica Delaware, it is expected that Transamerica Delaware will not declare or pay dividends on the Series A Preferred Securities. Under the Limited Partnership Agreement, if and to the extent Transamerica does make interest payments on the Series A Junior Subordinated Debentures, Transamerica Delaware is obligated, to the extent funds are legally available therefor, to declare dividends on the Series A Preferred Securities. The Guarantee is a full and unconditional guarantee from the time of issuance of the Series A Preferred Securities, but does not apply to any payment of dividends unless and until such dividends are declared.


     If Transamerica fails to make interest or other payments on the Series A Junior Subordinated Debentures when due, the Limited Partnership Agreement provides a mechanism whereby the holders of the Series A Preferred Securities may appoint a Special Representative to enforce the rights of Transamerica Delaware under the Series A Junior Subordinated Debentures. The Limited Partnership Agreement also provides, and Transamerica, under the Guarantee, acknowledges, that a Special Representative may be appointed to enforce the Guarantee if Transamerica is in default on any of its payment obligations under the Guarantee. In addition, if the General Partner or the Special Representative fails to enforce the Guarantee, a holder of a Series A Preferred Security may, after a period of 30 days has elapsed from such holder's written request to the General Partner or the Special Representative, as the case may be, to enforce the Guarantee, institute a legal proceeding directly against Transamerica to enforce its rights under the Guarantee without first instituting a legal proceeding against Transamerica Delaware or any other person or entity.

     If a Special Event shall occur and be continuing, the General Partner may elect to dissolve Transamerica Delaware, and to cause Series A Junior Subordinated Debentures to be distributed in exchange for the outstanding Series A Preferred Securities. The Series A Preferred Securities represent limited partner interests in Transamerica Delaware, a limited partnership which exists for the sole purpose of issuing its partnership interests and investing the proceeds thereof in debt securities of Transamerica, while the Series A Junior Subordinated Debentures represent indebtedness of Transamerica, a diversified financial services company (see "Transamerica Corporation"). A principal difference between the rights of a holder of Series A Preferred Securities and a holder of Series A Junior Subordinated Debentures is that the Series A Junior Subordinated Debentures will accrue, and (subject to the permissible extension of the interest period) a holder thereof will be entitled to receive, interest on the principal amount of Series A Junior Subordinated Debentures held, while a holder of Series A Preferred Securities is only entitled to receive dividends if and to the extent declared by the General Partner.

     Upon any voluntary or involuntary dissolution, winding-up or termination of Transamerica Delaware, the holders of Series A Preferred Securities will be entitled to receive, out of assets legally available for distribution to partners, the Liquidation Distribution in cash or Series A Junior Subordinated Debentures and will be entitled to the benefits of the Guarantee with respect to any such distribution. See "Description of the Series A Preferred
Securities -- Liquidation Distribution Upon Dissolution". Upon any voluntary or involuntary liquidation or bankruptcy of Transamerica, the holders of Series A Junior Subordinated Debentures would be subordinated creditors of Transamerica, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal, premium, if any, and interest, before any stockholders of Transamerica receive payments or distributions.

     A default or event of default under any Senior Indebtedness would not constitute a default or event of default under the Series A Junior Subordinated Debentures. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Series A Junior Subordinated Debentures provide that no payments may be made in respect of the Series A Junior Subordinated Debentures. Failure to make required payments on the Series A Junior Subordinated Debentures would constitute an event of default under the Indenture.

                             UNITED STATES TAXATION

GENERAL

     This section is a summary of certain United States federal income tax considerations that may be relevant to prospective purchasers of Series A Preferred Securities and represents the opinion of Wachtell, Lipton, Rosen & Katz, special counsel to Transamerica and Transamerica Delaware, insofar as it relates to matters of law and legal conclusions. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Subsequent changes may cause tax consequences to vary substantially from the consequences described below.

     No attempt has been made in the following discussion to comment on all United States federal income tax matters affecting purchasers of Series A Preferred Securities. Moreover, the discussion generally focuses on holders of Series A Preferred Securities who are individual citizens or residents of the United States and who hold the Series A Preferred Securities as capital assets. This discussion has only limited application to corporations, estates, trusts or non-resident aliens. Accordingly, each prospective purchaser of Series A Preferred Securities should consult, and should depend on, the purchasers' own tax advisor in analyzing the federal, state, local and foreign tax consequences of the purchase, ownership or disposition of Series A Preferred Securities.

OPINION OF COUNSEL

     In the opinion of Wachtell, Lipton, Rosen & Katz, (i) Transamerica Delaware will be a partnership for federal income tax purposes; and (ii) the Series A Junior Subordinated Debentures will be classified as indebtedness of Transamerica. Several recent pronouncements of the Internal Revenue Service (the "IRS"), however, evidence increasing concern by the IRS over arrangements similar to some respects to those involving Transamerica Delaware, the Series A Preferred Securities, and the Series A Junior Subordinated Debentures. While these pronouncements are not considered to apply to the arrangements described herein, it is possible that future pronouncements or other developments could adversely affect such arrangements. It should be noted in this connection that Transamerica has the right to redeem the Series A Preferred Securities or dissolve Transamerica Delaware upon the occurrence of a Tax Event (as defined under "Description of the Series A Preferred Securities -- Special Event Redemption or Distribution").

INCOME FROM SERIES A PREFERRED SECURITIES

     Each holder of Series A Preferred Securities (a "Preferred Securityholder") will be required to include in gross income the Preferred Securityholder's distributive share of the net income of Transamerica Delaware. Such income should not exceed the dividends received on such Series A Preferred Securities, except in limited circumstances as described below under "Potential Extension of Interest Payment Period". No portion of such income will be eligible for the dividends received deduction.

     Transamerica Delaware does not currently intend to make an election under
Section 754 of the Code. As a result, a subsequent purchaser of Series A Preferred Securities in the secondary market will not be permitted or required to adjust the tax basis in its allocable share of Transamerica Delaware's assets so as to reflect any difference between its purchase price for the Preferred Securities and the underlying tax basis of Transamerica Delaware in its assets. As a result, a Preferred Securityholder may be allocated a larger or smaller amount of Transamerica Delaware's income than would otherwise be appropriate based upon such Preferred Securityholder's purchase price for the Preferred Security.

     Under Section 708 of the Code, Transamerica Delaware will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interest in Transamerica Delaware is sold or exchanged within a 12-month period. If such a termination occurs, there will be a closing of Transamerica Delaware's taxable year for all partners and Transamerica Delaware will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to a new partnership. Those assets might have a basis higher or lower than their basis in the hands of Transamerica Delaware prior to termination, which might alter the tax consequences to Preferred Securityholders.

DISPOSITION OF SERIES A PREFERRED SECURITIES

     Gain or loss will be recognized on a sale of Series A Preferred Securities, including a redemption for cash, equal to the difference between the amount realized and the Preferred Securityholder's tax basis for the Series A Preferred Securities sold. Gain or loss recognized by a Preferred Securityholder on the sale or exchange of a Series A Preferred Security held for more than one year generally will be taxable as long-term capital gain or loss.

RECEIPT OF SERIES A JUNIOR SUBORDINATED DEBENTURES
UPON LIQUIDATION OF TRANSAMERICA DELAWARE

     Under certain circumstances, as described under the caption "Description of the Series A Preferred Securities -- Special Event Redemption or Distribution", Series A Junior Subordinated Debentures may be distributed to the Preferred Securityholders in liquidation of Transamerica Delaware. Under current United States federal income tax law, such a distribution would be treated as a non-taxable exchange to each Preferred Securityholder and would result in the Preferred Securityholder receiving an aggregate tax basis in the Series A Junior Subordinated Debentures equal to such Preferred Securityholder's aggregate tax basis in its Series A Preferred Securities. A Preferred Securityholder's holding period in the Series A Junior Subordinated Debentures so received in liquidation of Transamerica Delaware would include the period for which the Series A Preferred Securities were held by such Preferred Securityholder. As a result, in certain circumstances the Series A Junior Subordinated Debentures received in liquidation might bear "market discount", "amortizable bond premium", or "acquisition premium" which might alter the tax treatment of such Debentures in the hands of the Preferred Securityholder as compared with the consequences of holding Series A Preferred Securities. Under a change in law, a change in legal interpretation or the other circumstances giving rise to a Special Event, however, the dissolution could be a taxable event to Preferred Securityholders.

TRANSAMERICA DELAWARE INFORMATION RETURNS AND AUDIT PROCEDURES

     Transamerica, as the General Partner in Transamerica Delaware, will furnish each Preferred Securityholder with a Schedule K-1 each year setting forth such Preferred Securityholder's allocable share of income for the prior calendar year. Transamerica is required to furnish such Schedule K-1 as soon as practicable following the end of the year, but in any event prior to March 31 of the following year.

     Any person who holds Series A Preferred Securities as a nominee for another person is required to furnish to Transamerica Delaware (a) the name, address and taxpayer identification number of each of the beneficial owner and the nominee;
(b) information as to whether the beneficial owner is (i) a person that is not a United States person, (ii) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or
(iii) a tax-exempt entity; (c) the amount and description of Series A Preferred Securities held, acquired or transferred for the beneficial owner; and (d) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are United States persons and certain information on Series A Preferred Securities they acquire, hold or transfer for their own accounts. A penalty of $50 per failure (up to a maximum of $100,000 per calendar year) is imposed by the Code for failure to report such information to Transamerica Delaware. The nominee is required to supply the beneficial owners of the Series A Preferred Securities with the information furnished to Transamerica Delaware.

POTENTIAL EXTENSION OF INTEREST PAYMENT PERIOD

     Under the Indenture, Transamerica has the right to extend from time to time the interest payment period on the Series A Junior Subordinated Debentures to a period not exceeding 60 consecutive months. In the event that the interest payment period is extended, Transamerica Delaware will continue to accrue income [equal to the amount of the interest payment due at the end of the Extension Period,] on an economic basis over the length of the Extension Period.

     Accrued income will be allocated, but not distributed, to holders of record on the Business Day preceding the last day of each calendar month. As a result, holders of record during an Extension Period will include interest in their gross income in advance of the receipt of cash, and any such holders who dispose of Series A Preferred Securities prior to the record date for the payment of dividends following such Extension Period will include interest in their gross income but will not receive any cash related thereto from Transamerica Delaware. The tax basis of a Series A Preferred Security will be increased by the amount of any interest that is included in income without a receipt of cash, and will be decreased again when and if such cash is subsequently received from Transamerica Delaware.

UNITED STATES ALIEN HOLDERS

     For purposes of this discussion, a "United States Alien Holder" is any holder who or which is (i) a nonresident alien individual or (ii) a foreign corporation, partnership or estate or trust, in either case not subject to United States federal income tax on a net income basis in respect of a Series A Preferred Security.

     Under current United States federal income tax law, subject to the discussion below with respect to backup withholding:

          (i) payments by Transamerica Delaware or any of its paying agents to any holder of a Series A Preferred Security who or which is a United States Alien Holder should not be subject to United States federal withholding tax provided that (a) the beneficial owner of the Series A Preferred Security does not actually or constructively own 10% or more of the total combined voting power of all classes of capital stock of Transamerica entitled to vote, (b) the beneficial owner of the Series A Preferred Security is not a controlled foreign corporation that is related to Transamerica through stock ownership and (c) either (x) the beneficial owner of the Series A Preferred Security certifies to Transamerica Delaware or its agent, under penalties of perjury, that it is a United States Alien Holder and provides its name and address or (y) the holder of the Series A Preferred Security is a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution"), and such holder certifies to Transamerica Delaware or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes Transamerica Delaware or its agent with a copy thereof; and

          (ii) a United States Alien Holder of a Series A Preferred Security generally will not be subject to United States federal withholding tax on any gain realized on the sale or exchange of a Series A Preferred Security unless such holder is present in the United States for 183 days or more in the taxable year of sale and either has a "tax home" in the United States or certain other requirements are met.

     In the event that the Series A Preferred Securities were characterized as stock or other equity of Transamerica, payments to a holder characterized as dividends could be subject to a 30% withholding tax or such lesser amount as may be provided under an applicable treaty.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     In general, information reporting requirements will apply to payments to noncorporate United States holders of the proceeds of the sale of Series A Preferred Securities within the United States and "backup withholding" at a rate of 31% will apply to such payments if the United States holder fails to provide an accurate taxpayer identification number.

     Payments of the proceeds from the sale by a United States Alien Holder of Series A Preferred Securities made to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding, except that, if the broker is a United States person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, information reporting may apply to such payments. Payments of the proceeds from the sale of Series A Preferred Securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding.

                                  UNDERWRITING


     Subject to the terms and conditions of the Underwriting Agreement, Transamerica Delaware has agreed to sell to each of the Underwriters named below, and each of the Underwriters, for whom Goldman, Sachs & Co., Smith Barney Inc., Dean Witter Reynolds Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Morgan Stanley & Co. Incorporated, PaineWebber Incorporated, Prudential Securities Incorporated and Salomon Brothers Inc are acting as Representatives, has severally agreed to purchase from Transamerica Delaware, the respective number of Series A Preferred Securities set forth opposite its name below:



                                                                            NUMBER OF
                                                                            PREFERRED
             UNDERWRITER                                                   SECURITIES
             -----------                                                   ----------
        Goldman, Sachs & Co..............................................
        Smith Barney Inc. ...............................................
        Dean Witter Reynolds Inc. .......................................
        Donaldson, Lufkin & Jenrette Securities Corporation..............
        Morgan Stanley & Co. Incorporated................................
        PaineWebber Incorporated.........................................
        Prudential Securities Incorporated...............................
        Salomon Brothers Inc.............................................
                                                                           -----------
                  Total..................................................
                                                                             =========


     The Underwriters propose to offer the Series A Preferred Securities in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement, and in part to certain securities
dealers at such price less a concession of $          per Series A Preferred
Security. The Underwriters may allow, and such dealers may reallow, a concession
not in excess of $          per Series A Preferred Security to certain brokers
and dealers. After the Series A Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representatives.

     In view of the fact that the proceeds of the sale of the Series A Preferred Securities ultimately will be used to purchase the Series A Junior Subordinated Debentures, the Underwriting Agreement provides that Transamerica will pay as compensation ("Underwriters' Compensation"), for the Underwriters' arranging the
investment therein of such proceeds, an amount in          funds of $
per Series A Preferred Security ($          per Series A Preferred Security sold
to certain institutions) for the accounts of the several Underwriters.

     Transamerica and Transamerica Delaware have agreed, during the period beginning from the date of the Underwriting Agreement and continuing to and including the later of (i) the termination of trading restrictions for the Series A Preferred Securities, as notified to Transamerica by the Representatives and (ii) the latest time of delivery for such Series A Preferred Securities, not to offer, sell, contract to sell or otherwise dispose of, except in accordance with the Underwriting Agreement, any Preferred Securities, any preferred stock or any other securities of Transamerica or Transamerica Delaware that are substantially similar to the Series A Preferred Securities, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Preferred Securities, preferred stock or substantially similar securities of Transamerica or Transamerica Delaware, without the prior written consent of the Representatives.

     Application has been made to list the Series A Preferred Securities on the New York Stock Exchange. Prior to this offering, there has been no public market for the Series A Preferred Securities. In order to meet one of the requirements for listing the Series A Preferred Securities on the New York Stock Exchange, the Underwriters will undertake to sell lots of 100 or more Series A Preferred Securities to a minimum of 400 beneficial holders. Trading of the Series A Preferred Securities on the New York Stock Exchange is expected to commence within a seven-day period after the initial delivery of the Series A Preferred Securities. The Representatives have advised Transamerica that they intend to make a market in the Series A Preferred Securities prior to the commencement of trading on the New York Stock Exchange, but are not obligated to do so and may discontinue market making at any time without notice.

     Transamerica Delaware and Transamerica have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     Certain of the Underwriters engage in transactions with, and from time to time have performed services for, Transamerica and its subsidiaries in the ordinary course of business.

                                 LEGAL MATTERS

     Certain matters of Delaware law relating to the validity of the Series A Preferred Securities, the validity of the Limited Partnership Agreement and the formation of Transamerica Delaware are being passed upon by Richards, Layton & Finger, P.A., special Delaware counsel to Transamerica and Transamerica Delaware. The validity of the Indenture, the Guarantee and the Series A Junior Subordinated Debentures will be passed upon on behalf of Transamerica Delaware and Transamerica by Christopher M. McLain, Esq., Senior Vice President and General Counsel of Transamerica, and on behalf of the Underwriters by Cleary, Gottlieb, Steen & Hamilton, counsel to the Underwriters. Statements as to United States taxation in the Prospectus Supplement in the second paragraph under the caption "Investment Considerations -- Special Event Redemption or Distribution", and under the caption "United States Taxation", have been passed upon for Transamerica and Transamerica Delaware by Wachtell, Lipton, Rosen & Katz, special tax counsel to Transamerica and Transamerica Delaware, and are stated herein on their authority.

- ----------------------------------------------------------
- ----------------------------------------------------------

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.
                             ---------------------
                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT


                                           PAGE
                                           ----
Transamerica Delaware....................   S-3
Transamerica Corporation.................   S-3
Investment Considerations................   S-4
Summary Consolidated Financial Data......   S-6
Capitalization of Transamerica...........   S-7
Use of Proceeds..........................   S-8
Description of the Series A Preferred
  Securities.............................   S-9
Description of the Series A Junior
  Subordinated Debentures................  S-21
Relationship between the Series A
  Preferred Securities, the Series A
  Junior Subordinated Debentures and the
  Guarantee..............................  S-26
United States Taxation...................  S-28
Underwriting.............................  S-32
Legal Matters............................  S-33

                  PROSPECTUS
Available Information....................     2
Incorporation of Certain Documents by
  Reference..............................     3
Transamerica Delaware....................     3
Transamerica Corporation.................     3
Consolidated Ratios of Earnings to Fixed
  Charges and Earnings to Combined Fixed
  Charges and Preferred Stock Dividends
  of Transamerica........................     4
Use of Proceeds..........................     4
Description of the Preferred
  Securities.............................     5
Description of the Guarantee.............     6
Description of the Junior Subordinated
  Debentures.............................     8
Plan of Distribution.....................    13
Experts..................................    14
Legal Opinions...........................    14


- ----------------------------------------------------------
- ----------------------------------------------------------

- ----------------------------------------------------------
- ----------------------------------------------------------


                         6,000,000 PREFERRED SECURITIES


                             TRANSAMERICA DELAWARE

                           CUMULATIVE ADJUSTABLE RATE

                            MONTHLY INCOME PREFERRED
                              SECURITIES, SERIES A

                            GUARANTEED TO THE EXTENT

                              SET FORTH HEREIN BY

                            TRANSAMERICA CORPORATION

                               ------------------

                                     [LOGO]

                               ------------------

                              GOLDMAN, SACHS & CO.

                               SMITH BARNEY INC.


                           DEAN WITTER REYNOLDS INC.


                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION


                              MORGAN STANLEY & CO.
                                  INCORPORATED


                            PAINEWEBBER INCORPORATED


                       PRUDENTIAL SECURITIES INCORPORATED


                              SALOMON BROTHERS INC


                      REPRESENTATIVES OF THE UNDERWRITERS

           ----------------------------------------------------------
           ----------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION, DATED OCTOBER 14, 1994


PROSPECTUS

                                  $425,000,000

                            TRANSAMERICA CORPORATION
                         JUNIOR SUBORDINATED DEBENTURES

                             TRANSAMERICA DELAWARE
                              PREFERRED SECURITIES
                            ------------------------

     Transamerica Delaware, L.P. ("Transamerica Delaware"), a Delaware special purpose limited partnership in which Transamerica Corporation, a Delaware corporation ("Transamerica"), is the general partner, may offer, from time to time, its preferred securities, representing limited partner interests (the "Preferred Securities"), in one or more series. The payment of periodic cash distributions ("dividends") with respect to Preferred Securities of any series (if and to the extent determined to be payable ("declared") by Transamerica, in its capacity as general partner in Transamerica Delaware) and payments on liquidation or redemption with respect to the Preferred Securities are guaranteed by Transamerica to the extent described herein (the "Guarantee"). Transamerica's obligations under the Guarantee are subordinate and junior in right of payment to all other liabilities of Transamerica (except those made pari passu (that is, equal in priority) by their terms) and senior to all capital stock issued by Transamerica. Junior subordinated debentures of Transamerica ("Junior Subordinated Debentures") also may be issued and sold from time to time in one or more series by Transamerica to Transamerica Delaware in connection with the investment of the proceeds from the offering of Preferred Securities. The Junior Subordinated Debentures when issued will be unsecured and subordinate and junior in right of payment to Senior Indebtedness (as defined herein) of Transamerica. The Junior Subordinated Debentures subsequently may be distributed pro rata to holders of Preferred Securities in connection with the dissolution of Transamerica Delaware upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement (the "Prospectus Supplement").

     Specific terms of the particular Preferred Securities and Junior Subordinated Debentures of any series in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in the accompanying Prospectus Supplement with respect to such series, which will describe, without limitation and where applicable, the following: (i) in the case of Preferred Securities, the specific designation, number of Preferred Securities, dividend rate (or the method of determining such rate), dates on which dividends will be payable, liquidation preference, voting rights, any redemption provisions, terms for any conversion or exchange into other securities, the initial public offering price, any listing on a securities exchange, and any other rights, preferences, privileges, limitations and restrictions, and (ii) in the case of Junior Subordinated Debentures, the specific designation, aggregate principal amount, denomination, maturity, premium, if any, interest rate (or the method of determining such rate), if any, dates on which premium, if any, and interest, if any, will be payable, any redemption provisions, any sinking fund provisions, the initial public offering price, any listing on a securities exchange and any other terms.

     The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, that the aggregate initial public offering price of all Offered Securities shall not exceed $425,000,000.

     The Prospectus Supplement relating to any series of Offered Securities will contain information concerning certain United States federal income tax considerations, if applicable to the Offered Securities.
                         ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
         COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
           PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                             CRIMINAL OFFENSE.
                         ------------------------

     The Offered Securities will be sold directly, through agents, underwriters or dealers as designated from time to time, or through a combination of such methods. If agents or any dealers or underwriters are involved in the sale of the Offered Securities in respect of which this Prospectus is being delivered, the names of such agents, dealers or underwriters and any applicable commissions or discounts will be set forth in or may be calculated from the Prospectus Supplement with respect to such Offered Securities.


                The date of this Prospectus is October   , 1994.

                             AVAILABLE INFORMATION

     Transamerica is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as at the following Regional Offices:
7 World Trade Center, New York, New York 10048; and 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street at prescribed rates and can be inspected at the New York and Pacific Stock Exchanges on which certain securities of Transamerica are listed.

     This Prospectus does not contain all the information set forth in the Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by Transamerica Delaware and Transamerica with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). Reference is made to the Registration Statement for further information with respect to Transamerica, Transamerica Delaware and the securities offered hereby. Statements contained or incorporated by reference herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the Registration Statement.

     No separate financial statements of Transamerica Delaware have been included herein. Transamerica and Transamerica Delaware do not consider that such financial statements would be material to holders of Preferred Securities because Transamerica Delaware is a newly formed special purpose entity, has no operating history, has no independent operations and is not engaged in, and does not propose to engage in, any activity other than as set forth below. Further, Transamerica believes that financial statements of Transamerica Delaware are not material to the holders of the Preferred Securities since the Preferred Securities have been structured to provide a guarantee by Transamerica of the Preferred Securities on the terms described herein, and an agreement by Transamerica, as general partner of Transamerica Delaware, to pay costs and expenses of Transamerica Delaware, such that the holders of the Preferred Securities with respect to the payment of dividends and amounts upon redemption, dissolution, liquidation and winding-up are at least in the same position vis-a-vis the assets of Transamerica as they would be if they were preferred stockholders of Transamerica. See "Transamerica Delaware", "Description of the Preferred Securities", "Description of the Guarantee" and "Description of the Junior Subordinated Debentures". Transamerica Delaware is a limited partnership formed under the laws of the State of Delaware. Transamerica is the sole general partner in Transamerica Delaware and, as of the date hereof, directly or indirectly beneficially owns all of Transamerica Delaware's partnership interests.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Transamerica's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 and its Quarterly Reports on Form 10-Q for the periods ended March 31, 1994 and June 30, 1994, as filed with the Commission pursuant to the Exchange Act, are incorporated herein by reference. All documents filed by Transamerica pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Transamerica hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, including any beneficial owner, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates. Requests for such copies should be directed to Transamerica Corporation, Corporate Secretary's Office, 600 Montgomery Street, San Francisco, California 94111, telephone (415) 983-4000.

                             TRANSAMERICA DELAWARE

     Transamerica Delaware is a limited partnership formed under the laws of the State of Delaware. Transamerica Delaware exists for the sole purpose of issuing its partnership interests and investing the net proceeds thereof in Junior Subordinated Debentures. All of its partnership interests, as of the date hereof, are beneficially owned, directly or indirectly, by Transamerica. Transamerica is the sole general partner in Transamerica Delaware (the "General Partner"). Transamerica LP Holdings Corp., a Delaware corporation and wholly-owned subsidiary of Transamerica ("Transamerica Holdings"), is, as of the date hereof, the sole limited partner in Transamerica Delaware. Upon the issuance of Preferred Securities, which securities represent limited partner interests in Transamerica Delaware, Transamerica Holdings will remain as a limited partner, but will have no interest in the profits and dividends or in the assets of Transamerica Delaware. Transamerica Delaware has a term of approximately 99 years, unless earlier dissolved. Transamerica Delaware's registered office in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, telephone: (302) 658-7581. All of Transamerica Delaware's business and affairs will be conducted by Transamerica, as the sole general partner. The business address of Transamerica Delaware is c/o Transamerica Corporation, 600 Montgomery Street, San Francisco, California 94111, telephone
(415) 983-4000.

                            TRANSAMERICA CORPORATION

     Transamerica Corporation is a diversified financial services company, whose core businesses include consumer lending, commercial lending, leasing, real estate services, life insurance and asset management. Transamerica was incorporated in Delaware in 1928. At June 30, 1994, Transamerica had consolidated assets of $39.0 billion and total shareholders' equity of $3.1 billion. For the year ended December 31, 1993, Transamerica had revenues of $4.8 billion and net income of $377 million.

     Because Transamerica is a holding company, the Junior Subordinated Debentures are effectively subordinated to all existing and future liabilities, including trade payables, of Transamerica's subsidiaries, except to the extent Transamerica is a creditor of the subsidiaries recognized as such.

     The principal executive offices of Transamerica are located at 600 Montgomery Street, San Francisco, California 94111. Transamerica's telephone number is (415) 983-4000.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
                   AND EARNINGS TO COMBINED FIXED CHARGES AND
                   PREFERRED STOCK DIVIDENDS OF TRANSAMERICA

     The following table sets forth the consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the periods indicated.

                                                                                                    SIX MONTHS ENDED
                                                                   YEARS ENDED DECEMBER 31,        -------------------
                                                               --------------------------------    JUNE 30,   JUNE 30,
                                                               1989   1990   1991   1992   1993      1993       1994
                                                               ----   ----   ----   ----   ----    --------   --------
Consolidated ratio of earnings to fixed charges
  (unaudited)................................................  1.45   1.37   1.06   1.90   2.09      2.20       2.19
Consolidated ratio of earnings to combined fixed charges and
  preferred stock dividends (unaudited)......................  1.43   1.34   1.04   1.83   2.00      2.11       2.11

     The consolidated ratios of earnings to fixed charges were computed by dividing earnings before fixed charges and income taxes by the fixed charges. The consolidated ratios of earnings to combined fixed charges and preferred stock dividends were computed by dividing earnings before fixed charges, preferred stock dividends and income taxes by the fixed charges and preferred stock dividends. For computation of such ratios, earnings consist of income from continuing operations, to which has been added fixed charges and income taxes of Transamerica and its subsidiaries. Fixed charges consist of consolidated interest and debt expense and one-third of consolidated rent expense, which approximates the interest factor. Excluding the effects of a $130 million special after tax charge recorded in the fourth quarter of 1991 by the commercial lending operation to exit the rent-to-own finance business, reduce lending to certain asset based lending lines, accelerate disposal of repossessed assets and liquidate receivables remaining from previously sold businesses, the consolidated ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends would have been 1.35 and
1.33 for 1991.

                                USE OF PROCEEDS

     Transamerica Delaware will invest all proceeds received from the sale of Preferred Securities in Junior Subordinated Debentures. Unless otherwise specified in the Prospectus Supplement, the net proceeds to be received by Transamerica from the sale of Junior Subordinated Debentures will be used for general corporate purposes, which may include the repayment or repurchase of its securities.

                    DESCRIPTION OF THE PREFERRED SECURITIES

     Transamerica Delaware may issue, from time to time, Preferred Securities, in one or more series, having terms described in the Prospectus Supplement relating thereto. The agreement of limited partnership of Transamerica Delaware will be amended and restated (as so amended and restated, the "Limited Partnership Agreement") to authorize the establishment of one or more series of Preferred Securities, having such terms, including dividends, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth therein or otherwise established by the General Partner pursuant thereto. Reference is made to the Prospectus Supplement relating to the Preferred Securities of a particular series for specific terms, including (i) the distinctive designation of such series that shall distinguish it from other series; (ii) the number of Preferred Securities included in such series, which number may be increased or decreased from time to time unless otherwise provided by the General Partner in creating the series; (iii) the annual dividend rate (or method of determining such rate) for Preferred Securities of such series and the date or dates upon which such dividends shall be payable, provided, however, that dividends on any series of Preferred Securities shall be payable on a monthly basis to holders of such series of Preferred Securities as of a record date in each month during which such series of Preferred Securities are outstanding, if and to the extent declared by the General Partner; (iv) whether dividends on Preferred Securities of such series shall be cumulative, and, in the case of Preferred Securities of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on Preferred Securities of such series shall be cumulative; (v) the amount or amounts that shall be paid out of the assets of Transamerica Delaware to the holders of Preferred Securities of such series upon voluntary or involuntary dissolution, winding-up or termination of Transamerica Delaware; (vi) the price or prices at which, the period or periods within which, and the terms and conditions upon which, Preferred Securities of such series may be redeemed or purchased, in whole or in part, at the option of Transamerica Delaware or the General Partner; (vii) the obligation, if any, of Transamerica Delaware to purchase or redeem Preferred Securities of such series and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Preferred Securities of such series shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (viii) the voting rights, if any, of Preferred Securities of such series in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities of one or more series, or of both, as a condition to specified action or amendments to the Limited Partnership Agreement; and (ix) any other relative rights, preferences, privileges, limitations or restrictions of Preferred Securities of the series not inconsistent with the Limited Partnership Agreement or with applicable law. All Preferred Securities offered hereby will be guaranteed by Transamerica to the extent set forth below under "Description of the Guarantee". Any applicable federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

                          DESCRIPTION OF THE GUARANTEE

     Set forth below is a summary of information concerning the Guarantee that will be executed and delivered by Transamerica for the benefit of the holders from time to time of Preferred Securities. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

GENERAL

     Pursuant to the Guarantee, Transamerica will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities of each series, the Guarantee Payments (as defined below) (without duplication of amounts theretofore paid by Transamerica Delaware), as and when due, regardless of any defense, right of set-off or counterclaim that Transamerica Delaware may have or assert. The following payments with respect to any series of Preferred Securities to the extent not paid by Transamerica Delaware (the "Guarantee Payments") will be subject to the Guarantee (without duplication): (i) any accrued and unpaid dividends that have theretofore been declared on the Preferred Securities of such series, (ii) the redemption price, including all accrued and unpaid dividends (the "Redemption Price"), with respect to any Preferred Securities called for redemption by Transamerica Delaware and (iii) upon a liquidation of Transamerica Delaware, the lesser of (a) the aggregate of the liquidation preference and all accrued and unpaid dividends on the Preferred Securities of such series to the date of payment and (b) the amount of assets of Transamerica Delaware remaining available for distribution to holders of Preferred Securities of such series in liquidation of Transamerica Delaware, payable in kind. Transamerica's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Transamerica to the holders of Preferred Securities or by causing Transamerica Delaware to pay such amounts to such holders.

     If Transamerica does not make interest payments on the Junior Subordinated Debentures purchased by Transamerica Delaware, it is expected that Transamerica Delaware will not declare or pay dividends on the Preferred Securities. See "Description of the Junior Subordinated Debentures -- Certain Covenants of Transamerica". The Guarantee will be a full and unconditional guarantee with respect to each series of Preferred Securities from the time of issuance of such series of Preferred Securities, but will not apply to any payment of dividends unless and until such dividends are declared.

CERTAIN COVENANTS OF TRANSAMERICA

     In the Guarantee, Transamerica will covenant that, so long as any Preferred Securities remain outstanding, Transamerica will not declare or pay any dividend on, or purchase, acquire or make a liquidation payment with respect to, any of its common stock or make any guarantee payment with respect thereto if at such time Transamerica shall be in default with respect to its payment obligations under the Guarantee or there shall have occurred any Event of Default under the Indenture.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities (in which case no consent will be required), the Guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in liquidation preference of the outstanding Preferred Securities. The manner of obtaining any such approval of holders of the Preferred Securities of each series will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of Transamerica and shall inure to the benefit of the holders of the Preferred Securities then outstanding.

TERMINATION OF THE GUARANTEE

     The Guarantee will terminate and be of no further force and effect as to the Preferred Securities of any series upon full payment of the Redemption Price of all Preferred Securities of such series, and will terminate completely upon full payment of the amounts payable in accordance with the Limited Partnership Agreement upon liquidation of Transamerica Delaware. See "Description of the Junior Subordinated Debentures -- Events of Default" for a description of the events of default and enforcement rights of the holders of Junior Subordinated Debentures. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities of any series must, in accordance with the Partnership Act, restore payment of any sums paid under such series of Preferred Securities or the Guarantee. The Partnership Act provides that a limited partner of a limited partnership who wrongfully receives a distribution, may be liable to the limited partnership for the amount of such distribution.

STATUS OF THE GUARANTEE

     Transamerica's obligations under the Guarantee to make the Guarantee Payments will constitute an unsecured obligation of Transamerica and will rank
(i) subordinate and junior in right of payment to all other liabilities of Transamerica, including the Series A Junior Subordinated Debentures, except those made pari passu by their terms, and (ii) senior to all capital stock now or hereafter issued by Transamerica and to any guarantee now or hereafter entered into by Transamerica in respect of any of its capital stock. The Limited Partnership Agreement provides that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee.

     The Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be deposited with the General Partner to be held for the benefit of the holders of each series of the Preferred Securities. In the event of the appointment of a Special Representative to, among other things, enforce the Guarantee, the Special Representative may take possession of the Guarantee for such purpose. If no Special Representative has been appointed to enforce the Guarantee, the General Partner has the right to enforce the Guarantee on behalf of the holders of each series of the Preferred Securities. The holders of not less than a majority in aggregate liquidation preference of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the Guarantee, including the giving of directions to the General Partner or the Special Representative, as the case may be. If the General Partner or the Special Representative fails to enforce the Guarantee as above provided, any holder of Preferred Securities may, after a period of 30 days has elapsed from such holder's written request to the General Partner or the Special Representative, as the case may be, to enforce the Guarantee, institute a legal proceeding directly against Transamerica to enforce its rights under the Guarantee, without first instituting a legal proceeding against Transamerica Delaware or any other person or entity. The Guarantee will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by Transamerica Delaware).

GOVERNING LAW

     The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

               DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

     Junior Subordinated Debentures may be issued from time to time in one or
more series under an Indenture, dated as of            (the "Indenture"),
between Transamerica and The First National Bank of Chicago, as Trustee (the "Trustee"). The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Indenture, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section and Article references used herein are references to provisions of the Indenture unless otherwise noted.

GENERAL

     The Junior Subordinated Debentures will be unsecured, subordinated obligations of Transamerica. The Indenture does not limit the aggregate principal amount of Junior Subordinated Debentures that may be issued thereunder and provides that the Junior Subordinated Debentures may be issued thereunder from time to time in one or more series.

     The Junior Subordinated Debentures are issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of Transamerica's Board of Directors or a special committee thereof (each, a "Supplemental Indenture") (Section 2.01). The aggregate principal amount of Junior Subordinated Debentures relating to Preferred Securities of any series will be set forth in the Prospectus Supplement for such series and will be equal to the sum of the aggregate liquidation preference of the Preferred Securities for such series and the General Partner's capital contribution with respect to the Preferred Securities for such series. Junior Subordinated Debentures relating to Preferred Securities of any series subsequently may be distributed pro rata to holders of Preferred Securities of such series in connection with the dissolution of Transamerica Delaware upon the occurrence of certain events described in the Prospectus Supplement relating to the Preferred Securities of such series.

     Reference is made to the Prospectus Supplement that will accompany this Prospectus for the following terms of the series of Junior Subordinated Debentures being offered thereby: (i) the specific title of such Junior Subordinated Debentures; (ii) any limit on the aggregate principal amount of such Junior Subordinated Debentures; (iii) the date or dates on which the principal of such Junior Subordinated Debentures is payable; (iv) the rate or rates at which such Junior Subordinated Debentures will bear interest or the method of determination of such rate or rates; (v) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (vi) the right, if any, to extend the interest payment periods and the duration of such extension; (vii) the period or periods within which, the price or prices at which and the terms and conditions upon which, such Junior Subordinated Debentures may be redeemed, in whole or in part, at the option of Transamerica; (viii) the obligation, if any, of Transamerica to redeem or purchase such Junior Subordinated Debentures pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Junior Subordinated Debentures shall be redeemed or purchased, in whole or part, pursuant to such obligation; (ix) the form of such Junior Subordinated Debentures; (x) if other than denominations of $25 or any integral multiple thereof, the denominations in which such Junior Subordinated Debentures shall be issuable; (xi) any and all other terms with respect to such series; and (xii) whether such Junior Subordinated Debentures are issuable as a global security, and in such case, the identity of the depositary. (Section 2.01).

     The Indenture does not contain any provisions that afford holders of Junior Subordinated Debentures protection in the event of a highly leveraged transaction involving Transamerica.

SUBORDINATION

     The Indenture provides that the Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness (as defined below) of Transamerica as provided in the Indenture. No payment of principal of (including redemption and sinking fund payments), premium, if any, or interest on, the Junior Subordinated Debentures may be made if any Senior Indebtedness is not paid when due or if the maturity of any Senior Indebtedness has been accelerated because of a default. Upon any distribution of assets of Transamerica to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, premium, if any, and interest due on, all Senior Indebtedness must be paid in full before the holders of the Junior Subordinated Debentures are entitled to receive or retain any payment. The rights of the holders of the Junior Subordinated Debentures will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Junior Subordinated Debentures are paid in full. (Sections 14.01 to 14.04).

     The term "Senior Indebtedness" shall mean the principal of, premium, if any, interest on and any other payment due pursuant to any of the following, whether outstanding at the date of execution of the Indenture or thereafter incurred, created or assumed:

          (a) all indebtedness of Transamerica evidenced by notes, debentures, bonds or other securities sold by Transamerica for money or other obligations for money borrowed;

          (b) all indebtedness of others of the kinds described in the preceding clause (a) assumed by or guaranteed in any manner by Transamerica or in effect guaranteed by Transamerica; and

          (c) all renewals, extensions or refundings of indebtedness of the kinds described in any of the preceding clauses (a) and (b);

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to or is pari passu with the Junior Subordinated Debentures. Such Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness. (Section 1.01).

     The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued. As of August 31, 1994, Senior Indebtedness of Transamerica (on an unconsolidated basis) aggregated approximately $730 million, all of which is unsecured. Because Transamerica is a holding company, the Junior Subordinated Debentures are also effectively subordinated to all existing and future liabilities, including trade payables, of Transamerica's subsidiaries, except to the extent Transamerica is a creditor of the subsidiaries recognized as such.

CERTAIN COVENANTS OF TRANSAMERICA

     Pursuant to the Indenture, Transamerica will covenant that it will not declare or pay any dividend on, or purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock, if at such time
(i) there shall have occurred any event that would constitute an Event of Default under the Indenture, (ii) Transamerica shall be in default with respect to its payment of any obligations under the Guarantee or (iii) Transamerica shall have given notice of its selection of an extended interest payment period as provided in the Indenture and such period, or any extension thereof, shall be continuing. (Section 4.06). Transamerica will also covenant (i) to remain the sole general partner of Transamerica Delaware and maintain 100% ownership of the general partner interests thereof; provided that any permitted successor of Transamerica under the Indenture may succeed to Transamerica's duties as General Partner, (ii) to contribute capital to the extent required to maintain its capital at an amount equal to at least 3% of the total capital contributions to Transamerica Delaware, (iii) not to voluntarily dissolve, wind-up or terminate Transamerica Dela-ware, except in connection with the distribution of Junior Subordinated Debentures to the holders of Preferred Securities in liquidation of Transamerica Delaware and in connection with certain mergers, consolidations or amalgamations permitted by the Limited Partnership Agreement, (iv) to perform all of its duties as the general partner in Transamerica Delaware in a timely manner and
(v) to use its reasonable efforts to cause Transamerica Delaware to remain a limited partnership and otherwise continue to be treated as a partnership for United States federal income tax purposes. (Section 4.07).

FORM, EXCHANGE, REGISTRATION AND TRANSFER

     Junior Subordinated Debentures of each series will be issued in registered form and in either certificated form or will be represented by one or more global securities. If not represented by one or more global securities, Junior Subordinated Debentures may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) or exchange, at the office of the Debenture Registrar or at the office of any transfer agent designated by Transamerica for such purpose with respect to any series of Junior Subordinated Debentures and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon the Debenture Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. Transamerica has appointed the Trustee as Debenture Registrar with respect to the Junior Subordinated Debentures. (Section 2.05). If a Prospectus Supplement refers to any transfer agents (in addition to the Debenture Registrar) initially designated by Transamerica with respect to any series of Junior Subordinated Debentures, Transamerica may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that Transamerica will be required to maintain a transfer agent in each Place of Payment for such series. (Section 4.02). Transamerica may at any time designate additional transfer agents with respect to any series of Junior Subordinated Debentures.

     In the event of any redemption in part, Transamerica shall not be required to (i) issue, register the transfer of or exchange any Junior Subordinated Debenture during a period beginning at the opening of business 15 days before any selection for redemption of Junior Subordinated Debentures of like tenor and of the series of which such Junior Subordinated Debenture is a part, and ending at the close of business on the earliest date in which the relevant notice of redemption is deemed to have been given to all holders of Junior Subordinated Debentures of like tenor and of such series to be redeemed and (ii) register the transfer of or exchange any Junior Subordinated Debentures so selected for redemption, in whole or in part, except the unredeemed portion of any Junior Subordinated Debenture being redeemed in part. (Section 2.05).

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and premium (if any) on any Junior Subordinated Debenture will be made only against surrender to the Paying Agent of such Junior Subordinated Debenture. Unless otherwise indicated in an applicable Prospectus Supplement, principal of and any premium and interest, if any, on Junior Subordinated Debentures will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as Transamerica may designate from time to time, except that at the option of Transamerica payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Debenture Register with respect to such Junior Subordinated Debentures. Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on a Junior Subordinated Debenture on any Interest Payment Date will be made to the person in whose name such Junior Subordinated Debenture (or Predecessor Security) is registered at the close of business on the Regular Record Date for such interest payment. (Section 2.03).

     Transamerica will act as Paying Agent with respect to the Junior Subordinated Debentures. Transamerica may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts, except that Transamerica will be required to maintain a Paying Agent in each Place of Payment for each series of the Junior Subordinated Debentures. (Sections 4.02 and 4.03).

     All moneys paid by Transamerica to a Paying Agent for the payment of the principal of or premium or interest, if any, on any Junior Subordinated Debenture of any series that remain unclaimed at the end of two years after such principal, premium, if any, or interest shall have become due and payable will be repaid to Transamerica and the holder of such Junior Subordinated Debenture will thereafter look only to Transamerica for payment thereof. (Section 11.05).

GLOBAL DEBENTURES

     If any Junior Subordinated Debentures of a series are represented by one or more global securities, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such Global Debenture may exchange such interests for Junior Subordinated Debentures of such series and of like tenor and principal amount in any authorized form and denomination. Principal of and any premium and interest on a Global Debenture will be payable in the manner described in the applicable Prospectus Supplement. (Section 2.11).

     The specific terms of the depository arrangement with respect to any portion of a series of Junior Subordinated Debentures to be represented by a Global Debenture will be described in the applicable Prospectus Supplement.

MODIFICATION OF THE INDENTURE

     The Indenture contains provisions permitting Transamerica and the Trustee, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Debentures of each series that are affected by the modification, to modify the Indenture or any supplemental indenture affecting that series or the rights of the holders of that series of Junior Subordinated Debentures; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture affected thereby, (i) extend the fixed maturity of any Junior Subordinated Debentures of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Junior Subordinated Debenture so affected or (ii) reduce the percentage of Junior Subordinated Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Junior Subordinated Debenture then outstanding and affected thereby. (Section 9.02).

     In addition, Transamerica and the Trustee may execute, without the consent of any holder of Junior Subordinated Debentures, any supplemental indenture for certain other usual purposes including the creation of any new series of Junior Subordinated Debentures. (Sections 2.01, 9.01 and 10.01).

EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Event of Default" with respect to each series of Junior Subordinated Debentures:

          (a) failure for 10 days to pay interest on the Junior Subordinated Debentures of that series when due; provided that a valid extension of the interest payment period by Transamerica shall not constitute a default in the payment of interest for this purpose; or

          (b) failure to pay principal or premium, if any, on the Junior Subordinated Debentures of that series when due whether at maturity, upon redemption, by declaration or otherwise, or to make any required sinking fund payment with respect to that series; or

          (c) failure to observe or perform any other covenant (other than those specifically relating to another series) contained in the Indenture for 90 days after written notice to Transamerica from the Trustee or the holders of at least 25% in principal amount of the outstanding Junior Subordinated Debentures of that series; or

          (d) the dissolution, winding-up or termination of Transamerica Delaware, except in connection with the distribution of Junior Subordinated Debentures to the holders of Preferred Securities in liquidation of Transamerica Delaware and in connection with certain mergers, consolidations or amalgamations permitted by the Limited Partnership Agreement; or

          (e) certain events in bankruptcy, insolvency or reorganization of Transamerica. (Section 6.01).

     The holders of a majority in aggregate outstanding principal amount of any series of the Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for that series. (Section 6.06). The Trustee or the holders of not less than 25% in aggregate outstanding principal amount of any particular series of the Junior Subordinated Debentures may declare the principal due and payable immediately upon an Event of Default with respect to such series, but the holders of a majority in aggregate outstanding principal amount of such series may annul such declaration and waive the default with respect to such series if the default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Trustee. (Sections 6.01 and 6.06).

     The holders of a majority in aggregate outstanding principal amount of any series of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures of such series, waive any past default, except a default in the payment of principal, premium, if any, or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Trustee) or a call for redemption of Junior Subordinated Debentures of such series. (Section 6.06). Transamerica is required to file annually with the Trustee a certificate as to whether or not Transamerica is in compliance with all the conditions and covenants under the Indenture. (Section 5.03(d)).

CONSOLIDATION, MERGER AND SALE

     The Indenture does not contain any covenant that restricts Transamerica's ability to merge or consolidate with or into any other corporation, sell or convey all or substantially all of its assets to any person, firm or corporation or otherwise engage in restructuring transactions. (Section 10.01).

DEFEASANCE AND DISCHARGE

     Under the terms of the Indenture, Transamerica will be discharged from any and all obligations in respect of the Junior Subordinated Debentures of any series (except in each case for certain obligations to register the transfer or exchange of Junior Subordinated Debentures, replace stolen, lost or mutilated Junior Subordinated Debentures, maintain paying agencies and hold moneys for payment in trust) if Transamerica deposits with the Trustee, in trust, moneys or Government Obligations, in an amount sufficient to pay all the principal of, and interest on, the Junior Subordinated Debentures of such series on the dates such payments are due in accordance with the terms of such Junior Subordinated Debentures. (Sections 11.01 and 11.02).

GOVERNING LAW

     The Indenture and the Junior Subordinated Debentures will be governed by, and construed in accordance with, the laws of the State of New York. (Section 13.05).

INFORMATION CONCERNING THE TRUSTEE

     The Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. (Section 7.01). Subject to such provision, the Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. (Section 7.02). The Trustee is not required to expand or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. (Section 7.01).

     Transamerica has a credit relationship with the Trustee. The Trustee also serves as transfer agent and registrar for Transamerica's common stock and 8.5% Series D Preferred Stock. In addition, the Trustee serves as trustee for asset-backed certificates issued by one of Transamerica's subsidiaries.

MISCELLANEOUS

     Transamerica will have the right at all times to assign any of its rights or obligations under the Indenture to a direct or indirect wholly-owned subsidiary of Transamerica; provided, that, in the event of any such assignment, Transamerica will remain liable for all such obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto. (Section 13.11).

                              PLAN OF DISTRIBUTION

     Transamerica Delaware may sell any series of Preferred Securities being offered hereby in one or more of the following ways from time to time: (i) to underwriters for resale to the public or to institutional investors; (ii) directly to institutional investors; or (iii) through agents to the public or to institutional investors. The Prospectus Supplement with respect to each series of Offered Securities will set forth the terms of the offering of such Offered Securities, including the name or names of any underwriters or agents, the purchase price of such Offered Securities and the proceeds to Transamerica Delaware from such sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Offered Securities may be listed.

     If underwriters participate in the sale, such Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase any series of Offered Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of Offered Securities, if any are purchased. In the event of a default of one or more of the underwriters involving not more than one-eleventh of the aggregate number or aggregate principal amount of Offered Securities offered for sale, the non-defaulting underwriters would be required to purchase the Offered Securities agreed to be purchased by such defaulting underwriter or underwriters. In the event of a default in excess of one-eleventh of the aggregate number or aggregate principal amount of Offered Securities, then Transamerica Delaware may, at its option, sell to the non-defaulting underwriters, and the non-defaulting underwriters may, at their option, purchase, all of the Offered Securities that such underwriters had committed to purchase.

     Underwriters and agents may be entitled under agreements entered into with Transamerica and/or Transamerica Delaware to indemnification by Transamerica and/or Transamerica Delaware against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments that the underwriters or agents may be required to make in respect thereof. Underwriters and agents may be customers of, engage in transactions with, or perform services for Transamerica in the ordinary course of business.

     Each series of Offered Securities will be a new issue of securities and will have no established trading market. Any underwriters to whom Offered Securities are sold by Transamerica Delaware for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The Offered Securities may or may not be listed on a national securities exchange.

                                    EXPERTS

     The consolidated financial statements of Transamerica Corporation appearing in Transamerica Corporation's Annual Report on Form 10-K for the year ended December 31, 1993, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference, which is based in part on the report of Coopers & Lybrand, independent auditors for Sedgwick Group plc. The financial statements referred to above are included in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

                                 LEGAL OPINIONS

     Certain legal matters in connection with the Offered Securities will be passed upon for Transamerica and Transamerica Delaware by Christopher M. McLain, Senior Vice President and General Counsel of Transamerica, and for the purchasers or underwriters by Cleary, Gottlieb, Steen & Hamilton, New York, New York. Certain matters of Delaware law relating to the validity of the Series A Preferred Securities, the validity of the Limited Partnership Agreement and the formation of Transamerica Delaware will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware, as special Delaware counsel for Transamerica and Transamerica Delaware. As of October 7, 1994, Mr. McLain was the beneficial owner of 990 shares of Transamerica common stock.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     An itemized statement of the estimated amount of the expenses, other than underwriting discounts and commissions, incurred and to be incurred by Transamerica Corporation in connection with the issuance and distribution of the securities registered pursuant to this registration statement is as follows:


    Securities and Exchange Commission filing fee...........................  $  146,552
    Printing and engraving expenses.........................................     265,000*
    Accounting fees and expenses............................................      20,000*
    Legal fees and expenses.................................................     250,000*
    Listing fees............................................................      45,000*
    Fees and expenses of Trustee............................................       8,500*
    Rating agencies' fees...................................................     350,000*
    Blue sky fees and expenses, and legal fees..............................      25,000*
    Miscellaneous...........................................................       9,948*
              TOTAL.........................................................  $1,120,000*
                                                                              ----------


     --------------------
* Estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Transamerica Corporation (the "Company") is a Delaware corporation. The Company's Bylaws provide, in effect, that, to the extent and under the circumstances permitted by Section 145 of the General Corporation Law of the State of Delaware, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described in that section by reason of the fact that he or she is or was a director or officer of the Company.

     Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than in certain actions by or in the right of the corporation as described below), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Section 145 further provides that to the extent that such director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

     The Company's Certificate of Incorporation relieves its directors from monetary damages to the Company or its stockholders for any breach of such director's fiduciary duty as a director to the extent permitted by the Delaware General Corporation Law. Under Section 102(b)(7) of the Delaware General Corporation Law, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of a director's duty of loyalty to the corporation or its stockholders, (ii) for any act or omission not in good faith, (iii) for any intentional misconduct or knowing violation of law, (iv) for any willful or negligent violation of certain provisions of the Delaware General Corporation Law imposing certain requirements with respect to stock repurchases, redemptions and payment of dividends or (v) for any transaction from which the director derived an improper personal benefit.

ITEM 16. EXHIBITS


   EXHIBIT
    NO.                                           DOCUMENT
   ------    ---------------------------------------------------------------------------------
      1.1    Form of Underwriting Agreement.
      4.1    Form of Indenture between Transamerica and The First National Bank of Chicago, as
             Trustee.
      4.2    Form of Supplemental Indenture to Indenture to be used in connection with the issuance of Junior Subordinated Debentures and fixed rate Preferred Securities.**
      4.3    Form of Supplemental Indenture to Indenture to be used in connection with the issuance of Junior Subordinated Debentures and adjustable rate Preferred
             Securities.**
      4.4    Certificate of Limited Partnership of Transamerica Delaware.**
      4.5    Form of Amended and Restated Agreement of Limited Partnership of Transamerica
             Delaware.
      4.6    Form of Preferred Security (included in Exhibit 4.5 above).
      4.7    Form of Junior Subordinated Debenture (included in Exhibit 4.2).**
      4.8    Form of Guarantee Agreement with respect to Preferred Securities.**
      4.9    Form of Action of General Partner of Transamerica Delaware creating the Fixed Rate
             Preferred Securities.
     4.10    Form of Action of General Partner of Transamerica Delaware creating the Adjustable
             Rate Preferred Securities.
      5.1    Opinion of Christopher M. McLain.**
      5.2    Opinion of Richards, Layton & Finger, P.A.**
      8.1    Opinion of Wachtell, Lipton, Rosen & Katz.**
     12.1    Computations of consolidated ratio of earnings to fixed charges and consolidated ratio of earnings to combined fixed charges and preferred stock dividends.**
     23.1    Consent of Ernst & Young LLP.
     23.2    Consent of Coopers & Lybrand.
     23.3    Consent of Christopher M. McLain (included in Exhibit 5.1 above).
     23.4    Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 8.1 above).
     23.5    Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2 above).
     24.1    Powers of Attorney.**
     25.1    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The
             First National Bank of Chicago, as Trustee under the Indenture.**
     99.1    Audit Report of Coopers & Lybrand on Financial Statements of Sedgwick Group plc
             for the year ended 31 December 1992.**
     99.2    Audit Report of Coopers & Lybrand on Financial Statements of Sedgwick Group plc
             for the year ended 31 December 1993.**
             ** Previously filed.

ITEM 17. UNDERTAKINGS

     (a) The undersigned Registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that the undertakings set forth in paragraph (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Transamerica pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Transamerica's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrants pursuant to the provision described under Item 15 above, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to requirements of the Securities Act of 1933, Transamerica Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco and State of California on the 14th day of October 1994.


                                TRANSAMERICA CORPORATION

                                By /s/ CHRISTOPHER M. MCLAIN

                                  -----------------------------------------
                                  Christopher M. McLain
                                  Senior Vice President and General Counsel


     Pursuant to the requirements of the Securities Act of 1933, Transamerica Delaware, L.P. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco and State of California, on the 14th day of October 1994.


                                TRANSAMERICA DELAWARE, L.P.

                                BY: TRANSAMERICA CORPORATION,
                                    GENERAL PARTNER

                                By /s/ CHRISTOPHER M. MCLAIN

                                  -----------------------------------------
                                  Christopher M. McLain
                                  Senior Vice President and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following directors and officers of Transamerica Corporation in the capacities and on the dates indicated.



                                 Principal executive officer:


Date: October 14, 1994           By /s/ FRANK C. HERRINGER
                                    -----------------------------------------
                                    (Frank C. Herringer)
                                    President, Chief Executive Officer and
                                    Director



                                 Principal financial officer:


Date: October 14, 1994           By /s/ EDGAR H. GRUBB
                                    -----------------------------------------
                                    (Edgar H. Grubb)
                                    Executive Vice President and Chief
                                    Financial Officer

                                  Principal accounting officer:


Date: October 14, 1994            By /s/ BURTON E. BROOME
                                  ---------------------------------------------
                                     (Burton E. Broome)
                                     Vice President and Controller



                                  Directors:


Date: October 14, 1994            By                      *
                                     -----------------------------------------
                                     (Myron DuBain)


Date: October 14, 1994            By                      *
                                     -----------------------------------------
                                     (Samuel L. Ginn)


Date: October 14, 1994            By                      *
                                     -----------------------------------------
                                     (James R. Harvey)
                                     Chairman of the Board


Date: October 14, 1994            By                      *
                                     -----------------------------------------
                                     (Gordon E. Moore)


Date: October 14, 1994            By                      *
                                     -----------------------------------------
                                     (Raymond F. O'Brien)


Date: October 14, 1994            By                      *
                                     -----------------------------------------
                                     (Condoleeza Rice)


Date: October 14, 1994            By                      *
                                     -----------------------------------------
                                     (Charles R. Schwab)


Date: October 14, 1994            By                      *
                                     -----------------------------------------
                                     (Forrest R. Shumway)


Date: October 14, 1994            By                      *
                                     -----------------------------------------
                                     (Peter V. Ueberroth)



*By /s/ CHRISTOPHER M. MCLAIN
    ----------------------------------------
    Christopher M. McLain
    As attorney-in-fact

                                 EXHIBIT INDEX


   EXHIBIT
    NO.                                        DOCUMENT                                     PAGE
   ------                                      --------                                     ----
      1.1    Form of Underwriting Agreement
      4.1    Form of Indenture between Transamerica and The First National Bank of
             Chicago, as Trustee..........................................................
      4.2    Form of Supplemental Indenture to Indenture to be used in connection with the issuance of Junior Subordinated Debentures and fixed rate Preferred
             Securities**.................................................................
      4.3    Form of Supplemental Indenture to Indenture to be used in connection with the issuance of Junior Subordinated Debentures and adjustable rate Preferred
             Securities**.................................................................
      4.4    Certificate of Limited Partnership of Transamerica Delaware**................
      4.5    Form of Amended and Restated Agreement of Limited Partnership of Transamerica
             Delaware.....................................................................
      4.6    Form of Preferred Security (included in Exhibit 4.5 above)...................
      4.7    Form of Junior Subordinated Debenture (included in Exhibit 4.2)**............
      4.8    Form of Guarantee Agreement with respect to Preferred Securities**...........
      4.9    Form of Action of General Partner of Transamerica Delaware creating the Fixed
             Rate Preferred Securities....................................................
     4.10    Form of Action of General Partner of Transamerica Delaware creating the
             Adjustable Rate Preferred Securities.........................................
      5.1    Opinion of Christopher M. McLain**...........................................
      5.2    Opinion of Richards, Layton & Finger, P.A**..................................
      8.1    Opinion of Wachtell, Lipton, Rosen & Katz**..................................
     12.1    Computations of consolidated ratio of earnings to fixed charges and consolidated ratio of earnings to combined fixed charges and preferred stock dividends**..................................................................
     23.1    Consent of Ernst & Young LLP.................................................
     23.2    Consent of Coopers & Lybrand.................................................
     23.3    Consent of Christopher M. McLain (included in Exhibit 5.1 above).............
     23.4    Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 8.1 above)....
     23.5    Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2 above)...
     24.1    Powers of Attorney**.........................................................
     25.1    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee under the Indenture**......
     99.1    Audit Report of Coopers & Lybrand on Financial Statements of Sedgwick Group
             plc for the year ended 31 December 1992**....................................
     99.2    Audit Report of Coopers & Lybrand on Financial Statements of Sedgwick Group
             plc for the year ended 31 December 1993**....................................
             ** Previously filed